EXHIBIT (6)

Execution Version

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “First Amendment”), dated as of April 12, 2022, is made by and among Versity EquityCo, LLC, a Delaware limited liability company (“EquityCo”), Versity EquityCo II, LLC, a Delaware limited liability company (“EquityCo II”, and together with EquityCo, the “Borrowers” and each a “Borrower”), the undersigned lenders (the “Lenders”), KHCA Funding LLC, as administrative agent for the Lenders (the “Administrative Agent”), KHCA Funding LLC, as collateral agent for the benefit of the Secured Parties (the “Collateral Agent”), Versity EquityCo Parent, LLC, a Delaware limited liability company (“Original Parent”), Versity EquityCo Parent II, LLC, a Delaware limited liability company (“New Parent”), Versity Investments, LLC, a Delaware limited liability company (“Original Sponsor”), and Versity Invest, LLC, a Delaware limited liability company (“New Sponsor”), Brian Nelson (“Nelson”), Tanya Muro (“Muro”) and Blake Wettengel (“Wettengel”).

WHEREAS, EquityCo, the Lenders, the Administrative Agent and the Collateral Agent entered into that certain Senior Secured Term Loan Agreement, dated as of May 27, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified prior to the First Amendment Effective Date (as defined below), the “Existing Loan Agreement”);

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent desire to amend the Existing Loan Agreement as provided for herein (the Existing Loan Agreement, as amended hereby, the “Amended Loan Agreement”);

WHEREAS, EquityCo entered into that certain Borrower Security Agreement, dated as of May 27, 2021 in favor of the Collateral Agent (the “Existing Borrower Security Agreement”) and EquityCo desires to amend the Existing Borrower Security Agreement as provided for herein;

WHEREAS, Nelson is the sole member of Original Sponsor, a sponsor and syndicator of equity interests in student and multi-family housing projects;

WHEREAS, Original Sponsor is the sole member of Original Parent;

WHEREAS, Original Parent is the sole member of EquityCo;

WHEREAS, Wettengel and Muro are the chief executive officer and chief operating officer, respectively, of Original Sponsor, and their compensation as executives is based, in large part, upon the success of Original Sponsor’s syndication operations;

WHEREAS, Wettengel and Muro have not been permitted to invest equity in Original Sponsor due to outstanding loan obligations of Original Sponsor that do not permit equity transfers in Original Sponsor;

WHEREAS, Original Sponsor makes fees from its syndication activities, as well as, to a much lesser degree, its equity investments in housing projects that it syndicates, and Nelson is the sole beneficiary of such fees, net of expenses of Original Sponsor and profit sharing with Wettengel, Muro and other members of the management team of Original Sponsor;

WHEREAS, Nelson also separately earns material commissions from the sale of equity interests in the housing projects, which commissions are earned by Nelson in his individual capacity and not in his capacity as the sole member of Original Sponsor;

WHEREAS, in order for Original Sponsor to acquire housing projects for syndication, Nelson must guaranty certain obligations owed to acquisition lenders, which guaranties must remain outstanding during the entire term of the acquisition loans, which terms are typically between 7 and 10 years in length;

WHEREAS, absent Nelson’s willingness to guaranty such loan obligations, Original Sponsor would not qualify to acquire housing projects for syndication, and unless Original Sponsor acquires housing projects for syndication, Nelson would not have equity interests to sell for commissions;

WHEREAS, Nelson has indicated that he no longer wishes to guaranty such acquisition loan obligations, due to the length of the term of the obligations, but he desires to continue to sell equity interests in housing projects in order to continue to earn significant commissions on such sales;

WHEREAS, Nelson has requested that his management team, Wettengel and Muro, continue to acquire housing projects for syndication, and replace him as the guarantors on new acquisitions loans, in order to provide Nelson with housing project equity interests that he can sell for commissions;

WHEREAS, Nelson is willing to forgo the fees he would earn on the syndication of equity interest in exchange for being relieved of the obligation to guaranty certain acquisition loan obligations, and in exchange for his management team’s willingness to guaranty acquisition loans in order to provide a future stream of equity interests he can sell for commissions;

WHEREAS, Original Sponsor presently obtains a portion of the funds required to acquire housing projects from the Lenders pursuant to the Existing Loan Agreement, which is guaranteed by Nelson, Original Sponsor and Original Parent;

WHEREAS, the Lenders are presently unwilling to provide funds for housing project acquisitions to Wettengel and Muro based upon their credit alone, but have indicated a willingness to provide funds to Wettengel and Muro if each of Nelson, Original Sponsor and Original Parent continues to co-guaranty the repayment of such funds;

WHEREAS, Nelson is willing to continue to co-guaranty all obligations under the Amended Loan Agreement, including all obligations under the Carve Out Guaranty (as defined in the Amended Loan Agreement and as further amended, restated, or otherwise modified from time to time);

WHEREAS, absent Nelson’s willingness to continue to co-guaranty such obligations, Wettengel and Muro would not qualify for funds under the Amended Loan Agreement and as a result they would be unable to acquire large, quality housing projects, but instead would be limited to acquiring much smaller, less attractive housing projects that do not generate material syndication fees;

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WHEREAS, the success of Wettengel and Muro in acquiring large first-class housing projects for syndication is of material benefit to Nelson, who desires to continue to earn material commissions from the sale of equity interests in such first-class projects; and

WHEREAS, as a result of Nelson requiring his management team to continue to acquire housing projects, Wettengel and Muro have formed New Sponsor, which is the sole member of New Parent, which is the sole member of EquityCo II, and which will be solely owned by Wettengel and Muro, and which will continue to acquire housing projects for syndication;

WHEREAS, Nelson’s willingness to continue to sell equity interest in housing projects acquired by New Sponsor and its subsidiaries is of material benefit to New Sponsor, as the prompt marketing and sale of equity interests is critical to the success of New Sponsor’s proposed syndication business; and

WHEREAS, based on the foregoing, each of Nelson, Old Sponsor, Old Parent, EquityCo, Wettengel, Muro, New Sponsor, New Parent and EquityCo II is expected to benefit, directly or indirectly, from this First Amendment, the Amended Loan Agreement, any extensions of credit thereunder, and each other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

1 .Definitions. Capitalized terms used but not otherwise defined in this First

Amendment shall have the meanings ascribed to such terms in the Existing Loan Agreement.

2. Amendments to Existing Loan Agreement. In reliance on the representations, warranties, covenants, and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, as of the First Amendment Effective Date:

2.1 the body of the Existing Loan Agreement (exclusive of Schedules or Exhibits thereto) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example:stricken text) and by inserting the double-underlined text (indicated textually in the same manner as the following example:double-underlined text) as set forth in the pages attached hereto as Exhibit A.

2.2 Exhibit A to the Existing Loan Agreement shall be amended and restated in its entirety in the form of Exhibit A-1 attached hereto, and Exhibit A-1 attached hereto shall be deemed to be attached as Exhibit A to the Existing Loan Agreement.

2.3 Exhibit B to the Existing Loan Agreement shall be amended and restated in its entirety in the form of Exhibit B-1 attached hereto, and Exhibit B-1 attached hereto shall be deemed to be attached as Exhibit B to the Existing Loan Agreement.

2.4 Exhibit D to the Existing Loan Agreement shall be amended and restated in its entirety in the form of Exhibit D-1 attached hereto, and Exhibit D-1 attached hereto shall be deemed to be attached as Exhibit D to the Existing Loan Agreement.

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2.5 Exhibit E to the Existing Loan Agreement shall be amended and restated in its entirety in the form of Exhibit E-1 attached hereto, and Exhibit E-1 attached hereto shall be deemed to be attached as Exhibit E to the Existing Loan Agreement.

2.6 Exhibit H to the Existing Loan Agreement shall be amended and restated in its entirety in the form of Exhibit H-1 attached hereto, and Exhibit H-1 attached hereto shall be deemed to be attached as Exhibit H to the Existing Loan Agreement.

2.7 Schedule 8.2 attached hereto is hereby added as Schedule 8.2 to the Existing Loan Agreement and shall be deemed to be attached as Schedule 8.2 to the Existing Loan Agreement.

3. Amendments to Existing Borrower Security Agreement. In reliance on the representations, warranties, covenants, and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, as of the First Amendment Effective Date the body of the Existing Borrower Security Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example:stricken text) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached hereto as Exhibit I.

4. Joinder.

4.1 EquityCo II hereby:

(1) accepts the duties and responsibilities of a Borrower under the Amended Loan Agreement, any Notes and the other Loan Documents, and agrees to assume the duties and be bound by each of the obligations of a Borrower and is hereby made a party to, and a Borrower under, the Amended Loan Agreement, any Notes and the other Loan Documents.

(2) makes each of the representations and warranties made by the Borrowers under the Amended Loan Agreement and each other Loan Document, as if each such representation or warranty was set forth herein, mutatis mutandis.

(3) makes each of the covenants and agreements made by the Borrowers under the Amended Loan Agreement and each other Loan Document, as if each such covenant was set forth herein, mutatis mutandis.

(4) certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby, that would constitute an Event of Default or a Default.

(5)(a) agrees it will comply with all the terms and conditions of the Amended Loan Agreement applicable to it as a Borrower as if it were an original signatory thereto and (b) agrees to provide to the Administrative Agent all such documents, instruments, agreements, and certificates reasonably required by the Administrative Agent in connection with its execution of this First Amendment.

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4.2 The representations, covenants, warranties and obligations of each Borrower Party hereunder and under the Amended Loan Agreement and the other Loan Documents shall be joint and several. Each entity that constitutes Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this First Amendment, the Amended Loan Agreement and/or any of the other Loan Documents.

5. Conditions Precedent. This First Amendment shall become effective upon the satisfaction of the following (the date of such satisfaction, the “First Amendment Effective Date”):

5.1 The Administrative Agent shall have received certificate(s), addressed to the Administrative Agent and each Lender, dated as of the First Amendment Effective Date, from each of the Borrower Parties (as defined in the Amended Loan agreement) as to the following, and such certificate(s) shall be accurate in all respects:

5.1.1

the certification of the resolutions, in full force and effect, authorizing, to the extent relevant, the execution, delivery and performance of this First Amendment and each other Loan Document (including, the granting of any security interests by such Borrower Party under the Security Documents to which it is or is to be a party) to be executed by it on the date hereof (together with this First Amendment, the “First Amendment Documents”) and the performance of its obligations contemplated hereby and thereby;

5.1.2

the incumbency and signatures of those Responsible Officers (as defined in the Amended Loan Agreement) who have signed or will sign each First Amendment Document to which the Borrower Parties are or will be parties, or who are, until replaced by another such Responsible Officer duly authorized for such purpose, authorized to act with respect to each First Amendment Document;

5.1.3	the Governing Documents (as defined in the Amended Loan Agreement) for the Borrower Parties;

5.1.4	a recent certificate of good standing for the Borrower Parties from the Secretary of State of the State of Delaware;

5.1.5

certification that (i) each of the conditions precedent to the First Amendment Effective Date has been satisfied in form and substance acceptable to, or waived by, the Administrative Agent and (ii) the representations and warranties contained in the Amended Loan Agreement and each of the Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, “Material Adverse Effect” or like qualification, in which case such representations and warranties are true and correct in all respects);

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5.1.6	certification that each of the Borrower Parties immediately before and after giving effect to the transactions contemplated by the Loan Documents is, and will be, Solvent (as defined in the Amended Loan Agreement);

such certificate(s) to be executed by a Responsible Officer and addressed to the Administrative Agent and each Lender and accompanied by copies of all documents referred to in clauses 5.1.1 through 5.1.6 immediately above, in each case as then in effect, certified to be true, complete and correct and, that, except as provided to the Administrative Agent with the certificate(s), each such document has not been amended, restated, amended and restated, supplemented or modified and is in full force and effect.

5.2 The Administrative Agent shall have received an opinion of Borrowers’ counsel, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lenders may request.

5.3 Each of the First Amendment Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect, and the Administrative Agent and the Collateral Agent shall have received fully executed originals of such First Amendment Documents.

5.4 The Administrative Agent shall have received such other documents from New Sponsor, Original Sponsor, each Borrower, New Parent, Original Parent and each other Guarantor as it may reasonably request.

5.5 [Reserved].

5.6 The filings, recordings and other actions necessary, in the opinion of the Collateral Agent, in order to establish and to perfect the security interests in the Collateral to be granted to the Collateral Agent for the benefit of the Secured Parties have been made or taken or shall be made concurrently.

5.7 To the extent reflected in a statement of such counsel rendered to the Borrower Representative (as defined in the Amended Loan Agreement) prior to the First Amendment Effective Date, the Borrowers shall have paid all reasonable and documented out-of-pocket expenses of Akin Gump Strauss Hauer & Feld LLP, counsel to the Administrative Agent and Collateral Agent, that were incurred in connection with this First Amendment.

6. Representations and Warranties. In order to induce Administrative Agent, Collateral Agent, and the Lenders to enter into this First Amendment, Borrowers represent and warrant to the Lenders, for itself and on behalf of the Borrower Parties, as of the First Amendment Effective Date that:

6.1 Each of the Borrower Parties (a) is duly organized or formed, validly existing and in good standing under the Laws (as defined in the Amended Loan Agreement) of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own its assets and carry on its business, and (y) execute, deliver and perform its obligations under this First Amendment and (c) is in material compliance with all Laws.

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6.2 The execution, delivery and performance by each of the Borrower Parties of this First Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s (as defined in the Amended Loan Agreement) Governing Documents (as defined in the Amended Loan Agreement), (b) conflict with or result in any breach or contravention of, or the creation of any Lien (as defined in the Amended Loan Agreement) under, or require any payment to be made under (i) any Contractual Obligation (as defined in the Amended Loan Agreement) to which such Person is a party or affecting such Person or the assets of such Person or any of its Subsidiaries (as defined in the Amended Loan Agreement) or any joint venture in which it is a member or (ii) any order, injunction, writ or decree of any Governmental Authority (as defined in the Amended Loan Agreement) or any arbitral award to which such Person or its assets is subject, or (c) violate any Law (as defined in the Amended Loan Agreement).

6.3 Other than as required in the ordinary course of business and in connection with the filing or recording of the Security Documents (as defined in the Amended Loan Agreement), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Loan Party, any Guarantor (as defined in the Amended Loan Agreement) or any Sponsor (as defined in the Amended Loan Agreement) of this First Amendment.

6.4 This First Amendment has been duly executed and delivered by each of the Borrower Parties. This First Amendment constitutes a legal, valid and binding obligation of each of the Borrower Parties, enforceable against such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

6.5 The representations and warranties contained in the Amended Loan Agreement and each other Loan Document and certificate delivered to the Administrative Agent or the Lenders pursuant to any Loan Document on or prior to the First Amendment Effective Date are correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

7. Additional Obligations. The Advance on the First Amendment Effective Date in connection with the Core Asset Investment contemplated by Vintage IB, LLC and all Gross Receipts in connection with the sale or syndication of the DST Interests in Vintage, DST shall be deposited into EquityCo’s Collection Account. EquityCo II shall open the Accounts at the Deposit Bank and enter into a DACA Agreement with the Deposit Bank and Administrative Agent pursuant to Section 10 of the Amended Loan Agreement prior to any additional Advances, and in any event within 21 days after the First Amendment Effective Date. All Gross Receipts shall be deposited into an Account covered by a DACA Agreement.

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8. Scope of Amendment.

8.1 Except as expressly modified by Section 2 hereof, the Existing Loan Agreement shall remain in full force and effect on and after the date hereof. Each reference in the Existing Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Amended Loan Agreement, and each reference to the Existing Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Existing Loan Agreement shall mean and be a reference to the Amended Loan Agreement, and each reference to any other Loan Document in any other document, instrument or agreement executed and/or delivered in connection with the Existing Loan Agreement or the Amended Loan Agreement shall mean and be a reference to such other Loan Document, as amended by this First Amendment, as applicable.

9. Borrower Representative. Each Borrower hereby designates EquityCo II as the Borrower Representative (as defined in the Amended Loan Agreement) as its representative and agent on its behalf for the purposes of issuing Funding Requests, giving instructions with respect to the disbursement of the proceeds of the Advances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents (as defined in the Amended Loan Agreement) and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Lenders and the Administrative Agent may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

10. No Waiver. Neither the execution by the Administrative Agent, the Collateral Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent, the Collateral Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent, the Collateral Agent or the Lenders of any Defaults or Events of Default that may exist, that may have occurred prior to the First Amendment Effective Date under the Existing Loan Agreement or that may occur in the future under the Amended Loan Agreement and/or the other Loan Documents. Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s, the Collateral Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default or (b) constitute any course of dealing or other basis for altering any obligation of any Loan Party or any right, privilege or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Existing Loan Agreement, the other Loan Documents, or any other contract or instrument.

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11. Ratification. Each of the Borrowers, the Parents, the Sponsors, and the Guarantors (i) confirms and ratifies all of its obligations under the Loan Documents to which it is party, in each case immediately after giving effect to this First Amendment, including its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is party, and (ii) agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each Loan Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect in accordance with their terms and, as applicable, shall guarantee and secure all Obligations (as defined in the Existing Loan Agreement), as modified pursuant to this First Amendment.

12. Release.

12.1 In consideration of the agreements of the Administrative Agent, Collateral Agent and the Lenders party hereto contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Secured Parties, its successors and assigns, and its direct and indirect owners, partners, members, managers, affiliates, subsidiaries, divisions, directors, officers, employees and agents (the Secured Parties and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Borrower Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in each case arising in connection with this Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

12.2 Each Borrower Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

12.3 Each Borrower Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

12.4 In entering into this First Amendment, each Borrower Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The release set forth herein shall survive the termination of this First Amendment and the Loan Documents and the payment in full of the Obligations.

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12.5 Each Borrower Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

13. Conflicts. To the extent there may be a conflict between the terms of this First Amendment, on the one hand, and the Existing Loan Agreement or any other Loan Document, on the other hand, the terms of this First Amendment shall control.

14. Governing Law. This First Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

15. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This First Amendment shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment. Delivery of any executed counterpart of this First Amendment by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this First Amendment. Any party delivering an executed counterpart by facsimile TIFF, or PDF shall also deliver a manually executed counterpart of this First Amendment, but failure to do so shall not affect the validity, enforceability or binding effect of this First Amendment.

16. Payment of Expenses. Borrowers jointly and severally agree to pay or reimburse the Administrative Agent and Collateral Agent for all reasonable and documented out-of-pocket expenses incurred in connection with this First Amendment in accordance with Section 13.4 of the Amended Loan Agreement.

17. NO ORAL AGREEMENT. THIS WRITTEN FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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18. Severability. If any provision of this First Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this First Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Successors and Assigns. The provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (in each case, as permitted by Section 13.6 of the Amended Loan Agreement).

20. Loan Document. This First Amendment shall constitute a “Loan Document” under and as defined in Section 1.1 of the Amended Loan Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed and delivered under seal as of the date first set forth above.

BORROWERS:

VERSITY EQUITYCO, LLC,
a Delaware limited liability company

By: Versity Investments, LLC, a Delaware limited liability company, its Manager

By:

Title:	Authorized Signatory

VERSITY EQUITYCO II, LLC, a Delaware limited liability company

By: Versity Invest, LLC, a Delaware limited liability company, its Manager

By:
Name:	Ta Muro
Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

ADMINISTRATIVE AGENT:

MICA FUNDING LLC

By: Crayhill Principal Strategies Partners LLC,
its Manager

By:
Name:	Joshua P. Eaton
Title:	President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

COLLATERAL AGENT:

MICA FUNDING LLC

By: Crayhill Principal Strategies Partners LLC,
its Manager

By:
Name:	Joshua P. Eaton
Title:	President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

LENDER:

KNIGHTS HILL IRELAND II DAC

By: Crayhill Capital Management LP,
its Investment Manager

By:
Name:	Joshua P. Eaton
Title:	Managing Partner

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

PARENTS:

VERSITY EQUITYCO PARENT, LLC,
a Delaware limited liability company

By: Versity Investments, LLC, a Delaware limited liability company, its Manager

By:
Name:	Brian Nelson
Title:	Authorized Signatory

VERSITY EQUITYCO PARENT II, LLC, a Delaware limited liability company

By: Versity Invest, LLC, a Delaware limited liability company, its Manager

By:
Name:	any uro
Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

SPONSORS:

VERSITY INVESTMENTS, LLC, a Delaware limited liability company

By:
Name:	Nelson
Title:	Authorized Signatory

VERSITY INVEST, LLC, a Delaware limited liability company

By:
Name:	Tanya Muro
Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

NELSON:

BRIIT NELSON

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to First Amendment

WETTENGEL:

BLAKE WETTEN L

Signature Page to First Amendment

Exhibit A

Loan Agreement

[see attached]

EXECUTIONVERSION Execution Version

SENIOR SECURED TERM LOAN AGREEMENT

Dated as of May 27, 2021

among

VERSITY EQUITYCO, LLC, as Borrower,

VERSITY EQUITYCO II, LLC, as Borrower and as Borrower Representative,

THE BORROWERS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

KHCA FUNDING LLC, as Administrative Agent

and

KHCA FUNDING LLC, as Collateral Agent

i

ii

Section 8.6	Preservation of Existence, Etc.	63
Section 8.7	Maintenance of Properties	64
Section 8.8	Maintenance of Insurance	64
Section 8.9	Compliance	65
Section 8.10	Books and Records	65
Section 8.11	Intangible, Recording and Stamp Tax	65
Section 8.12	Further Assurances	66
Section 8.13	Special Covenants Relating to Collateral	66
Section 8.14	Performance under Contractual Obligations	67
Section 8.15	Owned DSTs; Failure to Syndicate DST Interests	67
Section 8.16	Change of Control and Ownership of the Borrower and the Depositors	69
Section 8.17	Accounts	69
Section 8.18	Single Purpose Entity/Separateness	69

ARTICLE 9 NEGATIVE COVENANTS		74

Section 9.1	Other Indebtedness	74
Section 9.2	Other Liens	75
Section 9.3	Dispositions	76
Section 9.4	Investments	77
Section 9.5	Material Agreement; Fundamental Changes	78
Section 9.6	Transactions with Affiliates	78
Section 9.7	Permitted Payments	78
Section 9.8	Margin Regulations	78
Section 9.9	No Other Negative Pledge	78
Section 9.10	No Change in Fiscal Year	79
Section 9.11	Stay, Extension and Usury Laws	79
Section 9.12	No Subsidiaries; No Pledge of Equity Interests	79
Section 9.13	Litigation	79
Section 9.14	Use of Proceeds	79
Section 9.15	Governing Documents	79
Section 9.16	Principal Place of Business	79
Section 9.17	Key Service Providers	79
Section 9.18	Conduct of Business	80
Section 9.19	Core Asset Investments	80
Section 9.20	Approved Budget	88
Section 9.21	Operating Expenses	80
Section 9.22	No Employees	80
Section 9.23	Senior Mortgage Loan	80
Section 9.24	Division/Series	81

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EXHIBITS:

Exhibit A – Form of Note

Exhibit B – Form of Assignment and Assumption

Exhibit C – [Reserved]

Exhibit D – Form of Compliance Certificate

Exhibit E – Form of Depositor Operating Agreement

Exhibit F – Form of DST Trust Agreement

Exhibit G – Eligibility Criteria

Exhibit H – Form of Lender Joinder Agreement

SCHEDULES:

Schedule A – DST Interests Syndication Costs

Schedule 3.3 – Investment Memo Content

Schedule 7.16 – Environmental Matters

Schedule 8.2 – Borrower’s Borrowers’ Operating Budget Budgets

Schedule 13.17 – Borrower’s Borrower Representative’s Authorized Signors

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SENIOR SECURED TERM LOAN AGREEMENT

THIS SENIOR SECURED TERM LOAN AGREEMENT, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022  (as the same may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among Versity EquityCo, LLC, a Delaware limited liability company (“EquityCo”), as a borrower, Versity EquityCo II, LLC, a Delaware limited liability company (“EquityCo II” ,  together with its Subsidiaries and itsEquityCo and their successors and assigns, the “Borrowers” and each a “Borrower”), and as the initial representative of all of the borrowers (in such capacity, the “Borrower Representative”), the lenders from time to time party hereto, KHCA FUNDING LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and KHCA FUNDING LLC, as collateral agent for the benefit of the Secured Parties (together with its successors and assigns, in such capacity, the “Collateral Agent”).

WHEREAS, subject to the terms and conditions of this Agreement and the other Loan Documents, Borrower hason the Closing Date EquityCo requested that the Lenders extend, and the Lenders have  agreed to extend, a senior secured loan to Borrower in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (which may be further  increased by Administrative Agent up to an aggregate principal amount of up to Two Hundred Million Dollars ($200,000,000) in accordance with the terms herein) for the uses provided for herein, and Borrower isBorrowers are willing to grant security interests in the Collateral to the Collateral Agent for the benefit of the Secured Parties in order to secure Borrower’s Borrowers’ obligations hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the meanings set forth below:

“Accounts” means any checking, savings or other deposit account maintained by the BorrowerBorrowers (including the Collection AccountAccounts and the Sub-Accounts). All funds in each Account shall be conclusively presumed to be Collateral or the proceeds of Collateral and neither the Collateral Agent nor any Lender shall have any duty to inquire as to the source of the amounts on deposit in any Account.

“Act” has the meaning assigned to such term in Section 8.18(c).

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Agent Fees and Expenses” means all costs, fees, charges, indemnities and other obligations due and payable to Administrative Agent, Collateral Agent or the Lenders under the express terms of the Loan Documents (other than payments of principal and interest).

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“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the signature page, or such other address or account as Administrative Agent may from time to time notify to the Borrower Representative  and the Lenders.

“Advance” means an advance of any portion of the Loan Amount pursuant to the provisions of this Agreement.

“Advance Amount” means, with respect to any Approved Core Asset Investment, the lesser of (a) eighty-seven and one-half percent (87.5%) of the Junior Capital of such Approved Core Asset Investment and (b) ninety-five percent (95.0%) of the Core Asset Costs of such Approved Core Asset Investment.

“Advance Date” means the date on which any Advance is made.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, under no circumstance shall any of the Administrative Agent, the Collateral Agent or any Lender or any of their respective Affiliates be deemed to be an Affiliate of any of the Borrower Parties or any Owned DST for purposes of this Agreement or any other Loan Document.

“Affiliate Management Fee” means any management or other fee payable to any Borrower Party or any of itstheir Affiliates pursuant to any Asset Management Agreement or Property Management Agreement.

“Affiliate Purchase” has the meaning specified in Section 8.15(b)Section 8.15(b).

“Agent” means Administrative Agent or Collateral Agent, as applicable.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Terrorism Law” means each of: (a) the Executive Order, (b) the Patriot Act, (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956, and (d) any other Law now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Percentage” means with respect to any Lender as of any date, the percentage (carried out to the ninth decimal place) of the Principal Amount of the Loan owed to such Lender at such time.

“Applicable Rate” means a rate per annum equal to twelve and one-half percent (12.50%) compounded monthly.

“Approved Budget” has the meaning specified in Section 8.2Section 8.2.

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“Approved Core Asset Investment” means each Core Asset Investment for which (a) Final Approval has been obtained pursuant to Article 3Article 3, (b) an Owned DST has acquired the applicable Core Asset or 100% of the Equity Interests in an entity that owns the applicable Core Asset and (c) Parent has made the Required Equity Contribution on or prior to the Disbursement Date with respect to the applicable Core Asset Investment.

“Asset Management Agreement” means individually and collectively, as applicable, each management agreement entered into by an Owned DST (or a wholly owned Subsidiary thereof) with respect to the ownership, operation or administration of such Owned DST (or wholly owned Subsidiary) or Owned Core Asset.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6(a)) or any other transferee or assignee of a Lender’s interest approved by the Borrower Representative  in accordance with Section 13.6(a), and accepted by Administrative Agent, in substantially the form of Exhibit “B” attached hereto and made a part hereof or any other form approved by Administrative Agent.

“Available Cash” means as of any date of determination, the amounts on deposit in the Collection Account on such date.

“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Collateral; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets; (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (h) to take action in furtherance of any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.

“Bankruptcy Event” means any of the following: if a receiver, liquidator or trustee shall be appointed for any Borrower Party or if any Borrower Party shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower Party, or if any proceeding for the dissolution, liquidation, insolvency, bankruptcy or wind-up (voluntary or involuntary) of any Borrower Party shall be instituted.

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“Borrower” has the meaning and “Borrowers” have the meanings assigned to such termterms in the preamble hereto.

“Borrower’s Knowledge” means the actual knowledge of eachany Borrower Party after commercially reasonable investigation and inquiry.

“Borrower Operating Agreement” means that certain  Amended and Restated Limited Liability Company Agreement of Borrower, dated as of  the date hereof, by and between Parent, as the sole member, and Sponsor, as the manager, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Borrower Party” means, individually and collectively, the Loan Parties, the SponsorSponsors, and the Guarantors.

“Borrower Pledge AgreementAgreements” means (i) with respect to EquityCo,  that certain Pledge Agreement, dated as of the date hereof, pursuant to which BorrowerEquityCo pledged all of its Equity Interests in each EquityCo  Depositor (whether now existing or hereafter from time to time arising or acquired) in favor of Collateral Agent for the benefit of the Secured Parties all as set forth in thesuch Borrower Pledge Agreement, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

, (ii) with respect to EquityCo II,  “Borrower Security Agreement” means that certain SecurityPledge Agreement, dated as of the date hereof, between the Borrower, on the one hand, and theApril 12, 2022, pursuant to which EquityCo II pledged all of its Equity Interests in each EquityCo II Depositor (whether now existing or hereafter from time to time arising or acquired) in favor of Collateral Agent, on the other hand for the benefit of the Secured Parties all as set forth in such Borrower Pledge Agreement, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time and (iii) any additional Pledge Agreement entered into by a Borrower for the benefit of the Secured Parties.

“Borrower Representative” has the meaning set forth in the preamble hereto.

“Broker Dealer” means (i) Emerson Equity LLC or (ii) another managing broker dealer hired by the Signatory Trustee/Manager and approved by Administrative Agent to syndicate the DST Interests (not to be unreasonably withheld, conditioned or delayed).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the city in which the corporate trust office of the Administrative Agent is located.

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“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out Guaranty” means that certain Amended and Restated  Carve-Out Guaranty of even date herewith executed by Guarantorthe Original Guarantors and New Guarantors in favor of the Administrative Agent for the benefit of the Lenders, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time and any additional Carve-Out Guaranties entered into by any Guarantor for the benefit of the Lenders.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States and (f) any other assets approved by Administrative Agent from time to time; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“Cash Interest” has the meaning specified in Section 4.4(a)Section 4.4(a).

“Change of Control” means an event or series of events by which, without the consent of the Administrative Agent:

(a) Brian Nelson shall cease to own, legally and beneficially, 100% of the combined Equity Interests of Original Sponsor;

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(b) Original Sponsor shall cease to own, legally and beneficially, 100% of the combined Equity Interests of Original Parent;

(c) Original Parent shall cease to own, legally and beneficially, 100% of the combined Equity Interests of Borrower EquityCo;

(d) Borrower EquityCo shall cease to own, legally and beneficially, 100% of the combined Equity Interests of each any EquityCo Depositor;

( ) The Depositors shall, collectively, cease to own, legally and beneficially, 100% of the DST Interests in each DST of its DSTs except to the extent such DST Interests are redeemed by the DST pursuant to the terms, and subject to the conditions, set forth in the applicable DST Trust Agreement;

(b) Brian Nelson shall cease to Control (directly or indirectly) any of Original Sponsor, Original Parent or BorrowerEquityCo;

(d) Tanya Muro and Blake Wettengel shall cease to own, legally and beneficially, 100% of the combined Equity Interests of New Sponsor;

(h) New Sponsor shall cease to own, legally and beneficially, 100% of the combined Equity Interests of New Parent;

(i) New Parent shall cease to own, legally and beneficially, 100% of the combined Equity Interests of EquityCo II;

(j) EqutiyCo II shall cease to own, legally and beneficially, 100% of the combined Equity Interests of any EquityCo II Depositor;

(k) Tanya Muro and Blake Wettenegel shall cease to Control (directly or indirectly) any of New Sponsor, New Parent or EquityCo II;

(gl) The Signatory Trustee/Manager of any EquityCo Owned DST shall be any Person other than a direct or indirect Subsidiary of Original Sponsor;

(m) The Signatory Trustee/Manager of any EquityCo II Owned DST shall be any Person other than a direct or indirect Subsidiary of New Sponsor;

(hn) Any Borrower Party or any Owned DST (or its wholly owned Subsidiary) shall consolidate or merge with any other Person;

(io) Original Sponsor, New Sponsor or any other Borrower Party Disposes of any material portion of its assets other than in a Permitted DST Interests Redemption, or

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(jp) Any Borrower Party or any Owned DST (or its wholly owned Subsidiary) adopts a plan relating to its liquidation or dissolution.

“Claims” has the meaning specified in Section 13.4(b).

“Closing Advance” has the meaning specified inSection2.3Section 2.3.

“Closing Date” means a date selected bythe Administrative Agentoccurring within three (3) Business Days following such date asall of theconditions precedent in Section 6.1 are satisfied or waived by the Administrative Agent May 27, 2021.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means all assets securing or intending to secure the Obligations, including the collateral pledged pursuant to the Security Documents.

“Collateral Agent” has the meaning specified in the preamble to this Agreement.

“Collection Account” means the account of the Borrower maintained at the Deposit Bank and named the “Collection Account”.

“Collection Accounts” means (i) with respect to EquityCo, the account of EquityCo maintained at the Deposit Bank and named the “Collection Account” and (ii) with respect to EquityCo II, the account of EquityCo II maintained at the Deposit Bank and named the “Collection Account”.

“Commitment Termination Event” means a written notice from the Administrative Agent to the BorrowerRepresentative that the Administrative Agent has determined that any of the following events has occurred and is continuing:

(a) the failure of the Loan Parties to draw at least Twenty-Five Million and 00/100 Dollars ($25,000,000) of Advances in the aggregate for the acquisition of Approved Core Assets prior to the first anniversary of the Closing Date;

(b) as of any date of determination (i) during the three hundredsixtyfivesixty-five (365) days prior to such date of determination, two (2) or more Approved Core Asset Investments were Uncured Delinquent Assets or (ii) the outstanding Advances made with respect to any group of Uncured Delinquent Assets constitute more thanthirtyfivethirty-five percent (35.00%) of all Advances (excluding Advances made on any Uncured Delinquent Asset) outstanding as of such date;

(c) the Administrative Agent provides written notice to the BorrowerRepresentative that the Administrative Agent has determined that an amendment to Section 1031 of the U.S. Internal Revenue Code or to any of the rules and regulations governing deferred like-kind exchanges has or could reasonably be expected to have a material adverse effect on the syndication of DST Interests;

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(d) the Borrower Representative, after consultation with the Administrative Agent, provides written notice to the Administrative Agent that it has reasonably determined in good faith that an amendment to Section 1031 of the U.S. Internal Revenue Code or to any of the rules and regulations governing deferred like-kind exchanges has had a Material Adverse Effect on the Loan Parties’ syndication of the DST Interests;

(e) the occurrence of a Key-PersonKeyPerson Event; or

(f) the occurrence and continuation of a Default.

For the avoidance of doubt, a Commitment Termination Event does not itself constitute an Event of Default and Available Cash shall during the period of any Commitment Termination Event continue to be applied as provided for in Section10.4Section 10.4 so long as no Event of Default has occurred and is continuing.

“Compliance Certificate” means a compliance certificate, in substantially the form of Exhibit D attached hereto and made a part hereof or any other form approved by Administrative Agent.

“Contract” means any and all contracts, instruments, agreements, leases, invoices, notes or undertaking.

“Contractual Obligation” means, as to any Person, any provision of any Contract to which such Person is a party or by which it or any of its property is bound.

“Control” (including the correlative meanings, the terms, “controlling”, “controlled by” and “under common control with”) of any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Convertible Fund Loan” means an unsecured loan made by the Fund to theany Sponsor to fund a Core Asset Equity Contribution that may be converted into DST Interests in such Owned DST only (i) at any time prior to the expiration of the Reinvestment Period for such Owned DST, after the accounts described in clauses (i) through (xi) of Section 10.4(c) are fully funded, and (ii) at any time after the expiration of the Reinvestment Period for such Owned DST, after the accounts described in clauses (i) through (vii) of Section 10.4(d) are fully funded.

“Core Asset” means a commercial Real Estate property that satisfies the Eligibility Criteria (except to the extent waived by the Administrative Agent).

“Core Asset Cost Account” means(i) with respect to EquityCo, the account, or sub-account of the Collection Account, of the Borrower EquityCo maintained at the Deposit Bank and named the “Core Asset Cost Account” and (ii) with respect to EquityCo II, the account, or sub-account of the Collection Account, of EquityCo II maintained at the Deposit Bank and named the “Core Asset Cost Account”.

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“Core Asset Costs” means, with respect to each Core Asset Investment and without duplication, (a) the cash purchase price actually paid by an Owned DST (or wholly owned Subsidiary) or other Borrower Party to acquire such Core Asset Investment, plus (b) third-party, out-of-pocket expenses incurred in connection with due diligence investigations and negotiations actually paid by such Owned DST (or wholly owned Subsidiary) or other Borrower Party in connection with such acquisition (including to the extent not added under clause (c) below, those amounts incurred in connection with any related Senior Mortgage Loan) plus (c) all closing costs (i.e. transfer taxes, deed stamps, recording costs, title premiums, loan brokerage commissions, real estate brokerage commissions, prorations and escrow fees) actually paid by such Owned DST (or wholly owned Subsidiary) or other Borrower Party in connection with such acquisition and any related Senior Mortgage Loan.

“Core Asset Equity Contribution” has the meaning described in the definition of “Required Equity Contribution”.

“Core Asset Investment” means an acquisition by an Owned DST of an Approved Core Asset or 100% of the Equity Interests in an entity that owns an Approved Core Asset that is eligible for investment pursuant to the terms and conditions provided for in this Agreement and the other Loan Documents if such investment receives Final Approval.

“Cured Delinquent Asset” means a Delinquent Asset with respect to which aany Guarantor, or an Affiliate thereof (other than any Loan Party or other Owned DST (or wholly owned subsidiary thereof)), purchases all (but not less than all) of the DST Interests in the applicable DST owned by a Depositor pursuant to an Affiliate Purchase; provided that no more than two Delinquent Assets during any twelve (12) month period shall constitute Cured Delinquent Assets. For illustrative purposes, if a Guarantor, or an Affiliate thereof (other than any Loan Party or other Owned DST (or wholly owned subsidiary thereof)), purchases all (but not less than all) of the DST Interests in a Delinquent Asset in an Affiliate Purchase, the first two (in order of the time at which the Affiliate Purchase occurs) will constitute Cured Delinquent Assets and the third will constitute an Uncured Delinquent Asset.

“DACA Agreement” or “DACA” means, with respect to any Account established by theany Borrower, an agreement in form and substance satisfactory to the Collateral Agent establishing “control” (as defined in the UCC) of such Account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of an Event of Default, to comply only with the instructions originated by the Collateral Agent, without the further consent of theany Borrower or any other Loan Party all as set forth in such DACA Agreement, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Debtor Relief Laws” means each of the (a) the Bankruptcy Code, and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Default” means any event, act or condition described in Section 11.1Section 11.1 that is, with the giving of notice, lapse of time, or both, and would, unless cured or waived, constitute an Event of Default.

“Default Rate” means an interest rate equal seventeen percent (17.0%) per annum compounded monthly.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of an Advance when required hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Delinquent Asset” means, with respect to any Approved Core Asset Investment, the occurrence of any of (i) the failure of a Borrower to consummate the sale of at least ten percent (10%) of DST Interests in the applicable Owned DST as part of the syndication of the DST Interests in such Owned DST on or prior to ninety (90) days following the acquisition date of the applicable Owned Core Asset, (ii) failure of a Borrower to consummate the sale of at least fifty percent (50%) of the DST Interests in the applicable Owned DST as part of the syndication of the DST Interests in such Owned DST on or prior to one hundred and fifty (150) days following the acquisition date of the applicable Owned Core Asset, or (iii) the failure the applicable Owned DST to fully redeem the DST Interests issued by such Owned DST on or prior to two hundred and seventy (270)] days of the acquisition date of the applicable Owned Core Asset.

“Deposit Bank” means CitiBank, N.A. or such other bank or banks selected by Administrative Agent to maintain the Collection Account and all other Accounts. Administrative Agent may request that Borrower change the Deposit Bank from time to time.

“Depositor” means a Delaware limited liability company whether existing on the Closing Date or hereafter existing (i) that complies with the provisions of this Agreement applicable to a Depositor, (ii) has a Governing Document consisting of a Depositor Operating Agreement, (iii) 100% of the Equity Interests in such Depositor is owned by any Borrower, and (iv) such Depositor is controlled by any  Borrower.

“Depositor Operating Agreement” means, with respect to each Depositor, such Depositor’s limited liability company operating agreement in substantially the form of Exhibit E attached hereto.

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“Designated Person” means any Person who (a) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (b) (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (c) (i) is an agency of the government of a country, (ii) an organization controlled by a country, or (iii) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Direct Sale Assets” has the meaning specified in Section 8.15(b)(i).

“Disability” means with respect to any Person, (a) any illness or physical or mental disability or incapacity that substantially prevents such Person from performing the functions and services currently being performed by such Person with respect to the Versity DST Business that has continued for at least one hundred eighty (180) days in any three hundred and sixty (360) day period or (b) such Person is eligible to receive long-term disability benefits under any plan or policy available to him (including a state-sponsored program). Any dispute as to whether or not such Person is disabled within the meaning of the preceding sentence shall be resolved by a qualified, independent physician reasonably satisfactory to the applicable  Borrower and Administrative Agent, and the determination of such physician shall be final and binding upon both the applicable  Borrower and Administrative Agent. All fees and expenses of any such physician shall be borne solely by the applicable  Borrower.

“Disbursement” means a disbursement from the Core Asset Costs Account pursuant to Section 2.4(a)Section 2.4(a).

“Disbursement Date” means the date a Disbursement is made.

“Disposition” or “Dispose” means, with respect to any Person, the sale, lease, sale and leaseback, assignment, conveyance, transfer, division or other voluntary disposition (whether in one transaction or series of transactions) of any property (including, without limitation, any Equity Interests) by such Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and including any Expropriation of any property of such Person. For the avoidance of doubt, the entry by any DST into any Master Lease, tenant lease or license agreement for all or any portion of any Core Asset or the Expropriation of all or any portion of any Core Asset shall not constitute a “Disposition” hereunder.

“Division/Series Transaction” means, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.

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“Dollar” and “$” mean dollars in lawful money of the United States.

“Draw Fee” means, with respect to each Approved Core Asset Investment, two percent (2.0%) of the aggregate Advance Amount for such Approved Core Asset Investment, which shall be deemed earned on the date of the acquisition of the applicable Approved Core Asset; fifty percent (50%) of such Draw Fee shall be paid on such date and the other fifty percent (50%) of such Draw Fee shall be paid as provided for in Section 10.4.

“Draw Fee Equity Contribution” has the meaning described in the definition of “Required Equity Contribution”.

“DST” means a Delaware Statutory Trust whether existing on the Closing Date or hereafter existing (i) that is subject to a DST Trust Agreement, (ii) with respect to which all of its DST Interests will be held by a Depositor on the date the DST acquires a Core Asset and (iii) with respect to which the signatory trustee and sole manager is a direct or indirect Subsidiary of a Sponsor (each a “Signatory Trustee/Manager”).

“DST Interests” means beneficial ownership interests in a DST that owns a Core Asset pursuant to the terms of the applicable DST Trust Agreement.

“DST Interests Syndication Costs” means all sales commissions actually paid by a Loan Party or Owned DST in connection with the syndication or sale of DST Interests, which shall not exceed the amounts set forth on Schedule A attached hereto with respect to any Owned DST.

“DST Reserve Account” means a reserve account of the applicable Owned DST that is separate from the reserve accounts established by the applicable Owned DST pursuant to its Senior Mortgage Loan Documents.

“DST Trust Agreement” means, with respect to each DST, such DST’s trust agreement in substantially the form of Exhibit F attached hereto.

“Eligibility Criteria” has the meaning specified in Section 3.4(c)Section 3.4(c).

“Eligible Account” means an identifiable account separate from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in any case a combined capital and surplus of at least Seventy Five Million and No/100 Dollars ($75,000,000.00) and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

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“Eligible Assignee” means any Person (other than a natural person) that is not a Designated Person; provided that notwithstanding the forgoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.

“Eligible Core Asset” means, as of the date of determination, those Core Assets that satisfy all of the conditions set forth in Section 3.4Section 3.4.

“Eligible Institution” means a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ by S&P, P-1 by Moody’s, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.

“Eligible Participant” means any Person (other than a natural person) that is not a Designated Person; provided that notwithstanding the foregoing, “Eligible Participant” shall not include Borrower or any of Borrower’s Affiliates.

“Environmental Laws” means any and all Laws relating to the creation or discharge of hazardous waste, air pollutants, water pollutants or process wastewater or otherwise relating to the environmental condition of any property or Hazardous Materials including the Federal Toxic Substances Control Act (“TCSA”), the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Water Pollution Control Act (“CWA”), the Federal Resource and Conservation and Recovery Act of 1976 (“RCRA”) or the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Hazardous Materials Transportation Act, the Solid Waste Management Act (“ SWMA”) and the regulations of the Federal Environmental Protection Agency now or at any time hereafter in effect.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of  any  Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any Environmental Law or Hazardous Materials.

“EquityCo” has the meaning specified in the preamble hereto.

“EquityCo II” has the meaning specified in the preamble hereto.

“EquityCo Depositor” means, any Depositor owned directly or indirectly by EquityCo.

“EquityCo II Depositor” means, any Depositor owned directly or indirectly by EquityCo II.

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“EquityCo Owned DST” means an Owned DST owned directory or indirectly by EquityCo.

“EquityCo II Owned DST” means an Owned DST owned directory or indirectly by EquityCo II.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 11.1Section 11.1.

“Excluded Amounts” means Required Equity Contributions, DST Interests Syndication Costs, Loan Proceeds, and amounts distributed to theany Borrower pursuant to Section 10.4Section 10.4.

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or any Owned DST hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located, or, in the case of any Lender that is a bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Loan Party or any Owned DST is located (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or, if it is a bank, designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law after such Foreign Lender becomes a party hereto) to comply with Section 4.1, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (if it is a bank) or assignment, to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 4.1, (a) and (d) any U.S. federal withholding taxes imposed on amounts payable by any  Borrower pursuant to FATCA.

“Exclusivity and ROFO Agreement” means that certain Amended and Restated  Exclusivity and Right of First Offer Agreement of even date herewith, dated as of April 12, 2022, executed by and among Crayhill Capital Management LP, a Delaware limited partnership, Administrative Agent, and each of the Borrower Parties.EquityCo, EquityCo II, Original Parent, New Parent, Brian Nelson, Tanya Muro, Blake Wettengel, New Sponsor and Original Sponsor in each case  as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

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“Executive Order” means Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support

Terrorism issued on 23rd September, 2001, as amended by Order No. 132684, as so amended.

“Expropriation” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Owned Core Assets, by any agency, department, authority, commission, board, instrumentality or political subdivision or another Governmental Authority having jurisdiction.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpolations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of the foregoing, and non-U.S. implementing laws, regulations and official administrative guidance to the extent implementing such intergovernmental agreements.

“Final Approval” has the meaning specified in Section 3.3Section 3.3.

“Final Investment Memo” has the meaning specified in Section 3.3Section 3.3.

“First Amendment” means that certain  First Amendment, dated as of  April 12, 2022, among EquityCo, EquityCo II, Parents, Sponsors, Guarantors, Administrative Agent, Collateral Agent and Lender.

“First Amendment Effective Date” means April 12, 2022.

“First Extended Maturity Date” has the meaning specified in the definition of Scheduled Maturity Date.

“First Extension Option” has the meaning specified in the definition of Scheduled Maturity DateReinvestment Period.

“First Extension Notice” has the meaning specified in the definition of Scheduled Maturity DateReinvestment Period.

“Fiscal Quarter” means each of the calendar quarters during any Fiscal Year, except that the first Fiscal Quarter following the Closing Date shall commence on the Closing Date and end on June 30, 2021 and the last Fiscal Quarter during the term of this Agreement shall begin on the first day following the end of the immediately preceding Fiscal Quarter and end on the Maturity Date.

“Fiscal Year” means any period of twelve (12) consecutive months ending on December 31st of any calendar year, except that the first Fiscal Year following the Closing Date shall commence on the Closing Date and end on December 31, 2021 and the last Fiscal Year during the term of this Agreement shall begin on the first day following the end of the immediately preceding Fiscal Year and end on the Maturity Date.

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“Fitch” means Fitch, Inc.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States for federal income tax purposes. For purposes of this definition, the United States shall be deemed to include each State thereof and the District of Columbia.

“Fund” means an investment fund or Person that makes one or more unsecured loans to any  Sponsor, for use by any  Sponsor, among other uses, to acquire Owned Core Assets.

“Funding Request” has the meaning specified in Section 2.2(b)Section 2.2(b).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Documents” means (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust agreement or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; (b) any certificate of designation or instrument relating to the rights of holders (including preferred shareholders) of Equity Interests in such entity; and (c) any shareholder rights agreement, voting trusts or other similar agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Greenlight Approval” has the meaning specified in Section 3.1Section 3.1.

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“Gross Receipts” shall mean, without duplication, all amounts received by any Borrower Party other than Excluded Amounts derived from any source with respect to the Versity DST Business whatsoever including (a) all distributions from an Owned DST to a Borrower Party arising from the ownership and operation of an Owned Core Asset, (b) all amounts received by any Borrower Party or Owned DST (including any sponsor fees) with respect to the sale or syndication of DST Interests in an Owned DST, (c) all amounts received by any Borrower Party or Owned DST (or any wholly owned Subsidiary of an Owned DST) with respect to the Disposition of an Owned Core Asset or the Equity Interests in a Subsidiary of an Owned DST (net of third-party broker commissions paid or payable to any Person other than a Borrower Party or Owned DST or their respective Affiliates in connection with such Disposition), (d) any broker commissions or other fees or concessions (including any sponsor fees) paid or payable or provided to any Borrower Party with respect to the acquisition or Disposition of an Owned Core Asset or the Equity Interests in a Subsidiary of an Owned DST, (e) all insurance proceeds, condemnation awards, rents, leasehold payments and similar payments received in connection with any Owned Core Asset and (f) all amounts paid by any Property Manager, asset manager under an Asset Management Agreement or lessee under a Master Lease to a Loan Party. For the avoidance of doubt, in no event shall Gross Receipts include any funds pledged to any Senior Mortgage Lender under the applicable Senior Mortgage Loan Documents or payable to any DST investor other than Depositor pursuant to the applicable DST Trust Agreement, any reserves which are required to be maintained pursuant to any Senior Mortgage Loan Documents or any DST Trust Agreement or any income of any Owned DST (or wholly owned Subsidiary) which is applied to pay the operating expenses of such Owned DST and the applicable Owned Core Asset or is otherwise applied in satisfaction of the Owned DST’s (or wholly owned Subsidiary’s) liabilities.

“Guarantee” or “Guaranty” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantor” means, individually and collectively, the Parent, the Sponsor, and Brian Nelson Original Guarantors and the New Guarantors.

“Hazardous Materials” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Hazardous Materials Laws, the presence of which on, in or under any Owned Core Asset is prohibited or requires investigation or remediation under Hazardous Materials Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly present on, or used in the operation and maintenance of properties, of kind and nature similar to those of any Owned Core Asset that are present or are used at, the Owned Core Asset in compliance with all Hazardous Materials Laws.

“Hazardous Materials Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Materials on property, health or safety, (iii) the use or Release of Hazardous Materials, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Hazardous Materials Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Hazardous Materials Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Materials or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) All direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any rate protection agreement;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) the aggregate amount of all Capital Lease Obligations of such Person which, in accordance with GAAP, is required to be shown on the balance sheet of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any rate protection agreement on any date shall be deemed to be the swap termination value thereof determined at “mid-market” as of such date. Indebtedness shall not include any trade account payables arising from the acquisition of goods, supplies, merchandise or services, paid within 60 days of the incurrence of such trade account payables, each in the ordinary course of such Person’s business or any obligations to tenants under leases or Master Leases.

“Independent Accountant” means any firm of nationally recognized, certified public accountants which is independent and which is selected by Borrower Representative and acceptable to Administrative Agent.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party or any Owned DST under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

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“Indemnitee” has the meaning specified in Section 13.4(b).

“Initial Investment Memo” means an initial investment memorandum prepared by any Borrower in connection with a Core Asset Investment containing the information on Schedule ___ 3.33.3 attached hereto.

“Initial Scheduled Maturity Date” has the meaning specified in the definition of “Scheduled Maturity Date”.

“Inspection” has the meaning specified in Section 8.3Section 8.3.

“Interest Period” means, with respect to any Payment Date, (i) initially, the period commencing on the Closing Date and ending on the last day of the calendar month during which the Closing Date occurs, (ii) thereafter until the Maturity Date, each period commencing on (and including) the first (1st) day of the preceding calendar month and terminating on (and including) the last day of the preceding calendar month and (iii) that occurs on the Maturity Date, commencing the first (1st) day of the calendar month in which the Maturity Date occurs and terminating on the Maturity Date.

“Interest Shortfall Amount” means, as of the Business Day immediately prior to any date of determination, the positive excess, if any, of Cash Interest payable on the Payment Date immediately following such date of determination over the amount on deposit in the Collection Account on such date of determination (without giving effect to any Draw Fee Equity Contribution then on deposit in the Collection Account that has not been disbursed to the Agent) that will be available for payment of Cash Interest pursuant to Section 10.4(c)(ii) and Section 10.4(d)(ii).

“Interest Shortfall Equity Contribution” has the meaning specified in the definition of “Required Equity Contribution”.

“Investment” means, with respect to any Person, all direct or indirect investments by that Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances, extensions of credit or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by a Loan Party or Owned DST of a Person that holds an Investment in any third Person shall be deemed to be an Investment by the Loan Party or Owned DST in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person.

“IRS” means the United States Internal Revenue Service.

“Junior Capital” means, with respect to each Approved Core Asset Investment, an amount equal to the difference between (a) the total Core Asset Costs of such Approved Core Asset Investment, minus (b) the amount of the Senior Mortgage Loan entered into by the applicable Owned DST (or its wholly owned Subsidiary) in connection with the acquisition of such Approved Core Asset Investment.

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“Key Person” means, individually and collectively, Tanya Muro, Blake Wettengel and Brian Nelson.

“Key Person Event” means at any time there are Obligations outstanding, the death or Disability of any Key Person or any Key Person ceases to dedicate substantially all of his or her business time or attention to the Versity DST Business.

“Laws” means, collectively, each international, foreign, Federal, state, provincial, territorial, municipal and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directive, decree, policies, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person that is an Eligible Assignee and that with the Administrative Agent’s consent becomes a party to this Agreement as a lender by entering into a Lender Joinder Agreement.

“Lender Joinder Agreement” means a lender joinder agreement, in substantially the form of Exhibit H attached hereto and made a part hereof or any other form approved by Administrative Agent.

“Lien” means any recorded or unrecorded, express or implied, written or oral mortgage, pledge, deed of trust, hypothecation, assignment, deposit arrangement, encumbrance, Preemptive Purchase or Lease Rights, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation or other title retention agreement, any covenant, condition, restriction, lease, easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means any extension of credit by a Lender to Borrower under this Agreement or any other Loan Document.

“Loan Amount” means the loan to be advanced pursuant to this Agreement not to exceed at any one time outstanding a principal amount of Fifty Million and 00/100 Dollars ($50,000,000) not including PIK Interest, as may be increased by the Administrative Agent in accordance with Section 2.5 to an amount not to exceed at any one time outstanding of Two Hundred Million and 00/100 Dollars ($200,000,000), not including PIK Interest.

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“Loan Documents” means, collectively, this Agreement, the Note, the Security Documents, the DACA Agreement(s)Agreements, the Carve-Out Guaranty, the Exclusivity and Right of First Offer AgreementAgreements and all other documents, instruments, letters and agreements executed or delivered in connection with the Loan or this Agreement, in each case as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Loan Parties” means, collectively, the Parent, BorrowerParents, the Borrowers and each Depositor.

“Loan Proceeds” means the aggregate Advances made by the Lenders to the Borrower pursuant to the Loan Documents.

“Manager” means thea manager of the applicable Borrower and each Depositor under their respective Governing Documents. The initial Manager of EquityCo is the Original Sponsor. The initial Manager of EquityCo II is the New Sponsor.

“Manager Expenses” means (i) the operating, administrative and overhead expenses of the applicable Manager (but excluding legal, accounting, financial reporting, insurance and other operating and administrative expenses of Borrowerthe Borrowers), (ii) any Core Asset Costs incurred prior to Greenlight Approval of a potential Core Asset Investment, and (iii) any Core Asset Costs in connection with a potential Core Asset Investment that does not receive Final Approval.

“Master Lease” means a lease of all or any portion of any Owned Core Asset by and between the applicable Owned DST (or wholly owned Subsidiary thereof that owns such Owned Core Asset) as lessor and an Affiliate of the applicable Sponsor as lessee, pursuant to which the lessee has the right to sublease the premises that is approved by Administrative Agent at the time of Final Approval which Master Lease during any time that Depositor owns any DST Interests in such Owned DST, shall not be amended, modified or any of its terms waived (other than in accordance with the express terms thereof) unless such amendment, modification or waiver is approved by Administrative Agent.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business or financial condition or assets of any Borrower Party or any Owned DST (or its wholly owned Subsidiary); (b) a material impairment of the legality, validity or binding effect against any Borrower Party or any Owned DST (or its wholly owned Subsidiary) of any Loan Document to which it is a party or (c) a material impairment of the validity, perfection or priority of the security interest created pursuant to the Security Documents.

“Material Agreements” means all material contracts, purchase and sale agreements, instruments and other agreements under which any Borrower, any Depositor or any Owned DST (or its wholly owned Subsidiary) has a potential outstanding liability in excess of $100,000 under any one of the foregoing or under any category of the foregoing (including any Senior Mortgage Loan Documents).

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“Maturity Date” means the last date on which the Principal Amount of the Loan becomes due and payable as herein provided, whether at the Scheduled Maturity Date or by declaration of acceleration, call for redemption, extension or otherwise.

“Maximum Commitments” means (a) as to any Lender, the aggregate commitment of such Lender to make its ratable portion of the Loan and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Loan which aggregate commitment shall be $50,000,000, as may be increased in an aggregate amount of up to $200,000,000 in the event Lenders elect to increase the Loan Amount in accordance with Section 2.5Section 2.5.

“Maximum Rate” has the meaning specified in Section 13.8Section 13.8.

“Minimum Utilization Amount” means, as of any date of determination, fifty percent (50%) of the lesser of (i) the Maximum Commitments with respect to all Lenders as of such date, and (ii) fifty million dollars ($50,000,000).

“Moody’s” means Moody’s Investors Service, Inc.

“New Guarantors” means, individually and collectively, the New Parent, the New Sponsor, Tanya Muro and Blake Wettengel.

“New Parent” means, Versity EquityCo Parent II, LLC, a Delaware limited liability company.

“New Sponsor” means, Versity Invest, LLC, a Delaware limited liability company.

“Note” means a promissory note made by Borrower(s) in favor of a Lender evidencing such Lender’s Loan, substantially in the form of Exhibit A attached hereto and made a part hereof, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” means any and all present and future Indebtedness (principal, interest, fees, costs and expenses, indemnities, attorneys’ fees and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, indemnity obligations and reimbursement obligations) of the Loan Parties to the Administrative Agent, Collateral Agent, any Lender and/or any indemnified person evidenced by or arising under or in respect of this Agreement, any Note and/or any of the other Loan Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under Debtor Relief Laws naming such Person as the debtor in such proceeding regardless of whether any such amounts are allowed claims in such proceeding.

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“Operating Account” means, (i) with respect to EquityCo, the account, or sub-account of the Collection Account, of the BorrowerEquityCo maintained at the Deposit Bank and named the “Operating Account” and (ii) with respect to EquityCo II, the account, or sub-account of the Collection Account, of EquityCo II maintained at the Deposit Bank and named the “Operating Account”.

“Operating Costs Stated Amount” means, with respect to any period, the Operating Expenses expected by the BorrowerBorrowers and the Depositors, on a combined basis, and approved by the Administrative Agent, to be due or past due in such period with respect to the operation of the Versity DST Business.

“Operating Expenses” means all out-of-pocket third party operating expenses incurred by the Loan Parties and the Owned DSTs (to the extent, in the case of the Owned DSTs, not paid by the Owned DST from its own cash resources) in the ordinary course of the Versity DST Business, including (i) administration, legal, auditing, consulting, financing and accounting fees and expenses and any other operating expenses; (ii) insurance fees and expenses; and (iii) expenses associated with the financial statements, Tax returns and Internal Revenue Service Schedule K-1s; (iv) extraordinary expenses, including litigation costs (expenses and damages); (v) DST Interests Syndication Costs (to the extent not netted out of Gross Receipts), (vi) expenses associated with holding, maintenance support and Disposition of Owned Core Assets, (vii) any Taxes, fees or other governmental charges levied against such parties and (viii) the property management and asset management fees due under any Asset Management Agreement or Property Management Agreement (other than Affiliate Management Fees); provided that notwithstanding the foregoing, “Operating Expenses” shall not include (A) Core Asset Costs, (B) Manager Expenses, (C) any Affiliate Management Fees, or (D) the administrative, overhead, operating or other costs of the ParentParents or the SponsorSponsors.

“Operating Expense Equity Contribution” has the meaning specified in the definition of “Required Equity Contribution”.

“Original Guarantors” means individually and collectively, the Original Parent, the Original Sponsor, and Brian Nelson.

“Original Parent” means Versity EquityCo Parent, LLC, a Delaware limited liability company.

“Original Sponsor” means Versity Investments, LLC, a Delaware limited liability company.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outside Sale Date” has the meaning specified in Section 8.15(b)(i).

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“Owned Core Asset” means a Core Asset owned by an Owned DST (or its wholly owned Subsidiary). For clarity, at such time as the applicable DST is no longer an Owned DST, the applicable Core Asset will no longer be an Owned Core Asset.

“Owned DST” means a DST with respect to which a Depositor owns any DST Interests. An Owned DST shall continue to be an Owned DST until such time as all of the DST Interests issued by such Owned DST are redeemed and thereafter until all Gross Receipts that are derived from the ownership, operation, or disposition of the applicable Owned Core Asset and the sale or syndication of DST Interests on or prior to such time are deposited into thea Collection Account.

“Owned DST Reserve Equity Contribution” has the meaning described in the definition of “Required Equity Contribution”.

“Parent” means Versity Equity Co Parent, LLC, a Delaware limited liability company. “Parents” means Original Parent and New Parent.

“Parent Pledge Agreement” means (i) that certain Pledge Agreement, dated as of the date hereof, pursuant to which Original Parent pledged all of its Equity Interests in BorrowerEquityCo in favor of Collateral Agent for the benefit of the Secured Parties all as set forth in thesuch Parent Pledge Agreement, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time and (ii) that certain Pledge Agreement, dated as of April 12, 2022, pursuant to which New Parent pledged all of its Equity Interests in EquityCo II in favor of Collateral Agent for the benefit of the Secured Parties all as set forth in such Parent Pledge Agreement, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Participant” has the meaning specified in Section 13.6(d).

“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005, Pub. L. 109-77, signed into law March 9, 2006, as amended.

“Payment Date” means (a) the fifth Business Day of each calendar month and (b) the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted DST Interests Redemption” means the redemption of DST Interests by an Owned DST which complies with the provisions of Section 9.3(a)Section 9.3(a).

“Permitted Exceptions” means (i) all items shown in Schedule B Part 1 of the applicable Title Policy that have been approved by the Collateral Agent; (ii) Liens granted to Collateral Agent for the benefit of the Secured Parties to secure the Obligations; (iii) Taxes for the current or future Tax year not yet delinquent; (iv) the Senior Mortgage Loan Documents; (v) the applicable Master Lease and (vi) all other exceptions approved in writing by the Collateral Agent.

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“Permitted Indebtedness” has the meaning specified in Section 9.1Section 9.1.

“Permitted Investments” has the meaning specified in Section 9.4Section 9.4.

“Permitted Liens” has the meaning specified in Section 9.2Section 9.2.

“Permitted Restricted Payments” has the meaning provided for in Section 9.7Section 9.7.

“Permitted Transferees” means an Affiliate of a Guarantor or a Sponsor if consented to by the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning specified in Section 4.4(a)Section 4.4(a).

“Pledge Agreements” means, collectively, the Borrower Pledge AgreementAgreements and the Parent Pledge AgreementAgreements.

“Pledged Equity Interests” means (i) 100% of the Equity Interest in each Depositor and (ii) 100% of the Equity Interest ineach Borrower.

“Preemptive Purchase or Lease Right” means any option, put, right of first or last refusal, right of first or last offer, right of first or last negotiation, or any other preemptive rights to purchase, sell or lease any Core Asset.

“Preferred Return” means a yield equal to twelve and one-half percent (12.50%) per annum on all Required Equity Contributions Earning Preferred Return actually contributed by thea Parent to the applicable Borrower.

“Principal Amount” means, (i) when used with respect to the Loan, at any time, the then outstanding principal amount of the Loan (including any PIK Interest accrued and unpaid thereon); provided that in Section 4.4 the term Principal Amount shall be deemed to be the greater of (x) the then outstanding principal amount of the Loan (not including any PIK Interest accrued and unpaid thereon) and (y) the Minimum Utilization Amount, and (ii) when used with respect to any other Indebtedness, the then outstanding principal amount or accreted value of such Indebtedness, as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time, including interest that accrues and remains unpaid in accordance with this Agreement or any agreement governing such other Indebtedness.

“Property Manager” means, individually and collectively, as applicable, Book and Ladder LLC, and such other property managers as the applicable Borrower selects from time to time and as are reasonably approved by Administrative Agent.

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“Property Management Agreement” means individually and collectively, as applicable, each Property Management Agreement or Asset and Property Management Agreement entered into with Property Manager for each Approved Core Asset Investment.

“Purchase Agreement” means any purchase and sale agreement or other agreement entered into by thea Sponsor or its Affiliate or an Owned DST (or its wholly owned Subsidiary), as purchaser, and a Seller, as seller, for the purchase and sale of an Approved Core Asset or 100% of the Equity Interests in an entity that owns an Approved Core Asset; provided that if such Sponsor or its Affiliate is the buyer thereunder, then such Purchase Agreement will be assigned to an Owned DST (or its wholly owned Subsidiary) as buyer thereunder, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, including all easements, rights-of-way, and similar rights appurtenant thereto.

“Redemption Price” means, for a DST Interest, the price at which such DST Interest is offered to investors that are not Affiliates of thea Sponsor in the Final Investment Memo for such DST Interest.

“Reinvestment Account” means (i) with respect to EquityCo, the account, or sub-account of the Collection Account, maintained by BorrowerEquityCo at the Deposit Bank and named the “Reinvestment Account” and (ii) with respect to EquityCo II, the account, or sub-account of the Collection Account, maintained by EquityCo II at the Deposit Bank and named the “Reinvestment Account”.

“Reinvestment Account Cap” means Five Million Dollars ($5,000,000).

“Reinvestment Period” means the period commencing on the Closing Date and expiring on the earlier to occur of (a) the later to occur of (i) May 27, 2024; (ii) if the “Initial Termination Date”); provided, however, the Administrative Agent shall have (a) the option (the “First Extension Option is exercised by the ”), by revocable written notice (the “First Extension Notice”) delivered from Administrative Agent, to the Borrower Representative no later than ninety (90) days prior to, but not more than one hundred eighty (180) days prior to, the Initial Termination Date, to extend the Reinvestment Period to that date which is one hundred eighty (180) days following the Initial Scheduled Maturity Date and (iii) if the Termination Date (the “First Extended Termination Date”) and (b) if Administrative Agent exercises the First Extension Option, the option (the “Second Extension Option is exercised by the ”), by revocable written notice (the “Second Extension Notice”) delivered from Administrative Agent, to the Borrower Representative no later than ninety (90) days prior to, but not more than one hundred eighty (180) days prior to, the First Extended Termination Date, to extend the Reinvestment Period to that date which is one hundred eighty (180) days following the First Extended Maturity Date, and (b) Termination Date (the “Second Extended Termination Date”); provided, however, the exercise of the First Extension Option and the Second Extension Option will become final and irrevocable, if exercised, on that date which is ninety (90) days prior to the First Extended Termination Date and the Second Extended Termination Date, as applicable. Notwithstanding the foregoing the Reinvestment Period shall expire on the date on which the Administrative Agent notifies any Borrower that the Reinvestment Period has been terminated following the occurrence and during the continuance of an Event of Default or a Commitment Termination Event; provided that, upon the occurrence of and during the continuance of an Event of Default or Commitment Termination Event, in lieu of terminating the Reinvestment Period, the Administrative Agent may suspend the Reinvestment Period, in which case the suspension of the Reinvestment Period shall (i) be removed upon cure of the event causing such suspension or at any earlier time set forth in a notice from Administrative Agent to Borrower and (ii) not toll or otherwise extend the Reinvestment Period.

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“Related Fund” means with respect to any Lender which is a fund (or in which a fund has a beneficial ownership interest of at least twenty five percent (25%)) that is allowed or permitted under its Governing Documents to make or invest in loans, any other fund that is allowed or permitted by its Governing Documents to make or invest in loans and that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Equity Contribution” means a capital contribution in cash by the a Parent in the following amounts, to be contributed to the applicable Borrower at the following times: (a) on or prior to each Disbursement Date, with respect to an Approved Core Asset Investment, an amount equal to the greater of (i) twelve and one-half percent (12.5%) of the Junior Capital for such Approved Core Asset Investment and (ii) five percent (5.0%) of the total Core Asset Costs for such Approved Core Asset Investment (the “Core Asset Equity Contribution”), (b) on or prior to each Disbursement Date, fifty percent (50%) of the Draw Fee with respect to such Advance (the “Draw Fee Equity Contribution”), (c) on or prior to each Payment Date and each OwnedCore Asset Closing Date (i) the excess of the Operating Costs Stated Amount for the three calendar months following the month in which such Payment Date or OwnedCore Asset Closing Date occurs over the amount on deposit in the Operating Account on such date (after any disbursements from such Operating Account on such date) (the “Operating Expense Equity Contribution”), (d) on each Payment Date, the Interest Shortfall Amount (if any), (determined after giving effect to any distributions from the Collections Account on such date) (the “Interest Shortfall Equity Contribution”), and (e) on or prior to each OwnedCore Asset Closing Date, the amount necessary to fund all reserves (including all capital expenditures, tenant improvement and leasing commission reserves) that are required to be maintained under the applicable Senior Mortgage Loan Documents or this Agreement (the “Owned DST Reserve Equity Contribution)”.

“Required Equity Contributions Earning Preferred Return” means the Core Asset Equity Contributions, the Draw Fee Equity Contributions and the Owned DST Reserve Equity Contributions from the time such Required Equity Contributions are actually contributed to the applicable Borrower by a Parent until such time as such Required Equity Contributions distributed to Parent pursuant to Section 10.4(c)(xii) and Section 10.4(d)(viii)Section 10.4(c)(ix), Section 10.4(c)(x), Section 10.4(c)(xii) and Section 10.4(d)(viii) (amounts so distributed to be applied to reduce unreturned Required Equity Contributions Earning Preferred Return until the balance of unreturned Required Equity Contributions Earning Preferred Return is reduced to zero); provided, however, such Required Equity Contributions shall constitute Required Equity Contributions Earning Preferred Return only during such times such amounts are invested in Owned Core Assets and not during such times as such amounts are deposited in the Reinvestment Account waiting to be reinvested.

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“Required Lenders” means Lenders holding at least a majority of the aggregate Principal Amount of the Loan, from time to time; provided, however, that any such amounts held by any of the Borrower Parties or any of their respective Affiliates or by any Defaulting Lender shall be excluded for all purposes under this definition for determining “Required Lenders” for any purpose.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or the general counsel of a Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer, or other duly authorized Person acceptable to Administrative Agent; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf such Borrower.

“Restoration” means the repair and restoration of an Owned Core Asset after a casualty as nearly as possible to the condition the Owned Core Asset was in immediately prior to such casualty, with such alterations as may be approved by Collateral Agent (not to be unreasonably withheld).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of theany Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Right to Direct the Sale” has the meaning specified in Section 8.15Section 8.15.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial Inc., and any successor thereto.

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“Scheduled Maturity Date” means May 27, 20242025 (the “Initial Scheduled Maturity Date”); provided, however, if the Administrative Agent shall have (a) the option (the “First Extension Option”), by revocable written notice (the “First Extension Notice”) delivered from is exercised by the Administrative Agent to the Borrower no later than ninety (90) days prior to, but not more than one hundred eighty (180) days prior to, the Scheduled Maturity Date, to shall extend the Scheduled Maturity Date to that date which is one hundred eighty (180) days following the Initial Scheduled Maturity Date (the “First Extended Maturity Date”) and (b) if Administrative Agent exercises the First Extension Option, the option (the “if the Second Extension Option”), by revocable written notice (the “Second Extension Notice”) delivered from is exercised by the Administrative Agent to the Borrower no later than ninety (90) days prior to, but not more than one hundred eighty (180) days prior to, the First Extended Maturity Date, to extend, the Scheduled Maturity Date shall extend to that date which is one hundred eighty (180) days following the First Extended Maturity Date (the “Second Extended Maturity Date”); provided, however, the exercise of the First Extension Option and the Second Extension Option will become final and irrevocable, if exercised, on that date which is ninety (90) days prior to the First Extended Maturity Date and the Second Extended Maturity Date, as applicable..

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Extended Maturity Date” has the meaning specified in the definition of Scheduled Maturity Date.

“Second Extension Option” has the meaning specified in the definition of Scheduled Maturity DateReinvestment Period.

“Second Extension Notice” has the meaning specified in the definition of Scheduled Maturity DateReinvestment Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Security AgreementAgreements” means (i) that certain Security Agreement, dated as of the date hereof, between the BorrowerEquityCo and the Collateral Agent, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time and (ii) that certain Security Agreement, dated as of the date hereof, between EquityCo II and the Collateral Agent, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Security Documents” means the Security AgreementAgreements, the Pledge Agreements, the DACA Agreements, and all other security agreements or other instruments, agreements, and documents (including Uniform Commercial Code financing statements, fixture filings and landlord waivers) executed and delivered by or on behalf of a Loan Party to the Collateral Agent granting a Lien to secure any of the Obligations, in each case as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Seller” means a seller that is under contract to sell a Core Asset to either Sponsor (or its Affiliate) or an Owned DST (or its wholly owned Subsidiary) under a Purchase Agreement.

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“Senior Mortgage Lender” means a third party lender providing a Senior Mortgage Loan to a DST.

“Senior Mortgage Loan” means, with respect to each Approved Core Asset Investment, a senior mortgage loan from a Senior Mortgage Lender to a DST for the purpose of financing the acquisition of the applicable Core Asset on terms approved by Administrative Agent, which Senior Mortgage Loan shall be secured by the applicable Core Asset; provided, however, such Senior Mortgage Loan shall be non-recourse to the Borrower Parties and in an amount equal to no more than sixty five percent (65%) of the total Core Asset Costs for such Core Asset except to the extent otherwise approved by Administrative Agent.

“Senior Mortgage Loan Documents” means, with respect to each Senior Mortgage Loan, the applicable loan agreement, promissory note, deed of trust or mortgage and all other documents, instruments, letters and agreements executed or delivered in connection with such Senior Mortgage Loan.

“Senior Mortgage Loan Event of Default” has the meaning specified in Section 11.1(r)Section 11.1(r).

“Signatory Trustee/Manager” has the meaning specified in the definition of “DST”.

“Single Purpose Entity” means a Person, other than an individual, that is formed or organized solely for the purpose of conducting the Versity DST Business subject to this Agreement and does not engage in any business unrelated to the Acquired Eligible Assets, does not have any assets other than, (a) in the case of thea Borrower, the Accounts and the Equity Interests in the Depositors and (b) in the case of the Depositors, the DST Interests in the Owned DSTs, as the case may be, or any indebtedness other than as permitted by this Agreement, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person (other than being included in a consolidated group for tax reporting purposes), holds itself out as being a Person, separate and apart from any other Person and complies in all material respects with the requirements set forth in Section 8.18Section 8.18. In the case of thea Borrower and any Depositor, its limited liability agreement shall provide that upon the occurrence of any event that causes its sole member to cease to be a member during the term of this Agreement, the pledgee under the applicable Pledge Agreement shall automatically be admitted as the sole member and shall preserve and continue the existence of the entity without dissolution.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged, and (f) such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code. The amount of all guarantees or other contingent liabilities at any time shall be computed in accordance with GAAP.

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“Sponsor” means Versity Investments, LLC, a Delaware limited liability company, individually and collectively, Original Sponsor and New Sponsor.

“Sponsor Fee” means with respect to any Owned DST, the amount specified in the Final Investment Memo as the fee due to the applicable Sponsor upon the consummation of the syndication of 100% of the DST Interests issued by such Owned DST and the deposit of the Gross ProceedsReceipts from such syndication into the applicable Collection Account.

“Sponsor Fee Distribution Ratio” means, for the applicable Approved Core Asset Investment, the ratio resulting from the division of (i) the Sponsor Fee payable for such Approved Core Asset Investment by (ii) the sum of (a) the Sponsor Fee for such Approved Core Asset Investment and (b) the Required Equity Contribution for such Approved Core Asset Investment.

“Sponsor Fee Waterfall Limit” means in respect to the Sponsor Fee for an Owned DST, an amount not to exceed five percent (5%) of the Junior Capital for such Owned DST.

“Sub-Account” has the meaning specified in Section 10.1Section 10.1.

“Submission Package” means a written notice from the Borrower Representative to Administrative Agent that Borrower requestsBorrowers request to make a Core Asset Investment, which package shall include an Initial Investment Memo, drafts of copies of letters of intent or term sheets for the acquisition and/or senior financing of such Core Asset Investment, if available, and any other documents or agreements governing the Core Asset Investment as Administrative Agent may request. The Submission Package shall include a disclosure of any Environmental Liabilities affecting the applicable Core Asset Investment which disclosure shall be in the same form as Schedule 7.167.16 (an “Environmental Disclosure”) to the extent available, provided that (i) if such items are not available when the Submission Package is delivered to Administrative Agent, the Borrower Representative shall update the Submission Package to include such disclosure promptly after it becomes available and (ii) if such Core Asset Investment becomes an Approved Core Asset Investment then Schedule 7.167.16 of this Agreement shall be automatically updated to include such Environmental Disclosure, as updated from time to time prior to the issuance of Final Approval for the applicable Core Asset Investment.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which at least ten percent (10%) of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of each Borrower, as applicable.

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“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or Tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all of the Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been asserted) have been paid in full in cash and the Reinvestment Period has expired.

“Title Company” means any nationally recognized title insurance company approved by Administrative Agent (not to be unreasonably withheld).

“Title Policy” means an Extended Coverage American Land Title Association owners policy of title insurance (on the 2006 form) showing fee or leasehold title to the applicable Core Asset vested in such DST acquiring such Core Asset with arbitration provisions deleted and such endorsements (including a mezzanine endorsement if available in the state which the applicable Core Asset is located) as may be required by the Collateral Agent, and which shall provide coverage, subject only to Permitted Exceptions.

“Transfer” means any direct or indirect sale, transfer, conveyance, division, installment sale, master lease, grant of Lien or other interest, license, lease, alienation or assignment, whether voluntary or involuntary, of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in (a) the Collateral, any Owned Core Asset or any part thereof, or (b) any Borrower Party or any Owned DST (or a Subsidiary thereof), including any agreement to transfer or cede to another Person any voting, management or approval rights, or any other rights, appurtenant to any such legal or beneficial ownership or other interest, but excluding any Master Lease approved by Administrative Agent.

“Transactions” means the transactions provided for in, or contemplated by, the Loan Documents.

“Trust Reserve Cap” means, with respect to each Owned Core Asset, on each date of determination, those reserves established to fund capital expenditures, working capital, property taxes and insurance expenses as disclosed in the applicable DST Interests syndication documents as approved by the Administrative Agent pursuant to Section 3.3Section 3.3, but in no event greater than (x) individually (i) $2,000,000 for capital expenditures, (ii) $1,000,000 for working capital, (iii) the forecasted property tax with respect to such Owned Core Asset for the following twelve (12) months, and (iv) $125,000 for insurance, and (y) the lesser of (i) $2,000,000 and (ii) three percent (3%) of Core Asset Costs in the aggregate for all such reserves.

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“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York and all terms used in this Agreement or any other Loan Document and not otherwise defined herein or therein shall have the respective meanings (if any) given such terms in the UCC; provided that, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection, priority or non-perfection, of a security interest in any of the Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Uncured Delinquent Asset” means, as of any date of determination, each Delinquent Asset that is not a Cured Delinquent Asset.

“United States” and “U.S.” mean the United States of America.

“Versity DST Business” means the business of (i) acquiring and holding Approved Core Asset Investments in Owned DSTs (or their wholly owned Subsidiaries) and (ii) syndicating the DST Interests in Owned DSTs.

Section 1.2 Uniform Commercial Code. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein, provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Divisions of the UCC, unless expressly stated otherwise the definition of such term contained in Article 9 of the UCC shall govern.

Section 1.3 Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” means “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. With respect to terms defined by cross-reference to another agreement, such defined terms shall have the definitions set forth in such other agreement as of the ClosingFirst Amendment Effective Date, and no modifications to such agreement shall have the effect of changing such definitions for the purposes of this Agreement unless Agent expressly agrees that such definitions as used in this Agreement have been revised. The parties hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that any Borrower (a) represents or warrants on behalf of, or covenants on behalf of, any other Loan Party or an Affiliate thereof, (b) shall cause any other Loan Party or an Affiliate thereof to act or refrain from acting, to comply with, to permit, to perform, to pay, to furnish, to cure, to remove, to observe, to deliver, to suffer, to initiate, to provide, to make available, to furnish in any manner, or (c) shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to any other Loan Party or an Affiliate thereof, such clause or provision is intended to mean, and shall be construed as meaning, (i) that such Borrower shall cause such other Loan Party or such Affiliate to take such action (and in all cases throughout the Loan Documents the words “Borrower shall” or “Borrower shall not” (or words of similar meaning) means “Borrower shall cause the applicable Loan Party or the applicable Affiliate” or “Borrower shall not permit such applicable Loan Party or the applicable Affiliate)” to so act or not to so act, as applicable, as the context may require (and any instance in the Loan Documents where such words already appear shall not be deemed or construed to mean that any other instance where such words do not appear were not intended to be interpreted as provided above). Unless otherwise expressly provided for herein or in any other Loan Document, any determination, approval, consent or action required or permitted to be taken by any Lender, Required Lenders, Collateral Agent or Administrative Agent pursuant to this Agreement and any other Loan Document may be exercised, made or withheld in the sole discretion of the Lender, Required Lenders, Collateral Agent or Administrative Agent, as applicable.

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Section 1.4 Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month. Unless otherwise specified, all references to specific times means and be a reference to such time in New York, New York.

ARTICLE 2

THE LOAN

Section 2.1 Loan. On the terms and subject to the conditions of this Agreement, the Lenders agree to lend to Borrower and Borrower agreesBorrowers and Borrowers agree to borrow from Lenders, in installments, the Loan in a maximum principal amount at any time outstanding not to exceed at any time the Maximum Commitments (as may be increased pursuant to Section 2.5Section 2.5) or such lesser amount as shall then be available pursuant to the terms of this Agreement.

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Section 2.2 Advances.

(a) During the Reinvestment Period, and on the terms and subject to the conditions of this Agreement (including, if applicable, the satisfaction or waiver of each of the conditions precedent set forth in Section 6.2), BorrowerSection 6.2), Borrowers may request Advances to be funded pursuant to this Agreement for any purpose permitted under Section 2.6 in the aggregate principal amount at any one time outstanding of up to the Loan Amount.

(b) Upon Borrower’s delivery by the Borrower Representative to the Administrative Agent of a written funding request (each, a “Funding Request”) for an Advance in accordance with the terms of Section 2.3Section 2.3, and subject to satisfaction or waiver of each of the conditions precedent set forth in Section 6.2Section 6.2 (to the extent required pursuant to Section 2.3Section 2.3), such Advance shall be deposited into thea Core Asset Cost Account. The Borrower Representative may make a maximum of two Funding Requests during any calendar month, provided, that the Borrower Representative may make additional Funding Requests if approved by the Administrative Agent.

(c) Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Funding Requests, giving instructions with respect to the disbursement of the proceeds of the Advances, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Lenders and the Administrative Agent may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.3 Timing and Amount of Advances.

 (a) In connection with the consummation of any Approved Core Asset Investment with respect to which an Advance is requested pursuant to a Funding Request, subject to satisfaction or waiver of each of the conditions precedent set forth in Section 6.2Section 6.2, and Section 2.3(b)Section 2.3(b), (i) the applicable Parent shall make the Core Asset Equity Contribution and (ii) Lender shall make an Advance (a “Closing Advance”) in an amount equal to the Advance Amount with respect to such Approved Core Asset Investment. The contributions, transfers and Closing Advance described above shall be made on or prior to the closing date established pursuant to the Purchase Agreement for the applicable Approved Core Asset Investment (as such date may be extended in accordance with the applicable Purchase Agreement or pursuant to Section 3.3Section 3.3, the “Core Asset Closing Date”). The Borrower Representative shall (i) promptly notify Administrative Agent upon the establishment of the Core Asset Closing Date to the extent a date certain is not specified in the applicable Purchase Agreement, (ii) provide Administrative Agent with drafts of acquisition and Senior Mortgage Loan settlement statements, as such drafts become available and (iii) submit a final Funding Request once such settlement statements are finalized.

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(b) If at the time of any Core Asset Closing Date applicable to a Funding Request there are any amounts on deposit in the Reinvestment Account, such amounts shall be applied to reduce the amount of the applicable Parent’s Core Asset Equity Contribution (but not to an amount less than $0). There shall be transferred from the Reinvestment Account to the Core Asset Cost Account an amount equal to the aggregate amount of such reduction described in the preceding sentence on or prior to the applicable Core Asset Closing Date.

Section 2.4 Disbursements from the Core Asset Cost Account.

(a) Subject to satisfaction or waiver of each of the conditions precedent set forth in Section 6.2Section 6.2, and subject to Agent’s and the Lender’s rights to exercise control over the Core Asset Cost Account pursuant to the applicable DACA and subject to the proviso below, the applicable Borrower may release funds from the Core Asset Cost Account on the applicable Core Asset Closing Date (i) to the applicable Owned DST in an amount equal to the Core Asset Cost of such Approved Core Asset Investment (less the amount of the Senior Mortgage Loan entered into by the applicable Owned DST (or its wholly owned Subsidiary) in connection with the acquisition of such Approved Core Asset Investment) to be applied to the Core Asset Costs of such Approved Core Asset within one (1) Business Day after the Disbursement Date; provided that such Borrower shall not be permitted to make any Disbursement if (A) the Disbursement Date is after the expiration of the Reinvestment Period or (B) immediately prior to or after making such Disbursement (and giving effect thereto) an Event of Default shall have occurred and be continuing.

(a) If an Event of Default occurs and is continuing, or the Maturity Date occurs, any amounts in the Core Asset Cost Account or deposited thereafter shall, at the written request of the Administrative Agent, be distributed to the Administrative Agent, for the benefit of the Lenders, as a mandatory prepayment of the Advances and payment of the other Obligations.

Section 2.5 Lender’s Right to Increase the Maximum Commitments. Administrative Agent may, at any time and from time to time during the Reinvestment Period, upon written notice to the Borrower Representative, increase the Maximum Commitments up to Two Hundred Million Dollars ($200,000,000) in the aggregate, in which case the Maximum Commitment of each Lender shall increase accordingly without the consent of any Lender.

Section 2.6 Use of Proceeds(ac) . The Loan shall be used to pay Core Asset Costs. In no event shall any portion of the Loan Proceeds be used to make any Restricted Payment or pay any Operating Expenses, Administrative Agent Fees and Expenses, any Manager Expenses or any of the administrative, overhead or other expenses of the either Sponsor.

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Section 2.7 Draw Fee. BorrowerBorrowers shall pay to the Administrative Agent on each Advance Date out of thea Collection Account the Draw Fee then payable with respect to such Advance.

ARTICLE 3

APPROVAL OF CORE ASSET INVESTMENTS

Section 3.1 Greenlight Approval. If during the Reinvestment Period Borrower desiresBorrowers desire to make any Core Asset Investment itBorrower Representative shall first deliver to Administrative Agent a Submission Package with respect to such proposed Core Asset Investment. Within ten (10) Business Days of receiving the Submission Package for any proposed Core Asset Investment, the Administrative Agent shall notify the Borrower Representative in writing as to whether the Administrative Agent has elected to proceed to evaluate such Core Asset Investment for funding by BorrowerBorrowers (each such approval a “Greenlight Approval”); provided, however, the Administrative Agent may request any additional information with regard to any proposed Core Asset Investment, and if such additional information is requested, the Administrative Agent will have an additional three (3) Business Days from the date of receiving such additional information to provide Greenlight Approval with respect to such Core Asset Investment. The failure to give such notice of Greenlight Approval within the time periods provided for herein shall be deemed to be a determination by the Administrative Agent to withhold such Greenlight Approval.

Section 3.2 Administrative Agent’s Due Diligence. Following Greenlight Approval for a potential Core Asset Investment, the Administrative Agent, its legal counsel and other representatives, will have the opportunity to conduct its own due diligence on each Core Asset Investment (including any related Senior Mortgage Loan financing) presented for approval under this Agreement (including, the right to be informed of ongoing diligence by theany Borrower, to participate in any Borrower diligence processes and to receive all diligence reports prepared by or received by theany Borrower). Administrative Agent’s due diligence shall be conducted in conjunction with BorrowerBorrowers within the due diligence period specified in the applicable Purchase Agreement.

Section 3.3 Final Approval. Not later than five (5) Business Days prior to conclusion of the due diligence period under the Purchase Agreement for the Core Asset Investment that has received Greenlight Approval, the Borrower Representative will present such Core Asset Investment to Administrative Agent for final approval prior to making the Core Asset Investment and funding Core Asset Costs with respect thereto (“Final Approval”). In connection with obtaining Greenlight or Final Approval for any Core Asset Investment, the Borrower Representative may seek approval to subject the applicable Core Asset to a Master Lease. The Borrower Representative will provide the Administrative Agent with a final investment memorandum containing the information listed on Schedule  3.3 3.3 (the “Final Investment Memo”) and detailing the relevant information regarding the Core Asset Investment required by the Administrative Agent, including an update to the information presented in the Submission Package (including the Core Asset Costs applicable to such Core Asset Investment), copies of the definitive Core Asset Investment documents and Senior Mortgage Loan Documents, including a description of any material variations to the approved forms thereof, a copy of the Master Lease (if applicable) and evidence that all conditions in connection with the Core Asset Investment have been satisfied (or description of any proposed waivers thereof). The Borrower Representative will use commercially reasonable efforts to keep the Administrative Agent informed as to the timing of the delivery of the Final Investment Memo and to provide Administrative Agent with as much advance notice as is reasonably possible regarding the timing of the delivery of the Final Investment Memo to facilitate the Administrative Agent’s approval process. Within two (2) Business Days of receiving the Final Investment Memo from the Borrower Representative for any Core Asset Investment, the Administrative Agent shall notify the Borrower Representative in writing as to whether the Administrative Agent has elected to grant Final Approval with respect to the Core Asset Investment; provided, however, the Administrative Agent may request any additional information with regard to the Administrative Agent’s evaluation of the Final Investment Memo, and if such additional information is requested, the Administrative Agent will have an additional two (2) Business Days from the date of receiving such additional information to provide Final Approval with respect to such Core Asset Investment, which period shall be extended to the extent necessary to permit Administrative Agent and its counsel to review the final Senior Mortgage Loan Documents and to negotiate any necessary provisions to permit compliance with the terms and conditions of this Agreement and the other Loan Documents. The failure to give such notice of Final Approval within the time periods provided for herein shall be deemed to be a determination by the Administrative Agent to withhold such Final Approval. For purposes of clarification, the Lenders shall be under no obligation to elect to fund any Advances in connection with a Core Asset Investment that has not received Final Approval.

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Section 3.4 General Conditions to Designating a Core Asset as an Eligible Core Asset. Unless waived by Administrative Agent at the time of Greenlight Approval, each Core Asset must satisfy (or reasonably be expected to satisfy upon consummation of the applicable Core Asset Investment) each of the following conditions in order to be an Eligible Core Asset:

(a) The Core Asset shall be owned directly or indirectly by an Owned DST (or its wholly owned Subsidiary), which ownership may be a fee interest, subject only to the Permitted Exceptions, at the time of the closing of the acquisition of the Core Asset;

(b) No Event of Default shall have occurred and be continuing both immediately before and immediately after the Core Asset is designated an Approved Core Asset Investment and the Owned DST (or its wholly owned Subsidiary) has consummated the purchase of the Core Asset; and

(c) The Core Asset shall have met the eligibility criteria set forth on Exhibit G attached hereto (“Eligibility Criteria”), except for any deviations therefrom approved in writing by the Administrative Agent (including deviations approved by Administrative Agent as part of the Greenlight Approval for the applicable Core Asset Investment).

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ARTICLE 4

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 4.1 Repayments and Prepayments; Application. The Borrower agreesBorrowers, jointly and severally, agree that the Loan shall be repaid and prepaid pursuant to the provisions of this Article 4Article 4.

Section 4.2 Repayment of Loan; Maturity Date. BorrowerBorrowers shall repay to the Lenders on the Scheduled Maturity Date the aggregate Principal Amount of the Loan on such date in full, together with all accrued and unpaid interest, fees, costs and other Obligations then due and owing to Lender, Collateral Agent or Administrative Agent on the Loan. Prior thereto repayments of the Loan shall be made as set forth below in Section 4.3Section 4.3.

Section 4.3 Prepayments; Repayments.

(a) The BorrowerBorrowers may not voluntarily prepay the Loan in whole or in part prior to the Scheduled Maturity Date.

(b) BorrowerBorrowers shall prepay the Loan, together with all unpaid interest, fees and costs to the date of such prepayment, and all other outstanding Obligations with respect thereto, as provided for in Section 10.4Section 10.4.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document or otherwise, upon the prepayment or repayment of the Loan in whole or in part (whether such prepayment is a mandatory prepayment, or a repayment upon acceleration pursuant to Section 11.2(a),Section 11.2(a), whether by notice or automatically (or on account of a Bankruptcy Event or otherwise)), the BorrowerBorrowers shall pay to Administrative Agent for the ratable benefit of the Lenders in accordance with each Lender’s Applicable Percentage all accrued but unpaid interest (including any PIK Interest), the Administrative Agent Fees and Costs to the date of such prepayment or repayment on the amount prepaid and any and all other outstanding Obligations which may be payable hereunder and under the other Loan Documents.

Section 4.4 Interest.

(a) Subject to the provisions of Section 4.4(b)Section 4.4(b), the Principal Amount of the Loan will bear interest at a rate per annum equal to the Applicable Rate in effect during the applicable Interest Period and all accrued and unpaid interest on the Loan shall be paid in arrears for the applicable Interest Period on each Payment Date, commencing with the first Payment Date following the Closing Date and on each Payment Date thereafter up to and including the Maturity Date; provided, that, so long as no Event of Default has occurred and is continuing, such interest in an amount equal to eight percent (8.00%) per annum shall be payable in cash (the “Cash Interest”) and, to the extent there is not sufficient funds on deposit in the Collection DateAccounts on such Payment Date to make such payment in cash, four and one-half percent (4.50%) per annum shall accrue and be capitalized into the Principal Amount (the “PIK Interest”) and the PIK Interest shall bear interest at the Applicable Rate from the date on which such PIK Interest has been so added.

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(b) After an Event of Default has occurred and is continuing, the entire Principal Amount (including any PIK Interest added thereto) shall bear interest, at a rate per annum equal to the Default Rate, and all interest accrued on the Loan shall be payable on demand in cash and no portion of such interest shall constitute PIK Interest.

(c) Interest shall accrue from and including the Closing Date through payment in full of the Obligations. All interest shall be calculated by multiplying (i) the actual number of days elapsed in the Interest Period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Rate or the Default Rate, as then applicable, in effect during such Interest Period expressed as an annual rate divided by 360) by (ii) the Principal Amount; provided, however, that if any payment made under the Loan is ever rescinded, voided, or must otherwise be returned by the Lenders to BorrowerBorrowers in connection with any bankruptcy, reorganization, receivership, insolvency, or otherwise, the amount returned shall bear interest from the date returned to BorrowerBorrowers until the date such amount is paid to the Lenders.

Section 4.5 Application of Payments. So long as no Event of Default has occurred and is continuing, all payments, repayments and prepayments shall be applied in accordance with Section 10.4Section 10.4.

Section 4.6 Fees. All Administrative Agent Costs and Fees owing under any of the Loan Documents shall be paid by the Loan Parties (who shall be jointly and severally liable therefor), in immediately available funds, at the times and in the amounts set forth in such Loan Documents.

Section 4.7 Evidence of Debt. The Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lenders to BorrowerBorrowers and the interest, costs and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of BorrowerBorrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, BorrowerBorrowers shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loan in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

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Section 4.8 Payments Generally. All payments to be made by BorrowerBorrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by BorrowerBorrowers hereunder shall be made to (a) Administrative Agent, for the account of the respective Lenders to which such payments are owed, at Administrative Agent’s Office or (b) at the direction of Administrative Agent, directly to the respective Lenders to which such payment are owed, at the applicable Lender’s lending office, in each case, in Dollars and in immediately available funds not later than 3:00 p.m. on the date(s) specified herein. Administrative Agent will (or will direct BorrowerBorrowers to) promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s lending office. All payments received by Administrative Agent after 3:00 p.m. shall be deemed received on the next following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by BorrowerBorrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 4.9 Security.

(a)The Loan, together with all other Obligations, shall be secured by the Liens granted by the Borrower Parties under the Security Documents.

(b) The BorrowerBorrowers shall deliver, and shall cause each other Loan Party or Owned DST (or its wholly owned Subsidiary) to deliver, to Collateral Agent such additional security agreements, DACA Agreements and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements, fixture filings and landlord waivers) as Collateral Agent may request to:

(i) grant, perfect, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, in any or all present and future Collateral with priority over the Liens or other interests of any Person; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents.

(ac) The BorrowerBorrowers and each other Loan Party shall fully cooperate with the Collateral Agent and perform all additional acts deemed necessary by the Collateral Agent to put to effect the purposes of this Section 4.9Section 4.9.

Section 4.10 Affiliate Management Fees. No Affiliate Management Fee accruing under any Asset Management Agreement or Property Management Agreement shall be paid to any Borrower Party or any Affiliate thereof with respect to the ownership, operation or administration of an Owned DST (or wholly owned Subsidiary thereof) or Owned DSTCore Asset during any period any DST Interests issued by the applicable DST to a Depositor have not been fully redeemed.

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ARTICLE 5

TAXES AND CERTAIN OTHER PROVISIONS

Section 5.15.2 Taxes.

(a) Any and all payments by or on account of any of the Obligations hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Loan Party shall be required by applicable Law to deduct or withhold, or a Lender or the Administrative Agent, as applicable, shall be required to remit, any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions, withholdings or remittances (including deductions, withholdings or remittances applicable to additional sums payable under this Article 5Article 5), the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deductions, withholdings or remittances been made, (ii) the BorrowerBorrowers shall, or shall cause the applicable other Loan Party to, make any such deductions or withholdings and (iii) the BorrowerBorrowers shall, or shall cause the other applicable Loan Party to, timely pay the full amount deducted or withheld to the relevant and applicable Governmental Authority in accordance with applicable Law. Notwithstanding the foregoing, BorrowerBorrowers may at its option contest or appeal any Other Taxes with the applicable Governmental Authority and Borrower shall not be required to make payment hereunder unless required to do so in connection with such appeal or contest.

(b) Without limiting or duplicating the provisions of Section 5.1(a), the BorrowerBorrowers shall, or shall cause the applicable Loan Party, to timely pay any Other Taxes to the relevant and applicable Governmental Authority in accordance with applicable Law.

(c) Subject to Borrower’sBorrowers’ right to appeal and contest the Other Taxes, the BorrowerBorrowers shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Article 5Article 5) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant and applicable Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or by the Administrative Agent on its own behalf, as applicable, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes (imposed with respect to this Agreement or any other Loan Document) or Other Taxes by a Loan Party to an applicable Governmental Authority, the Borrower Representative shall deliver to the applicable Lender or the Administrative Agent, as the case may be, the original or a certified copy of a receipt issued by such applicable Governmental Authority evidencing such payment, a copy of the return reporting such payment, if any, or other evidence of such payment satisfactory to the applicable Lenders or the Administrative Agent, as applicable.

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(e) Any Foreign Lender that is entitled to an exemption from, or reduction of withholding tax under the Law of the jurisdiction in which any Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Representative, at the time or times prescribed by applicable Law or reasonably requested by the Borrower Representative, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be required on the Closing Date (or, in the case of an assignee, on the date of assignment) and on or before the date such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent documentation so delivered or as may reasonably be requested by the Borrower Representative. In addition, any Lender, if requested by the Borrower Representative, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative as will enable the BorrowerBorrowers to determine whether or not such Lender is subject to backup withholding requirements._____

Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States, any Foreign Lender that is entitled to an exemption from or reduction of, withholding tax shall deliver to the Borrower Representative (in such number of copies as shall be reasonably requested by the Borrower Representative) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of Internal Revenue Service Form W-8ECI;

(iii) duly completed copies of Internal Revenue Service Form W-8IMY;

(iv) in the case of a Foreign Lender that is entitled to claim the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of thea Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Issuera Borrower, as described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(v) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the BorrowerBorrowers to determine the withholding or deduction required to be made.

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(vi) FATCA Documentation. If a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Borrower Representative at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative as may be necessary for the BorrowerBorrowers to comply with its obligations under FATCA and to determine that such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding the foregoing, no Lender shall be required to provide any documentation pursuant to Section 5.1(e)(vi)Section 5.1(e)(vi) that it is not legally permitted to provide.

(f) If any Lender or the Administrative Agent determines that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Article 5Article 5, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Article 5Article 5 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Lender or Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of such Lender or Administrative Agent, as applicable, to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant and applicable Governmental Authority) to such Lender or the Administrative Agent, as applicable, in the event such Lender or Administrative Agent, as applicable, is required to repay such refund to such applicable Governmental Authority. This Section 5.1(f)Section 5.1(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) If the Loan Parties are required to pay any additional amount to the Administrative Agent or any Lender that is a bank or any Governmental Authority for the account of any Lender or Administrative Agent that is a bank pursuant to this Article 5Article 5, then such Agent or such Lender, as applicable, shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Agent or such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Article 5Article 5 in the future, and (ii) would not subject such Agent or such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Agent or such Lender. The Borrower hereby agree to pay all costs and expenses incurred by such Agent or such Lender in connection with any such designation or assignment.

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ARTICLE 6

CONDITIONS PRECEDENT TO CLOSING AND ADVANCES

Section 6.1 Conditions to the Closing. The occurrence of the Closing Date is subject to the satisfaction or waiver by the Administrative Agent of each of the conditions precedent set forth below:

(a) The Administrative Agent shall have received certificate(s), addressed to the Administrative Agent and each Lender, dated as of the Closing Date, from the Borrower as to the following, and such certificate(s) shall be accurate in all material respects:

(i) the certification of the resolutions, in full force and effect, authorizing, to the extent relevant, the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it and the performance of its obligations contemplated hereby and thereby;

(ii) the incumbency and signatures of those Responsible Officers who have signed or will sign each Loan Document to which the Borrower is or will be a party, or who is, until replaced by another such Responsible Officer duly authorized for such purpose, authorized to act with respect to each Loan Document;

(iii) the Governing Documents for the Borrower;

(iv) a recent certificate of good standing for the Borrower from the Secretary of State of the State of Delaware;

(v) certification that (i) each of the conditions precedent to the Closing Date (other than in (n)(n) and (o)(o)) has been satisfied and (ii) the representations and warranties contained in this Agreement and each of the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, “Material Adverse Effect” or like qualification, in which case such representations and warranties are true and correct in all respects);

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(vi) certification that the Borrower immediately before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents is, and will be, Solvent; such certificate(s) to be executed by a Responsible Officer and addressed to the Administrative Agent and each Lender and accompanied by copies of all documents referred to in clauses (i) through (vi) immediately above, in each case as then in effect, certified to be true, complete and correct and, that each such document has not been amended, supplemented or modified (other than in connection with any amendment, supplement or modification so delivered) and is in full force and effect.

(b) Loan Documents. The Loan Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect, and the Administrative Agent and the Collateral Agent shall have received fully executed originals of each Loan Document, including without limitation any amendments thereto.

(c) Opinions of Counsel. The Administrative Agent shall have received an opinion of Borrower’s counsel, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lenders may request.

(d) Certificates of Other Borrower Parties. The Administrative Agent shall have received certificate(s), dated as of the Closing Date, from each Borrower Party (other than the Borrower) as to the following (to the extent applicable):

(i) The certification of the resolutions, in full force and effect, authorizing, to the extent relevant, the execution, delivery and performance of the Loan Documents to be executed by it and the performance of its obligations contemplated thereby (including, the granting of any security interests by such Person under the Security Documents to which it is or is to be a party);

(ii) the incumbency and signatures of those Responsible Officers who have signed or will sign each Loan Document to which such Person is or will be a party, or who is, until replaced by another such Responsible Officer duly authorized for such purpose, authorized to act with respect to each Loan Document;

(iii) its Governing Documents, in full force and effect as of the Closing Date;

(iv) a certificate of good standing from the Secretary of State of the State of formation of such Person, as applicable; and

(v) certification that such Person immediately before and after giving effect to the transactions contemplated by each Loan Document to which such Person is a party is, and will be, Solvent;

such certificate(s) to be executed by a Responsible Officer and addressed to the Administrative Agent and each Lender and accompanied by copies of all documents referred to in clauses (i) through (v) immediately above, in each case as then in effect, certified to be true, complete and correct and that each such document has not been amended, supplemented or modified (other than in connection with any amendment, supplement or modification so delivered) and is in full force and effect.

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(e) The Administrative Agent shall have received copies of certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties under the Loan Documents, including such insurance required under Section 8.8Section 8.8;

(f) All Administrative Agent Fees and Expenses due to be paid under the Loan Documents on the Closing Date have been paid;

(g) The Accounts have been established and are subject to effective DACA Agreements and any amounts required to be deposited therein pursuant to the Loan Documents have been so deposited;

(h) No pending or, to the Borrower’s Knowledge, threatened litigation or proceeding against the Borrower Parties or any Owned DST (or its wholly owned Subsidiary) exists;

(i) There shall be no preliminary or permanent injunction or temporary restraining order or other order issued by a Governmental Authority or other legal restraint or prohibition enjoining or preventing, in whole or in part, the making of the Loan or the transactions contemplated by the Loan Documents, or which, in the judgment of the Administrative Agent, would make it illegal for any of the Administrative Agent, the Collateral Agent or a Lender to perform its obligations under the Loan Documents;

(j) The filings, recordings and other actions necessary, in the opinion of the Collateral Agent, in order to establish and to perfect the security interests in the Collateral to be granted to the Collateral Agent for the benefit of the Secured Parties have been made or taken or shall be made concurrently;

(k) There has not been a Material Adverse Effect or, to the knowledge of any Borrower Party, any condition or event existing that would result in a Material Adverse Effect;

(l) After giving effect to the Transactions, no Event of Default shall have occurred and be continuing or shall occur as a result of any Loan(s) or Advance(s);

(m) Each of the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, “Material Adverse Effect” or like qualification, in which case such representations and warranties are true and correct in all respects) as if made on the Closing Date or the applicable Disbursement Date, as the case may be;

(n) The Administrative Agent shall have received such other documents from the Borrower Parties as it may request;

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 (o) Administrative Agent shall have received from Borrower evidence satisfactory to it that no Loan Party or any Owned DST (or its wholly owned Subsidiary) is in default of any Contractual Obligation under any Material Agreement (including any Senior Mortgage Loan Documents);

Section 6.2 Conditions to Funding of Advances and Disbursements. The obligation of each Lender to make any Advance, and each Disbursement from the Core Asset Cost Account, is subject to satisfaction or waiver by the Administrative Agent of each of the following conditions precedent:

(a) Each of the conditions set forth in Section 6.1Section 6.1 shall have been satisfied;

(b)The Administrative Agent shall have received from BorrowerBorrowers evidence satisfactory to it, that as of such date, the applicable Sponsor has made all Required Equity Contributions to the applicable Borrower required to have been made as of such date (after giving effect to the Advance or Disbursement to be made on such date) and deposited such amounts into the applicable Account.

(c)Immediately following such date, with respect to each Owned DST (or its wholly owned Subsidiary) that acquires an Approved Core Asset using such Advance or Disbursement, (i) the applicable Depositor shall own all of the DST Interests issued by the DST proposing to purchase the Approved Core Asset or 100% of the Equity Interests in the entity that owns the Approved Core Asset, (ii) each Owned DST shall have entered into a consent in substantially the form attached to the applicable Borrower Pledge Agreement as Exhibit A, (iii) the applicable Borrower shall have delivered to Collateral Agent the original certificate evidencing the Pledged Equity Interests for such Depositor, together with an undated limited liability company membership power, covering such certificate duly executed in blank pursuant to the terms of the applicable Borrower Pledge Agreement, (iv) BorrowerBorrowers shall have entered into a limited liability company operating agreement of such Depositor in substantially the form attached hereto as Exhibit E and (v) such Depositor shall have entered into a DST Trust Agreement for the applicable Owned DST in substantially the form attached hereto as Exhibit F;

(d) Immediately following such date, with respect to each Owned DST (or its wholly owned Subsidiary) that acquires an Approved Core Asset using such Advance or Disbursement, such Owned DST (or its wholly owned Subsidiary) shall own, free and clear of all Liens, such Approved Core Asset. All rights arising out of the Approved Core Asset shall be vested in such Owned DST or a wholly owned Subsidiary of such Owned DST, and on or prior to the acquisition of such Approved Core Asset, BorrowerBorrowers shall have provided to Collateral Agent an irrevocable commitment from the Title Company to issue an owner’s Title Policy in favor of the applicable Owned DST (and its wholly owned Subsidiary); and

(e) Administrative Agent shall have received, with respect to each Approved Core Asset to be acquired using such Advance or Disbursement, (i) copies of the Senior Mortgage Loan Documents for such Approved Core Asset, (ii) evidence satisfactory to it that each of the conditions precedent under such Senior Mortgage Loan Documents shall have been satisfied or waived by the Senior Mortgage Lender, and (iii) evidence satisfactory to it that the representations of the Owned DST (or its wholly owned Subsidiary) in the Senior Mortgage Loan Documents shall be true and correct in all material respects on and as of the date of such date.

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ARTICLE 7

REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent, Collateral Agent and the Lenders to enter into this Agreement, Borrowereach of the Borrowers represents and warrants to the Lenders, for itself and each of the other Loan Parties, as of the Closing DateFirst Amendment Effective and each Disbursement Date, that:

Section 7.1 Existence, Qualification and Power; Compliance with Laws.

(a) Each Loan Party (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (X) own its assets and carry on its business, and (Y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance in all material respects with all applicable Laws,

(b) Each Owned DST (and its wholly owned Subsidiary) (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance in all material respects with all applicable Laws.

Section 7.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Governing Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the assets of such Person or any of its Subsidiaries or any joint venture in which it is a member or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its assets is subject, or (c) violate in any material respect any applicable Law.

Section 7.3 Governmental Authorization; Other Consents. Other than as required in the ordinary course of business and in connection with the filing or recording of the Security Documents, no approval, consent, exemption, authorization, or other action by, notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Loan Party of any Loan Document to which it is a party.

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Section 7.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 7.5 Litigation. There are no actions, inquiries, suits, proceedings, claims or disputes pending or, to any Borrower’s Knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower Party or any Owned DST (or its wholly owned Subsidiary) or against any of its assets or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or, (b) purport to affect or pertain to any Owned Core Asset (other than, in the case of this clause (b), any such actions, inquiries, suits, proceedings, claims or disputes (i) which are fully covered by insurance or (ii) which, if adversely determined against the applicable Borrower Party or Owned DST (or its wholly owned Subsidiary) or its assets or revenues, would not reasonably be expected to give rise to a liability in excess of $50,000.

Section 7.6 No Default. No Borrower Party is in default under or with respect to any Contractual Obligation under any Material Agreement (taking into account any applicable notice and/or cure periods set forth therein). No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 7.7 Ownership of Core Assets; Liens. Each Owned DST (or its wholly owned Subsidiary), as applicable, has good and marketable fee or leasehold title (either directly or through a wholly owned Subsidiary) to the applicable Owned Core Assets and good title to the other components of the property owned by such applicable Owned DST (or its wholly owned Subsidiary) free and clear of all Liens, subject only to Permitted Liens. Each Owned DST (or its wholly owned Subsidiary), as applicable, owns or leases all Owned Core Assets and personal property necessary for the use, management, operation, marketing and sale of such Owned DST’s (or its wholly owned Subsidiary’s) Owned Core Assets. Except for Permitted Exceptions, there are no delinquent ground rents, assessments or other similar outstanding charges or impositions (taking into account any applicable notice/and or cure periods) affecting the Owned Core Assets other than those being contested by the applicable Owned DST (or its wholly owned Subsidiary) in good faith and in accordance with any applicable Laws. Except for Permitted Exceptions, no buildings, material structures or other material improvements lie outside the boundaries and building restriction lines of the Owned Core Assets or encroach onto any easements (unless affirmatively insured by a Title Policy), and no buildings, structures or other improvements on adjoining properties encroach upon the Owned Core Assets in any manner which would reasonably be expected to interfere in any material respect with the use of the Owned Core Asset by the applicable Owned DST (or its wholly owned Subsidiary). The Title Policy premium has been fully paid or will be fully paid at the closing of the acquisition of the applicable Owned Core Asset. Except for customary gap undertakings, neither any Owned DST (or its wholly owned Subsidiary), Borrower nor any Loan Parties has provided any title indemnities (or analogous documentation) or deposits of cash or other security to the title insurer to obtain any Title Policy other than any customary indemnifications (i.e., mechanics lien indemnities). The Permitted Exceptions do not and would not reasonably be expected to interfere in any material respect with use, management, development, operation, marketing or sale of the Owned Core Assets, or the marketability or value of the Owned Core Assets. Other than with respect to a Permitted DST Interests Redemption, each Owned DST (and its wholly owned Subsidiary), each Borrower and each Loan Party will preserve its right, title and interest in and to the Owned Core Assets for so long as the Obligations remain outstanding (other than unasserted contingent indemnification Obligations), and will, warrant and defend same from and against any and all claims of title other than the Permitted Exceptions. Each Borrower and each Loan Party will preserve its right, title and interest in and to the Collateral for so long as the Obligations remain outstanding (other than unasserted contingent indemnification Obligations), and will, warrant and defend same and the validity and priority of the Liens in favor of Collateral Agent arising pursuant to the Loan Documents from and against any and all Claims whatsoever.

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Section 7.8 Indebtedness. No Loan Party or any Owned DST (or its wholly owned Subsidiary) has any outstanding Indebtedness, other than Permitted Indebtedness.

Section 7.9 Insurance. The Loan Parties and each Owned DST (and its wholly owned Subsidiary) maintain insurance in compliance with Section 8.8Section 8.8.

Section 7.10 Taxes.

(a) The Loan Parties and each Owned DST (and its wholly owned Subsidiary) have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Loan Party or Owned DST (or its wholly owned Subsidiary) is party to any Tax sharing agreement.

(b) There isare no proposed Tax assessments against any Borrower, any Depositor or any Owned DST (or its wholly owned Subsidiary).

Section 7.11 ERISA Compliance. None of the Loan Parties or the Owned DSTs (or their wholly owned Subsidiaries) is obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of any Loan Party or Owned DST (or their wholly owned Subsidiary) constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Loan Party and no Owned DST (or its wholly owned Subsidiary) is not, and no Loan Party and no Owned DST (or its wholly owned Subsidiary) is, a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) no transaction by or with any Loan Party or Owned DST (or its wholly owned Subsidiary) are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement or any other Loan Document.

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Section 7.12 Subsidiaries; Joint Ventures. Borrower hasBorrowers have no Subsidiaries other than the Depositors and the Owned DSTs (and any wholly owned Subsidiary of an Owned DST which holds title to the applicable Core Asset) and the Depositors have no Subsidiaries other than the Owned DSTs (and any wholly owned Subsidiary of an Owned DST which holds title to the applicable Core Asset). (i) Borrower doesBorrowers do not own or hold of record and/or beneficially (whether directly or indirectly) any Equity Interests in any Person other than the Depositors and the Owned DSTs (and any wholly owned Subsidiary of an Owned DST which holds title to the applicable Core Asset), (ii) the Depositors do not own or hold of record and/or beneficially (whether directly or indirectly) any Equity Interests in any Person other than the Owned DSTs (and any wholly owned Subsidiary of an Owned DST which holds title to the applicable Core Asset) and (iii) the Owned DSTs do not own or hold of record and/or beneficially (whether directly or indirectly) any Equity Interests in any Person other than any wholly owned Subsidiary of an Owned DST which holds title to the applicable Core Asset.

Section 7.13 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) None of the Loan Proceeds will be used in violation of Regulations U or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207) (the “Margin Regulations”), for the purpose of purchasing or carrying any “margin stock” as defined in the Margin Regulations or reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might make this transaction a “purpose credit” within the meaning of the Margin Regulations. Neither any of the Loan Parties or any of the Owned DSTs (or its wholly owned Subsidiary) nor any Person acting on behalf of any of the Loan Parties or the any of the Owned DSTs (or its wholly owned Subsidiary) have taken or will take any action which would cause any Loan Document to violate the Margin Regulations or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder, in each case as now in effect or as the same may hereafter be in effect.

(b) Borrower isBorrowers are not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by any Borrower of indebtedness, including laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 7.14 Disclosure. To each Borrower’s Knowledge, no report, financial statement, certificate or other information furnished by or at the direction of any Borrower to Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made.

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Section 7.15 Compliance.

(a) To each Borrower’s Knowledge, the location, construction, occupancy, development, management, operation, sale, marketing and use of the Owned Core Assets comply in all material respects with the terms of the Permitted Exceptions relating to the Owned Core Assets.

(b) Each Borrower, each Loan Party and, to each Borrower’s Knowledge, all of the Owned Core Assets are in compliance in all material respects with all applicable zoning ordinances (other than legal non-conformances), restrictive covenants, Laws and governmental requirements affecting each Owned Core Asset, including all Environmental Laws, applicable to it or to the Owned Core Assets.

Section 7.16 Compliance with Environmental Laws. To theeach Borrower’s Knowledge:

(a) No Loan Party nor any Owned DST has violated or is in violation, or alleged violation, in any material respect of any Environmental Laws affecting any Owned Core Asset(s). No Loan Party or any Owned DST, nor any operator of the Owned Core Assets or any operations thereon have failed to obtain or comply in all material respects with any permit required to be obtained by the owner of the applicable Owned Core Asset pursuant to Environmental Laws for the occupation of any Owned Core Assets or to conduct the operations thereon. BorrowerBorrowers shall take or cause the applicable Owned DST (or its wholly owned Subsidiary) to take, all actions required to cause the Owned Core Assets to comply in all material respects with all Environmental Laws and to comply in all material respects with all compliance orders brought under and to the extent required by Environmental Law affecting the Owned Core Asset(s) (including, without limitation, the taking of commercially reasonable actions to enforce the obligations of any tenants or third parties with respect thereto). All of the Environmental Liabilities are listed on Schedule 7.167.16.

(b) None of any Borrower, any Depositor or any Owned DST (or its wholly owned Subsidiary) nor any of their Related Parties has received written notice from any third party including any federal, state or local Governmental Authority: (i) regarding any actual or alleged violation of Environmental Laws or any Environmental Liabilities, including any investigatory, remedial, or corrective liabilities, relating to any of the Owned Core Assets (other than any violations of Environmental Laws which have been remediated in accordance with applicable Environmental Laws); (ii) that any such Person has been identified by the United States Environmental Protection Agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (iii) that any Hazardous Materials which any such Person has generated, transported or disposed of has been found at any site at which a federal, state or local Governmental Authority or other third party has conducted or has ordered that any such Person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law (except to the extent that such remediation, removal or other response action has been completed in accordance with Environmental Law); or (iv) that any such Person is a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release or presence of Hazardous Materials in violation of Environmental Law. With respect to any notice received by any of the Related Parties of any Borrower, any Depositor or any Owned DST, such notice shall only be subject to this Section 7.16(b)Section 7.16(b) if such notice is in connection with an Owned Core Asset, any Borrower, any Depositor or any Owned DST.

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(c) (i) No Loan Party or any Owned DST (or its wholly owned Subsidiary), nor any operator of any Owned Core Asset has handled, processed, treated, stored, disposed of, arranged for or permitted the disposal of any Hazardous Material at any Owned Core Asset in violation in any material respect of Environmental Law, and, no portion of the Owned Core Assets has been used for the handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) no underground tank or other underground storage receptacle for Hazardous Materials, friable asbestos containing material, materials or equipment containing polychlorinated biphenyls, or landfills, or surface impoundments, are located on any portion of the Owned Core Assets; (iii) in the course of any activities conducted by any Borrower, any Depositor or any Owned DST (or its wholly owned Subsidiary) or operators of the Owned Core Assets, no Hazardous Materials have been generated or are being used on the Owned Core Assets except in accordance in all material respects with applicable Environmental Laws; (iv) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials in violation in any material respect of Environmental Law on, upon, into or from any Owned Core Assets (and no such Owned Core Asset is contaminated with any such substance) other than those which have been remediated in accordance with Environmental Law; (v) there have been no releases in violation of Environmental Law on, upon, from or in to any Owned Core Asset in the vicinity of any of the Owned Core Asset which, through soil or groundwater migration, may have come to be located on the Owned Core Asset other than those which have been remediated in accordance with Environmental Laws; and (vi) any Hazardous Materials that have been generated, accumulated or stored on any of the Owned Core Asset by or on behalf of any Owned DST (or its wholly owned Subsidiary) have been transported offsite only by carriers having an identification number issued by the Environmental Protection Agency if required by Environmental Law, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, operating in compliance with such permits and applicable Environmental Laws.

Section 7.17 Zoning. The current and any anticipated use of each Owned Core Asset complies in all material respects with all applicable zoning, land use and similar laws, ordinances, regulations and restrictive covenants affecting such Owned Core Asset, all material use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no material violation of any Law or regulation exists with respect thereto. No Loan Party or Owned DST (or its wholly owned Subsidiary) has received any written notice of any material violation of any zoning Laws relating to the Owned Core Assets (other than legal non-conformances and violations which have been cured).

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Section 7.18 Material Agreements; No Defaults. No event has occurred which constitutes a default under any Material Agreement (subject to any applicable notice and/or cure periods set forth in the applicable Material Agreement).

Section 7.19 No Expropriation. To each Borrower’s Knowledge, no Expropriation proceeding is pending, or threatened against any Owned Core Asset which would materially impair the use, entitlement, management, development, operation, marketing and sale of such Owned Core Asset; provided, however, that the commencement of any Expropriation proceeding with respect to any Owned Core Asset after the date of the acquisition thereof by the applicable DST shall not give rise to any Default or Event of Default hereunder so long as the such DST complies in all material respects with the applicable terms of the applicable Senior Mortgage Loan Documents in connection therewith.

Section 7.20 Senior Mortgage Loan Documents. To the extent an Owned DST (or its wholly owned Subsidiary) is the borrower under a Senior Mortgage Loan, there is no default or event of default under any of the applicable Senior Mortgage Loan Documents which if not cured, would permit the Senior Mortgage Lender to accelerate the obligations under the Senior Mortgage Loan that has occurred and is continuing unless such default or event of default has been waived by the Senior Mortgage Lender.

Section 7.21 Oral Agreements; Matters Not of Record. Borrower has notNo Borrowers have entered into any oral agreement or matters that are not of record that are or would otherwise be Liens on any of the Owned Core Assets, or appear as exceptions to the Title Policy.

Section 7.22 Creation, Perfection and Priority of Liens. As of the ClosingFirst Amendment Effective Date, the execution and delivery of the Security Documents by each Loan Party, together with the filing of any Uniform Commercial Code financing statements delivered to Administrative Agent, are effective to create in favor of Collateral Agent for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral then in existence that may be perfected by filing or recording and all filings and other actions necessary to perfect such Lien will have been duly taken.

Section 7.23 Equity Interests / DST Interests.

(a) All outstanding Equity Interests in each Loan Party and Owned DST are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating any Loan Party or any Owned DST to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of such Loan Party or Owned DST, or obligating such Loan Party or Owned DST to grant, extend or enter into any such agreement or commitment. All Equity Interests in each Loan Party and Owned DST, have been offered and sold in compliance in all material respects with all applicable federal and state securities laws and all other applicable Law. None of the Equity Interests in any Loan Party or Owned DST are subject to any Lien except those in favor of Collateral Agent. Brian Nelson Controls Original Sponsor; Original Sponsor Controls Original Parent; Original Parent Controls BorrowerEquityCo; and BorrowerEquityCo owns all of the issued and outstanding Equity Interests in each Depositor. not owned by EquityCo II. Tanya Muro and Blake Wettengel Control New Sponsor; New Sponsor Controls New Parent; New Parent Controls EquityCo II; and EquityCo II owns all of the issued and outstanding Equity Interests in each Depositor not owned by EquityCo.

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(b) Original Parent has the unrestricted right to vote the Equity Interests in Borrower. BorrowerEquityCo. New Parent has the unrestricted right to vote the Equity Interests in EquityCo II. EquityCo has the unrestricted right to vote the Equity Interests of each Depositor not owned by EquityCo II. EquityCo II has the unrestricted right to vote the Equity Interests of each Depositor not owned by EquityCo. Brian Nelson directly or indirectly owns all of the Equity Interests in Original Sponsor representing a direct or indirect Controlling interest in Parent, Borrower and each other Loan Party Original Parent, EquityCo and each Depositor owned directly or indirectly by EquityCo for purposes of directing or causing the direction of the management and policies of each such Person. Tanya Muro and Blake Wettengel directly or indirectly own all of the Equity Interests in New Sponsor representing a direct or indirect Controlling interests in Parent, EquityCo II and each Depositor owned directly or indirectly by EquityCo II for purposes of directing or causing the direction of the management and policies of each such Person. Brian Nelson has the unrestricted right to vote the Equity Interests of Original Sponsor. Tanya Muro and Blake Wettengel have the unrestricted right to vote the Equity Interests of New Sponsor.

(c) BorrowerEquityCo is the sole beneficial owner of the Pledged Equity Interests of each EquityCo Depositor and hashave good title to the Pledged Equity Interest of each EquityCo Depositor), and no Lien exists or will exist upon the Pledged Equity Interests of the EquityCo Depositors at any time (and no right or option to acquire the same exists in favor of any other Person). ParentEquityCo II is the sole beneficial owner of the Pledged Equity Interests of Borrower and haseach EquityCo II Depositor and have good title to the Pledged Equity Interests of BorrowerInterest of each EquityCo II Depositor), and no Lien exists or will exist upon the Pledged Equity Interests of Borrowerthe EquityCo II Depositors at any time (and no right or option to acquire the same exists in favor of any other Person). Original Parent is the sole beneficial owner of the Pledged Equity Interests of EquityCo and has good title to the Pledged Equity Interests of EquityCo, and no Lien exists or will exist upon the Pledged Equity Interests of EquityCo at any time (and no right or option to acquire the same exists in favor of any other Person). New Parent is the sole_ beneficial owner of the Pledged Equity Interests of EquityCo II and has good title to the Pledged Equity Interests of EquityCo II, and no Lien exists or will exist upon the Pledged Equity Interests of EquityCo II at any time (and no right or option to acquire the same exists in favor of any other Person).

(d) On the closing of the acquisition of each Core Asset subject to an Approved Core Asset Investment, 100% of the issued and outstanding DST Interests of the applicable Owned DSTs shall be owned by a Depositor and no Person shall at any time own DST Interests in, or have the right to purchase or acquire any DST Interests in an Owned DST except pursuant to syndication by an Owned DST of DST Interests, the net proceeds of which will be exclusively used to redeem DST Interests held by the applicable Depositor. All DST Interests of the Owned DSTs have been, and will be, offered and sold in compliance with all federal and state securities laws and all other applicable Law. None of the DST Interests in Owned DSTs which are owned by the applicable Depositor are subject to any Lien except Permitted Liens.

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(e) Upon the exercise of its rights and remedies under theany Borrower Pledge Agreement, the Collateral Agent for the benefit of the Secured Parties will succeed to all of the rights, titles and interest of the applicable Borrower in the applicable Depositor and the DST Interests in the applicable Owned DST owned by such Depositor without the consent of any other Person other than each applicable Senior Mortgage Lender and will, in the case of each Depositor, without the consent of any other Person other than each applicable Senior Mortgage Lender, be admitted as a member in such Depositor. Upon the exercise of its rights and remedies under theany Parent Pledge Agreement, the Collateral Agent for the benefit of the Secured Parties will succeed to all of the rights, titles and interest of the applicable Parent in the applicable Borrower without the consent of any other Person other than_ each applicable Senior Mortgage Lender and will, without the consent of any other Person other than each applicable Senior Mortgage Lender, be admitted as the sole member in the applicable Borrower.

Section 7.24 No Agreements to Merge. To each Borrower’s Knowledge, Borrowerthe Borrowers, the Depositors, the Owned DSTs (or any Owned DST’s wholly owned Subsidiary) and Parentthe Parents have no legal obligation, absolute or contingent, to any Person to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto.

Section 7.25 Labor Matters. To each Borrower’s Knowledge, there are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party or Owned DST (or its wholly owned Subsidiary) is a party. No Loan Party is a party to or bound by any collective bargaining agreement or other contract with a labor union or labor organization and there are no strikes, lockouts, work stoppages or slowdowns, or, to each Borrower’s Knowledge, jurisdictional disputes or organizing activities occurring or threatened.

Section 7.26 Brokerage Commissions. No Person is entitled to receive any broker’s commissions in connection the transactions contemplated by this Agreement (other than any commissions which may become payable in connection with the acquisition or financing of any Owned Core Asset or the syndication or redemption by an Owned DST of DST Interests).

Section 7.27 Agreements with Affiliates. The Depositors, BorrowerBorrowers and Owned DSTs (or any Owned DST’s wholly owned Subsidiary) are not a party to any Contractual Obligations with any of their Affiliates or any of their Related Parties (other than any Asset Management Agreements or Property Management Agreements), except to the extent such Contractual Obligations are disclosed in a Submission Package and/or Final Investment Memo and approved by Administrative Agent as permitted under Section 9.6Section 9.6 or are otherwise disclosed to and approved by Administrative Agent pursuant to Section 9.6.

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Section 7.28 Foreign Assets Control, Etc..

(a) Each Loan Party and each Owned DST (and its wholly owned Subsidiary) is not (A) controlled or controlled by, a Designated Person; (B) in receipt of funds or other property from a Designated Person; or (C) in breach of or the subject of any action or investigation under any Anti-Terrorism Law. Each Loan Party and each Owned DST (and its wholly owned Subsidiary) has not engaged and will not engage in any dealings or transactions, and is not and will not be otherwise associated, with any Designated Person. TheEach Borrower is in compliance, in all respects, with the Patriot Act. Each Loan Party and each Owned DST has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (1) no Person who owns any direct or indirect interest in any Loan Party is a Designated Person and (2) funds invested directly or indirectly in any Borrower are derived from legal sources.

(b) No portion of the Loan Proceeds or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

Section 7.29 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by any Borrower to Administrative Agent, Collateral Agent or any Lender of any schedules (including the schedules attached to this Agreement), or financial statements, shall be a representation and warranty that such schedules, financial statements and other reports are true, correct and complete (in accordance with GAAP if applicable) in all material respects as of the date thereof, that there are no omissions therefrom that would result in such financial statements and other reports being incomplete, incorrect or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of the Loan Parties and the Owned DSTs as at the dates thereof and for the periods covered thereby.

Section 7.30 Benefits. Each of the recitals set forth in the First Amendment is true and correct, and each Borrower Party is expected to benefit, directly or indirectly, from the Obligations and each Advance and Disbursement made hereunder.

ARTICLE 8

AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, BorrowerBorrowers shall, and shall cause, if applicable, each Depositor and Owned DST (and any wholly owned Subsidiary of an Owned DST):

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Section 8.1 Financial Statements and Other Reports. Provide the following financial information and statements in form acceptable to the Administrative Agent, and such additional information as requested by a Lender or the Administrative Agent from time to time:

(a) As soon as available, but not later than ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2021, provide to the Administrative Agent the audited consolidated balance sheet of the BorrowerBorrowers and the other Loan Parties as at the end of, and the related consolidated statements of income, retained earnings and cash flows for, such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, accompanied by a report and opinion of an Independent Accountant, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report shall contain no qualified or adverse opinion or disclaimer of opinion, together with a certificate signed by an Responsible Officer of the BorrowerBorrowers, to the effect that such financial statements fairly present the consolidated financial position of the BorrowerBorrowers, as at the dates indicated and the results of its operations for the periods indicated in conformity with GAAP.

(b) As soon as available, and in any event within forty five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter in which the first Advance is made pursuant hereto, the consolidated unaudited balance sheet of the BorrowerBorrowers as of the close of such Fiscal Quarter and related consolidated statements of income, retained earnings and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, including comparisons of (i) the current period to the corresponding period in the prior year and to the Approved Budget for the current Fiscal Year, and (ii) the year-to-date to the corresponding period in the prior year and to the Approved Budget for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower Representative as fairly presenting the consolidated financial position, results of operations and cash flow of the BorrowerBorrowers as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c) Within the earlier of (i) one Business Day prior to the applicable Payment Date and (ii) four (4) Business Days of the end of each calendar month, commencing with the calendar month in which the first Advance is made pursuant hereto, (i) a report of all Permitted DST Interests Redemptions from the previous month, (ii) a summary of the current cash balances in each Account, (iii) all reports provided by the property manager of each Core Asset Investment in accordance with the applicable property management agreement, (iv) a report of the Required Equity Contributions contributed by any Parent to thea Borrower as of the last day of such previous calendar month, (v) the calculations of the amounts set forth in Sections 10.4(c) and 10.4(d), as applicable and (vi) such additional information as may be requested by Administrative Agent or otherwise agreed to by the parties hereto and (vvii) evidence that the Loan Parties and each Owned DST (and wholly owned Subsidiary) are in compliance with the covenants regarding insurance as set forth in Section 8.8Section 8.8. For the avoidance of doubt, the monthly reports required to be delivered pursuant to this Section 8.1(c)Section 8.1(c), shall be delivered for all twelve calendar months, including for months in which annual reposts and quarterly reports are delivered.

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(d) Concurrently with delivery of the financial statements and other information required under clauses (a), (b) and (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower Representative that, among other things, (i) certifies that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Borrower proposesBorrowers propose to take with respect thereto, (ii) certifies that all filings required under the Security Documents have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 8.1(d)Section 8.1(d) and (iii) certifies that the Loan Parties have delivered all documents they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate, or have attached such documents to such Compliance Certificate.

(e) BorrowerBorrowers shall cause each Owned DST until it is no longer an Owned DST to deliver to Administrative Agent, to the extent not otherwise provided to the Administrative Agent pursuant to the terms of this Agreement, (i) concurrently with the delivery to such Owned DST’s (or its wholly owned Subsidiary’s) Senior Mortgage Lender, copies of all financial statements, budgets, and other reports delivered by such Owned DST to its Senior Mortgage Lender under the Senior Mortgage Loan Documents and (ii) within two (2) Business Days after the same are sent, notices sent to any Loan Party or Owned DST (or wholly owned Subsidiary) by the Senior Mortgage Lender or any representative or agent thereof pursuant to the Senior Mortgage Loan Documents.

(f) BorrowerBorrowers will provide Administrative Agent with read only access to each Borrower’s and each other Loan Party’s and any Owned DST’s (and its wholly owned Subsidiary’s) bank accounts.

(g) BorrowerBorrowers shall not make any material change in its accounting policies or financial reporting practices without the prior written consent of Administrative Agent.

Section 8.2 Approved Budget(ah) . Attached hereto as Schedule 8.2, is an Approved Budget for the BorrowerBorrowers for the period ending December 31, 20212022 reflecting budgeted Operating Expenses for the Loan Parties for each calendar month during such period (as updated pursuant to this Section 8.2Section 8.2. or otherwise periodically revised by the BorrowerBorrowers and delivered to and approved by the Administrative Agent, the “Approved Budget”). No later than November 30 of each Fiscal Year, BorrowerBorrowers shall deliver to Administrative Agent an updated Approved Budget for the following Fiscal Year which shall be subject to the approval of the Administrative Agent. In the event the Approved Budget is not approved by Administrative Agent prior to the end of a Fiscal Year, then the Approved Budget for the prior Fiscal Year will remain in effect.

Section 8.3 Furnishing Information and Inspection of Owned Core Assets.

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(a) The BorrowerBorrowers will furnish or cause to be furnished to the Administrative Agent, from time to time, such information with respect to any Owned Core Asset and the Collateral as the Administrative Agent may request, including such property management reports from any property manager in such formats as Administrative Agent may reasonably request.

(b) The BorrowerBorrowers will, during regular business hours and with prior written notice, permit the Administrative Agent, its respective agents or representatives and/or certified public accountants or other auditors acceptable to the Administrative Agent, to: (i) examine and make copies of and abstracts from all books and records relating to any Loan Parties, Owned DSTs and Owned Core Assets and the Collateral, (ii) visit the offices and properties of the Loan Parties, Owned DSTs and Owned Core Assets for the purpose of examining such books and records or make same available through digital means, (iii) discuss matters relating to any Loan Parties, Owned DSTs and Owned Core Assets and the Collateral or the Borrower’sBorrowers’ performance hereunder or under the other Loan Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Loan Parties or Owned DSTs having knowledge of such matters and (iv) conduct a review of its books and records with respect to the Loan Parties, Owned DSTs and Owned Core Assets (each inspection and audit described in clauses (i) though (iv) above, an “Inspection”). The BorrowerBorrowers shall reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with one such Inspection per twelve-month period and the Administrative Agent will bear its own costs and expenses for any additional Inspections during such twelve-month period; provided that the BorrowerBorrowers shall also reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with any additional Inspections that the Administrative Agent deems desirable to conduct while any Event of Default or Commitment Termination Event has occurred and is continuing. In connection with any such Inspection, to the extent no applicable confidentiality agreement is already in place with respect to such Person, each Person conducting such Inspection (including any third party certified public accounting firms or auditing firms) shall have agreed in writing to maintain the confidentiality of the Borrower’s and itsBorrowers’ and their Affiliates’ confidential non-public information on terms reasonably acceptable to the parties thereto (it being understood that terms substantially comparable to the terms of confidentiality agreements previously agreed to by the Borrower or itsBorrowers or their Affiliates with the Administrative Agent and its Affiliates shall be reasonably acceptable).

Section 8.4 Notices. Promptly upon obtaining knowledge thereof, notify Administrative Agent of:

(a) the occurrence of any Default, Event of Default or Commitment Termination Event;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, to the extent applicable, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Owned DST (or any wholly owned Subsidiary) (including failure to pay any amount due in respect of any Permitted Indebtedness prior to delinquency), in each case, without giving effect to any applicable notice and/or cure period; (ii) any dispute, litigation, investigation, proceeding or suspension between Loan Party or any Owned DST (or its wholly owned Subsidiary) and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Owned DST (or its wholly owned Subsidiary) including pursuant to any applicable Environmental Laws;

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(c) the occurrence of a default or event of default under any Material Agreement;

(d) the occurrence of a default or an event of default under any Indebtedness of any Loan Party or any Owned DST (or its wholly owned Subsidiary); and

(e) any Restricted Payment.

Each notice pursuant to this Section 8.4Section 8.4 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action Borrower hasBorrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 8.4(a)Section 8.4(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that has been breached.

Section 8.5 Payment of Obligations. Each Borrower shall (and shall cause each Depositor and each Owned DST (or its wholly owned Subsidiary) to) pay and discharge, prior to delinquency, all its obligations and liabilities unless such liabilities are being properly contested in good faith by Depositor or the applicable Owned DST (or its wholly owned Subsidiary), as applicable, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by BorrowerBorrowers, the Depositors or the Owned DSTs (or an Owned DST’s wholly owned Subsidiary); (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon theany Borrower’s, any Depositor’s or any Owned DST’s (or its wholly owned Subsidiary’s) property; and (c) all Indebtedness, as and when due and payable (subject to any applicable extensions of time), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 8.6 Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization (provided, that, a Depositor may liquidate, wind up its affairs and dissolve following such time as the Depositor no longer owns any DST Interests, whereupon such Depositor shall no longer constitute a “Depositor” for purposes of the Loan Documents); (b) take all action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks necessary for the use and operation of any of the Owned Core Assets and the operation of the Versity DST Business.

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Section 8.7 Maintenance of Properties. Subject to and consistent with its ordinary course of operations and any applicable Senior Mortgage Loan Documents, leases and Permitted Exceptions, preserve and maintain (and shall cause each applicable Owned DST (or its wholly owned Subsidiary) to preserve and maintain) the Owned Core Asset in good order, repair and condition (reasonable wear and tear excepted), and shall (and shall cause each applicable Owned DST (or its wholly owned Subsidiary) to) (a) subject to the availability of insurance proceeds pursuant to the applicable Senior Mortgage Loan Documents, leases and/or Permitted Exceptions promptly restore damage from casualty as near as reasonably possible to the condition existing immediately prior to such damage, (b) subject to Borrower’sBorrowers’ and the applicable Owned DST’s (or its wholly owned Subsidiary’s) exhaustion of any rights to appeal any such requirements or measures, promptly undertake any remedial measures required by any Governmental Authority in order to comply with Environmental Laws, and (c) not knowingly permit or commit physical waste on any Owned Core Asset or knowingly permit any material impairment or deterioration of any Owned Core Asset.

Section 8.8 Maintenance of Insurance.

(a) Maintain (or shall cause each applicable Owned DST (or its wholly owned Subsidiary) to maintain) with financially sound and reputable insurers having an A.M. Best rating of A- or better and not Affiliates of any Borrower insurance with respect to such Owned DST’s (or its wholly owned Subsidiary’s) Owned Core Asset and business against such casualties and contingencies, including fire, lightning and other perils, as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and Borrower’sBorrowers’ past practices and consistent with Borrower’sBorrowers’ or the Owned DST’s practices on the Closing Date, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. BorrowerBorrowers shall (and shall cause each Owned DST (or its wholly owned Subsidiary) to) at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to BorrowerBorrowers, the Owned DSTs (or its wholly owned Subsidiary), the Owned Core Assets or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Owned Core Assets.

(b) Maintain (or shall cause each applicable Owned DST (or its wholly owned Subsidiary) to maintain) with financially sound and reputable insurers having an A.M. Best rating of A- or better and not Affiliates of any Borrower protecting BorrowerBorrowers and the Owned DSTs (and any Owned DST’s wholly owned Subsidiary), against loss from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death or property damage, as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and Borrower’sBorrowers’ past practices and consistent with Borrower’sBorrowers’ or the Owned DST’s practices on the Closing Date, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices.

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(c) Such other policies of insurance (i) as Administrative Agent may request in writing to the extent available on commercially reasonable terms and generally required by lenders with respect to properties similar to the applicable Owned Core Asset(s) or (ii) as may be required under the Senior Mortgage Loan Documents with respect to an Owned DST (or its wholly owned Subsidiary) or Owned Core Asset.

(d) All policies for required insurance will be in form and substance satisfactory to Administrative Agent. All property policies evidencing required insurance will name Collateral Agent, on behalf of the Secured Parties, as additional insured. All liability policies evidencing required insurance will name the Collateral Agent, on behalf of the Secured Parties, as additional insured. The policies will provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to be given to Collateral Agent. Certificates of insurance evidencing that such insurance is in full force and effect, will be delivered to Administrative Agent, together with proof of the payment of the premiums thereof. Prior to the expiration of each such policy, BorrowerBorrowers shall furnish Administrative Agent evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Administrative Agent, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 8.8Section 8.8.

(e) BorrowerBorrowers will not (and will not permit any Loan Party or any Owned DST (or its wholly owned Subsidiary) to) settle any claim under any casualty insurance policies, if such claim involves any loss in excess of $500,000, without the prior written approval of Administrative Agent, and the BorrowerBorrowers shall use commercially reasonable efforts to cause each such policy that is renewed or entered into after the Closing Date to contain a provision to such effect.

(f) Notwithstanding anything to the contrary set forth in this Section 8.8Section 8.8, so long as each Owned DST (or its wholly owned Subsidiary) is maintaining such insurance as may be required by the applicable Senior Mortgage Loan Documents, the requirements of this Section 8.8Section 8.8 shall be deemed satisfied with respect to the applicable Owned Core Asset.

Section 8.9 Compliance. Comply, and cause (and cause each Owned DST (or its wholly owned Subsidiary) to comply) and cause the Owned Core Assets (including the location, construction, occupancy, development, management, operation, sale, marketing and use thereof) to comply in all material respects, with all applicable Permitted Exceptions, zoning ordinances (other than legal non-conformances), restrictive covenants, Laws and governmental requirements affecting each Owned Core Asset, including all Environmental Laws, applicable to it or to the Owned Core Assets.

Section 8.10 Books and Records. Maintain (and cause each Depositor and Owned DST (or its wholly owned Subsidiary) to maintain) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of BorrowerBorrowers.

Section 8.11 Intangible, Recording and Stamp Tax. Promptly pay (or cause each Owned DST (or its wholly owned Subsidiary) to pay) all intangible Taxes or documentary stamp Taxes assessed against the Loan Parties, any Owned DSTs (and its wholly owned Subsidiary), Administrative Agent, Collateral Agent or any of Lenders as a result of this Agreement or any document related hereto, if any.

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Section 8.12 Further Assurances. At any time and from time to time, upon fifteen (15) days’ prior request, execute, acknowledge and deliver (and shall cause each Loan Party and each Owned DST (and its wholly owned Subsidiary) to execute, acknowledge and deliver) such further documents, agreements and instruments and take such further action as may be requested by Administrative Agent, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents, including, from time to time to better assure, preserve, protect and perfect the interest of Collateral Agent in the Collateral and the rights and remedies of the Secured Parties under the Loan Documents. Without limiting the foregoing, to the extent that Collateral Agent determines from time to time that additional pledge agreements, financing statements, recognition agreements and other documents are required in order to perfect all Liens and encumbrances in favor of Collateral Agent, BorrowerBorrowers shall execute and deliver such documents, instruments and other agreements as Collateral Agent may request.

Section 8.13 Special Covenants Relating to Collateral.

(a) BorrowerBorrowers shall defend the Collateral, the title and interest therein represented and warranted in the Security Documents and the legality, validity, binding nature and enforceability of each Lien and encumbrance contained in the Security Documents and the first priority of the Security Documents against all matters, including: (i) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral; (ii) any Lien or encumbrance or claim thereof on any or all Collateral; (iii) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any Lien or encumbrance, regardless of whether a Permitted Lien and regardless of whether junior or senior to the Security Documents; and (iv) any claim questioning the legality, validity, binding nature, enforceability or priority of the Security Documents. BorrowerBorrowers shall (or shall cause each Owned DST (or its wholly owned Subsidiary) to) defend title to the Owned Core Assets and every part thereof, subject only to Permitted Liens, against the claims of all Persons whomsoever, at Borrower’sBorrowers’ sole cost and expense. BorrowerBorrowers shall notify Administrative Agent and promptly after obtaining knowledge in writing of any of the foregoing and will provide such information with respect thereto as Administrative Agent may from time to time request. ___ BorrowerBorrowers shall reimburse Agent for any actual losses, out-of-pocket costs, damages (excluding special, consequential or punitive damages except to the extent awarded in favor of any third party against Agent) or expenses (including fees of outside counsel and court costs) incurred by Agent if an interest in Collateral or the Owned Core Asset, other than as permitted hereunder, is claimed by another Person except to the extent a title company or other third party is liable for the payment or reimbursement of such expenses and actually pays or reimburses Agent for such expenses.

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(b) BorrowerBorrowers shall (and shall cause each Owned DST (or its wholly owned Subsidiary) to) keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other similar agreements with Governmental Authorities and other Persons that are necessary for the use, entitlement, management, development, operation, marketing and sale of each Owned Core Asset. BorrowerBorrowers shall not (and shall not permit any Owned DST (and its wholly owned Subsidiary) to) default in any such covenants, development agreements, easements and other agreements (subject to any applicable notice and/or cure periods) and will use commercially reasonably efforts to enforce its rights thereunder.

Section 8.14 Performance under Contractual Obligations. BorrowerBorrowers shall timely observe and perform (and shall cause each Depositor and each Owned DST (and its wholly owned Subsidiary) to timely observe and perform) all of the covenants and agreements required to be performed and/or observed by BorrowerBorrowers, the applicable Depositor and/or the applicable Owned DST (or its wholly owned Subsidiary) under any Contractual Obligations (including the Senior Mortgage Loan Documents), subject to any applicable notice and/or cure periods set forth therein.

Section 8.15 Owned DSTs; Failure to Syndicate DST Interests.

(a) For so long as a Depositor shall own DST Interests in an Owned DST, the BorrowerBorrowers and such Depositor shall take all action necessary to cause such Owned DST to distribute to Depositor and the other holders of DST Interests in such Owned DST, subject to the terms of any related Senior Mortgage Loan, (i) all cash held by such Owned DST and any Subsidiary thereof (after setting aside reasonable reserves for the payment of current expenses and liabilities) and (ii) all Gross Receipts received by such Owned DST or any Subsidiary thereof from the Disposition of all or any part of its interest in the applicable Owned Core Asset.

(b) (i) Subject to the other provisions of this Section 8.15(b), in the event that 100% of the DST Interests issued by an Owned DST to a Depositor are not fully redeemed by such Owned DST prior to the first anniversary of the applicable Core Asset Closing Date, the Borrower Representative shall submit to Administrative Agent for its approval (not to be unreasonably withheld), a marketing plan for the sale of the applicable Owned Core Asset, unredeemed DST Interests owned by a Depositor and/or the Equity Interests in such Depositor (individually and collectively, the “Direct Sale Assets”, which marketing plan shall be designed to maximize the sale price of such Direct Sale Assets. Thereafter, if 100% of the DST Interests issued by an Owned DST to a Depositor are still not fully redeemed by such Owned DST prior to that date which is thirteen (13) months following the applicable Core Asset Closing Date, BorrowerBorrowers shall, and shall cause the Signatory Trustee/Manager of the applicable Owned DST, to begin marketing the applicable Direct Sale Assets in accordance with the approved marketing plan until the applicable Direct Sale Assets are sold. In the event the BorrowerBorrowers or any Signatory Trustee/Manager of the applicable Owned DST (A) fails to perform its obligations with respect to the marketing of the applicable Direct Sale Assets in accordance with this Section 8.15 or (B) fails to sell the applicable Direct Sale Assets in a manner that is approved by Administrative Agent within sixteen months following the applicable Core Asset Closing Date (the “Outside Sale Date”), then upon written notice to the Borrower Representative, Administrative Agent shall have the right (I) subject to the terms and conditions of the applicable Senior Mortgage Loan Documents, to direct the actions of the Signatory Trustee/Manager of the applicable Owned DST and (II) to direct the actions of the Depositor or BorrowerBorrowers solely with respect to the marketing and sale of such Direct Sale Assets on terms and conditions (including purchase price) determined by the Administrative Agent (the “Right to Direct the Sale”); provided that Administrative Agent, when giving direction to the Signatory Trustee/Manager, Depositor or BorrowerBorrowers shall in good faith consider any bona fide offer presented by BorrowerBorrowers from any of the Sponsor or Guarantor, or any of their Affiliates (other than any Loan Party or other Owned DST (or wholly owned subsidiary thereof)) or from an independent third party sourced by any of them to purchase the applicable Direct Sale Assets.

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(ii) Notwithstanding the provisions of Section 8.15(b)(i), the Administrative Agent shall not exercise its rights thereunder to the extent that it would cause an event of default under any Senior Mortgage under the applicable Senior Mortgage Loan Documents.

(iii) Subject to the terms and conditions of the applicable Senior Mortgage Loan Documents, the Governing Documents of each Signatory Manager/Trustee/Manager shall contain appropriate provisions to allow for the exercise of Administrative Agent’s rights under this Section 8.15Section 8.15 in accordance with the terms hereof, including an obligation on the part of the Signatory Trustee/Manager to provide any consent to the exercise of the Administrative Agents rights under this Section 8.15Section 8.15 so long as such exercise would not constitute a breach of Section 9.03 (Disposition of the Trust Property to Investors) of the applicable DST Trust Agreement. Further, if, prior to the Outside Sale Date for any Owned Core Asset, the applicable Owned DST (or wholly owned Subsidiary, as applicable) shall have entered into a contract for the sale of such Owned Core Asset (which contract shall be subject to the approval of the Administrative Agent (which shall not be unreasonably withheld) the Outside Sale Date shall be extended as necessary in order to allow such Owned DST (or wholly owned Subsidiary) to consummate the sale of such Owned Core Asset in accordance with such contract (taking into account any extension rights in favor of the purchaser set forth in such contract or otherwise granted by the applicable Owned DST and approved by Administrative Agent (which shall not be unreasonably withheld)).

(iv) Notwithstanding the provisions of Section 8.15(b)(i), Depositor may at any time sell the DST Interests of a Delinquent Asset owned by a Depositor to a Guarantor or an Affiliate thereof (other than any Loan Party or other Owned DST (or wholly owned subsidiary thereof)), in a transaction in which (A) such buyer purchases all (but not less than all) of the DST Interests then owned by such Depositor, (B) the purchase price is payable solely in cash, fully paid on the date of such sale and the Gross Receipts from such sale are deposited into the Collection Account, and (C) the purchase price for each DST Interest is at least equal to the Redemption Price for such DST Interest (without regard to whether the DST Interests are redeemable at such time) (an “Affiliate Purchase”).

(v) At any time following the redemption of 100% of the DST Interests issued by an Owned DST to a Depositor and the deposit of the Gross Receipts derived therefrom into the Collection Account, so long as no Event of Default has occurred and is continuing, BorrowerBorrowers may request the Collateral Agent, at Borrower’sBorrowers’ expense, (a) to release its Liens on such Depositor and (b) duly assign, transfer and deliver to the applicable Borrower, without recourse, representation or warranty of any kind whatsoever, the membership interests certificates of such Depositor evidencing a portion of the Collateral under the applicable Borrower Pledge Agreement as may be in its possession and has not theretofore been disposed of, applied or released.

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Section 8.16 Change of Control and Ownership of the Borrower and the Depositors. At all times during the period the Obligations are outstanding, there shall not occur a Change of Control. On the closing of the acquisition of each Core Asset subject to an Approved Core Asset Investment, 100% of the issued and outstanding DST Interests of the applicable Owned DSTs shall be owned by a Depositor and no Person shall at any time own DST Interests in, or have the right to purchase or acquire any DST Interests in an Owned DST except pursuant to syndication by an Owned DST of DST Interests, the net proceeds of which will be exclusively used to redeem DST Interests held by the applicable Depositor.

Section 8.17 Accounts. At all times during the period the Obligations are outstanding, the Loan Parties shall:

(a) (i) maintain each of the Accounts at all times at the Deposit Bank, (ii) not establish any other depositary account other than the Collection AccountAccounts and the Sub-Accounts, (iii) enter into and maintain DACA Agreements for each of the Accounts, (iv) maintain each Account as an Eligible Account, in each case until all of the Obligations are paid in full in cash.

(b) deposit (i) all Gross Receipts into the applicable Collection Account, (ii) each Core Asset Equity Contribution into the applicable Core Asset Cost Account, (iii) each Interest Shortfall Equity Contribution into the applicable Collection Account, and (iv) each Operating Expense Equity Contribution into the applicable Operating Account.

Section 8.18 Single Purpose Entity/Separateness.

(a) Each Borrower, on behalf of itself and each other Loan Party, hereby represents and warrants to, and covenants with, Agent that since the date of its formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full, each Loan Party:

(i) in the case of each Borrower and each Parent (i) has been, is, and will be organized solely for the purpose of (A) owning the Equity Interests in the BorrowerBorrowers or Depositors, as the case may be, (B) entering into the Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby to which they are a party, and (C) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, and (ii) has not owned, does not own, and will not own any asset or property other than the Pledged Equity Interests and the other Collateral;

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(ii) in the case of Depositors (i) has been, is, and will be organized solely for the purpose of (A) owning the Equity Interests in the applicable DST and (B) engaging in any lawful act or activity and exercising any powers permitted to trusts organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, and (ii) has not owned, does not own, and will not own any asset or property other than Equity Interests in the Owned DSTs;

(iii) (X) in the case of each Borrower and each Parent, has not owned, does not own, and will not own any asset or property other than the Pledged Equity Interests and the other Collateral, and (Y) in the case of each Depositor, has not owned, does not own, and will not own any asset or property other than the Equity Interests in the DSTs.

(iv) to the fullest extent permitted by law, has not engaged in, sought, or consented to and will not engage in, seek or consent to any dissolution, winding up, termination, liquidation, consolidation or merger, in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not engaged in, sought, or consented to and will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its certificate of formation or Governing Documents in a manner that amends, modifies, replaces, deletes or supplements the provisions hereof;

(v) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of itself;

(vi) has not and will not, without the unanimous consent of the members of the applicable Depositor, applicable Borrower, or applicable Parent, as applicable, and the consent of the Administrative Agent, commenced or commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event;

(vii) has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person; provided, however, that such entity’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notations were made on such consolidated financial statements to indicate the separateness of such entity and such Affiliate and to indicate that such entity’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such entity’s own separate balance sheet;

(viii) has maintained and will maintain its books, records, resolutions and agreements as official records;

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(ix) has not commingled and will not commingle its funds or other assets with those of any other Person except as expressly contemplated by the Loan Documents;

(i) has not listed (and is not aware of any listing) its assets on the financial statements of any other Person; provided, however, that a Loan Party’s assets may have been included in a consolidated financial statement of such entity’s Affiliates; provided that, if applicable, (i) appropriate notations were made on such consolidated financial statements to indicate the separateness of such Loan Party, as applicable, and such Affiliate and to indicate that such Loan Party’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such Loan Party’s, as applicable, own separate balance sheet;

(ii) has filed and will file its own Tax returns (to the extent required to file any Tax returns), has not filed and will not file a consolidated federal income Tax return with any other Person, and will continue to be a disregarded entity or a partnership for U.S. federal income Tax purposes;

(iii) has been, is, and intends to remain solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into any Borrower) as the same shall become due, and has given and will give prompt written notice to Administrative Agent of the insolvency or Bankruptcy Action with respect to any Loan Party, Guarantor or any Sponsor, or the death or Disability of any Key Person;

(iv) (i) has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, (ii) has not terminated or failed to comply in any material respect with and will not terminate or fail to comply in any material respect with the provisions of its Governing Documents with respect to any of the matters set forth in this Section 8.18Section 8.18 and (iii) without the prior written consent of Administrative Agent, has not and will not, amend, modify or otherwise change any of its Governing Documents with respect to any of the matters set forth in this Section 8.18Section 8.18;

(v) does not have and will not voluntarily incur any Indebtedness other than the Permitted Indebtedness;

(vi) other than the Carve OutCarve-Out Guaranty, has not assumed, guaranteed or become obligated for or held out its credit and will not assume, guarantee, become obligated for or hold out its credit, as being available to satisfy the debts or obligations of any other Person, or the decisions or actions respecting the daily business or affairs of any other Person (other than such decisions or actions made in connection with the management of such Person in accordance with the Governing Documents of such Person);

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(vii) has not acquired and will not acquire obligations or securities (other than the Collateral) of the Depositors, Borrower, Parent Borrowers, Parents or any other Person other than Permitted Investments;

(viii) has allocated and will allocate fairly and reasonably shared expenses, including without limitation, shared office space, and has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name;

(ix) has not pledged and will not pledge its assets for the benefit of any Person other than the Secured Parties;

(x) has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person, and has conducted and shall conduct business under its own name;

(xi) has not made and will not make loans to any Person;

(xii) has not identified and will not identify itself or any of its Affiliates as a division or part of the other; provided, however, that such entity’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notations were made on such consolidated financial statements to indicate the separateness of such entity and such Affiliate and to indicate that such entity’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such entity’s own separate balance sheet;

(xiii) except as permitted under the Loan Documents, has not entered and will not enter into any contract or agreement with Borrowerany of the Borrowers, the Depositors, ParentParents, the DSTs or any other Affiliate;

(xiv) has maintained and, to the extent cash flow from the sale of the DST Interests is sufficient, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, and shall not make any distributions to any Loan Party, or any other Affiliate that would cause such Loan Party or any Owned DST to fail to maintain such adequate capital;

(xv) has not permitted and will not permit any Affiliate independent access to its bank accounts except to the extent permitted or contemplated by the Loan Documents;

(xvi) has not and will not have any obligation to indemnify its officers, partners, directors or members unless such an obligation was and is fully subordinated to the Obligations and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such indemnity obligation;

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(xvii) has caused and will use reasonable efforts to cause its representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity; and

(xviii) has and will hold all of its assets in its own name and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(b) The Governing Documents of each of each Loan Party shall provide that, as long as any portion of the Obligations (other than Obligations which by their terms survive repayment) remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) such entity’s last member may not resign, and (ii) no additional member shall be admitted to Borrowerany of the Borrowers, the Depositors or ParentParents.

(c) The Governing Documents of each Loan Party shall each provide that, as long as any portion of the Obligations (other than Obligations which by their terms survive repayment) remains outstanding: (i) such Loan Party shall be dissolved, and their respective affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such entity or the occurrence of any other event which terminates the continued membership of the last remaining member of the applicable Borrower in such Borrower, the last remaining member of the applicable Depositor in such Depositor, or the last remaining member of the applicable Parent in such Parent, as applicable, unless the business of the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable, is continued in a manner permitted by their respective operating agreements or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of the applicable Borrower to cease to be a member of such Borrower, of the applicable Depositor to cease to be a member of such Depositor or of the applicable Parent to cease to be a member of such Parent (other than (A) upon an assignment of such member of all of its limited liability company interests in such entity and the admission of the transferee, if permitted pursuant to the Governing Documents of such entity and the Loan Documents, or (B) the resignation of such member and the admission of an additional member of the applicable Borrower, the applicable Depositor, or the applicable Parent, as applicable, if permitted pursuant to the Governing Documents of such entity and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such entity, agree in writing (1) to continue the existence of the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable, effective as of the occurrence of the event that terminated the continued membership of such member in the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable; (iii) the bankruptcy of any member of the applicable Borrower or the applicable Depositor or the applicable Parent shall not cause such member to cease to be a member of the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable, and upon the occurrence of such event, the business of such entity shall continue without dissolution; (iv) in the event of the dissolution of a Borrower, a Depositor or a Parent, then such Borrower, such Depositor or such Parent, as applicable, shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets and properties of such Borrower, such Depositor or such Parent, as applicable, in an orderly manner), and the assets and properties of such Borrower, such Depositor or such Parent, as applicable, shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each member of the applicable Borrower, the applicable Depositor and the applicable Parent shall irrevocably waive any right or power that they might have to cause such Borrower, such Depositor or such Parent, as applicable, or any of their respective assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of the applicable Borrower, the applicable Depositor, or the applicable Parent, as applicable, to compel any sale of all or any portion of the assets or properties of such entity pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the applicable Borrower, the applicable Depositor or the applicable Parent, as applicable.

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ARTICLE 9

NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, BorrowerBorrowers shall not, and shall cause each other Loan Party and each Owned DSTs (and any wholly owned Subsidiary of an Owned DST), as applicable, to not, directly or indirectly:

Section 9.1 Other Indebtedness. Incur or permit to exist or remain outstanding any Indebtedness other than the following Indebtedness (“Permitted Indebtedness”):

(a) Indebtedness in favor of the Lenders or the Agent under the Loan Documents;

(b) Senior Mortgage Loans and Indebtedness under any rate protection agreements entered into by the Owned DSTs in connection therewith;

(c) Indebtedness in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;

(d) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;

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(a) Capital Lease Obligations of the Owned DSTs; and

(b) Indebtedness of the Owned DSTs under leases of equipment or personal property entered into in the ordinary course of business which do not constitute Capital Lease Obligations.

Section 9.2 Other Liens. Create or permit to exist any Lien on any of its assets (including any Owned Core Asset or Collateral), except for the following (the “Permitted Liens”):

(a) Liens in favor of the Lenders, Collateral Agent or the Administrative Agent under the Loan Documents;

(b) Liens on the applicable Core Asset and related equipment, fixtures and personal property in favor of a Senior Mortgage Lender of a Senior Mortgage Loan that constitutes Permitted Indebtedness hereunder;

(c) Liens under Permitted Exceptions;

(d) Liens or deposits of the Owned DSTs to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(e) Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens of the Owned DSTs arising by operation of law, which are incurred in the ordinary course of business and secure obligations that are not overdue by more than 45 days (or have been discharged of record by bonding or otherwise) unless the same are being contested in good faith by appropriate proceedings diligently conducted and the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(g) Liens incurred or deposits made in the ordinary course of business of the Owned DSTs in connection with workers’ compensation, unemployment insurance and other social security legislation;

(h) Liens arising as a result of easements, survey exceptions, title defects, restrictions, encumbrances reservation of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property which, in the aggregate, do not materially interfere with the ordinary course of the operation of the Owned Core Assets;

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(a) Liens created by or resulting from any legal proceeding with respect to which thea Borrower is prosecuting an appeal or other proceeding for review and thesuch Borrower is maintaining adequate reserves in accordance with GAAP or which are discharged or bonded or insured over within forty-five (45) days;

(b) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;

(c) Liens in favor of DST investors pursuant to the terms of any DST Trust Agreement;

(d) Liens in favor of a lessee under a lease agreement (including a Master Lease) between a DST (or its wholly owned Subsidiary) and a tenant for use of all or a portion of the premises constituting an Owned Core Asset and in favor of any sublessee of any such lessee;

(e) extensions or renewals of any Liens referred to in clauses (a)(a) through (l) above, provided that the renewal or extension is limited to all or part of the assets or property securing the original Lien;

(f) Liens pursuant to agreements entered into in connection with the contemplated sale or syndication of such DST Interests permitted under this Agreement; or

(g) Liens created by any Master Lease approved by the Administrative Agent as part of Final Approval of a Core Asset Investment or entered into in the ordinary course of business for use by tenants.

Section 9.3 Dispositions. Make any Disposition, except for the following:

(a) Permitted DST Interests Redemption, with respect to which either of the following conditions has been satisfied:

(i)(a) Such Permitted DST Interests Redemption shall have been conducted by a Broker Dealer, registered investment advisor or other intermediary and consummated in accordance with in the ordinary course of Borrower’s Versity DST Business; and

(b) All of the Gross Receipts for such Permitted DST Interests Redemption shall be deposited in the Collection Account in accordance with Section 10.4(a)Section 10.4(a); or

(ii) such Permitted DST Interests Redemption shall have been consummated pursuant to the conversion by the Fund of a Convertible Fund Loan if (i) at any time prior to the expiration of the Reinvestment Period for the applicable Owned DST, the accounts described in clauses (i) through (xi) of Section 10.4(c) are fully funded, and (ii) at any time after the expiration of the Reinvestment Period for the applicable Owned DST, the accounts described in clauses (i) through (vii) of Section 10.4(d) are fully funded;

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(b) sales of inventory or obsolete, worn-out or surplus property no longer useful in the business whether now owned or hereafter acquired, in the ordinary course of business, and dispositions of furniture, fixtures and equipment no longer used or useful, in the ordinary course of business;

(c) sales without recourse of accounts receivable solely for the purpose of collection thereof in the ordinary course of business;

(d) any sale of any property by any Loan Party or Owned DST (or its wholly owned Subsidiary) to any other Loan Party or Owned DST (or its wholly owned Subsidiary) to the extent any resulting Investment constitutes a Permitted Investment;

(e) dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business (and not as part of any financing transaction); and

(f) sales of Owned Core Assets in the ordinary course provided that the proceeds thereof are applied in accordance with the terms of the applicable Senior Mortgage Loan Documents and, to the extent any such proceeds constitute Gross Receipts, the terms hereof.

Section 9.4 Investments. Make any Investments except the following (“Permitted Investments”):

(a)(i) any Investment (A) in Borrower EquityCo by Original Parent, (B) in a Depositor by Borrower, or (C) in a DST by EquityCo II by New Parent, (C) in a EquityCo Depositor by EquityCo, (D) in a EquityCo II Depositor by EquityCo II, or (E) in a DST by the applicable Depositor solely to fund Core Asset Costs in connection with an Approved Core Asset Investment after deducting the amount of any Senior Mortgage Loan or (ii) with the prior written consent of the Administrative Agent, a loan or capital contribution to an Owned DST to fund expenditures by the applicable Owned DST necessary to prevent the occurrence of any default under the applicable Senior Mortgage Loan Documents to the extent available cash flow from the applicable Owned Core Asset is insufficient to pay such amounts;

(b) any Investment in Cash Equivalents;

(c) accounts and notes receivable if created or acquired in the ordinary course of the Versity DST Business and which are payable or dischargeable in accordance with customary trade terms; and

(d )any Investments in Approved Core Asset Investments.

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Section 9.5 Material Agreement; Fundamental Changes. Except in the case of emergency or to the extent reasonably necessary to remedy any imminent and material threat to its interest in, or the value of, its property and assets (including, without limitation, to the extent necessary to prevent an event of default or foreclosure under any Senior Mortgage Loan), (a) enter into any Material Agreement without the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed with respect to any Material Agreement that has a potential outstanding liability of less than $500,000, (b) amend, modify or supplement any Material Agreement without the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed with respect to any Material Agreement that has a potential outstanding liability of less than $500,000 or (c) enter into any consolidation, merger, or other Change in Control.

Section 9.6 Transactions with Affiliates. Other than the Asset Management Agreements and Property Management Agreements, any Master Lease entered into by an Owned DST (or wholly owned Subsidiary of an Owned DST) and, to the extent that such conversion is expressly permitted under this Agreement, the conversion of a Convertible Fund Loan, enter into any agreement (or amend any agreement) to pay any fees, wages, salary, bonus, commission, contributions to benefit plans or any other compensation for goods or services or otherwise enter into any other agreement or arrangement, including any property management agreement and any agreement for the transfer of assets, with its Affiliates or to or for the benefit of any Person who is a director or officer of any Borrower or any Related Parties thereto, or any entity in which such officer or director has any direct or indirect ownership interest, or any of its Affiliates or who has, or any of whose Affiliates has, a beneficial interest in the capital stock or partnership interests of any Borrower or any of its Affiliates.

Section 9.7 Permitted Payments. Make any Restricted Payment except the following (“Permitted Restricted Payments”):

(a) Distributions permitted pursuant to Section 10.4; and

(b) (i) Payments required to be made by an Owned DST (or Subsidiary) pursuant to the applicable DST Trust Agreement which was approved by Administrative Agent as part of its Final Approval, (ii) any distribution by an Owned DST to the applicable Depositor and (iii) any distribution by a Depositor to the applicable Borrower.

Section 9.8 Margin Regulations. Use the proceeds of the Loan in violation of the Margin Regulations, or for the purpose of purchasing or carrying any “margin stock” as defined in the Margin Regulations or reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might make this transaction a “purpose credit” within the meaning of the Margin Regulations.

Section 9.9 No Other Negative Pledge. Covenant or otherwise agree with any Person (other than the Lenders, Administrative Agent and Collateral Agent pursuant to this Agreement or any Loan Document), whether in connection with obtaining or modifying credit accommodations from such Person, or incurring other Indebtedness, or otherwise, to not keep its unencumbered assets free of any or all Liens.

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Section 9.10 No Change in Fiscal Year. Change the Fiscal Year or Fiscal Quarter of any Loan Party without the prior consent of the Administrative Agent, except, in each case, as required by GAAP.

Section 9.11 Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Agreement or the other Loan Documents and the Borrower Borrowers (to the extent that it may lawfully do so) hereby expressly waives waive all benefit or advantage of any such law, and covenants covenant that it they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 9.12 No Subsidiaries; No Pledge of Equity Interests. (a) Form any direct or indirect Subsidiary of any Borrower other than (i) the Depositors for which such Borrower has pledged all of its Equity Interests to the Collateral Agent for the benefit of the Secured Parties pursuant to the applicable Borrower Pledge Agreement, (ii) Owned DSTs and (iii) any wholly owned Subsidiary of any Owned DST, (b) form any direct or indirect Subsidiary of the Depositors other than the Owned DSTs and any wholly owned Subsidiary of any Owned DST and (c) other than in connection with the Loan, each Borrower, each Parent and each Depositor shall not permit or suffer to exist any Lien on or pledge of its respective Equity Interests or the DST Interests owned by the Depositors from time to time.

Section 9.13 Litigation. (i) Commence any litigation or (ii) settle any litigation or dispute for an amount in excess of $50,000 (net of amounts covered by insurance or indemnity) without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed) other than real estate tax appeals in the normal course of the Versity DST Business.

Section 9.14 Use of Proceeds. Use any Loan Proceeds for any purpose other than as set forth inSection2.6Section 2.6.

Section 9.15 Governing Documents. Amend or modify any of its Governing Documents without Administrative Agent’s consent.

Section 9.16 Principal Place of Business. Change their principal place of business and chief executive office or reorganize in a different jurisdiction without the prior written consent of Administrative Agent, not to be unreasonably withheld, conditioned or delayed.

Section 9.17 Key Service Providers. Appoint, retain or terminate any auditor, tax advisor, administrator or legal counsel or any other key service providers to the Loan Parties without Administrative Agent’s consent.

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Section 9.18 Conduct of Business. Engage in any business other than the Versity DST Business.

Section 9.19 Core Asset Investments.

(a) Acquire any Core Asset except for Core Assets that are part of an Approved Core Asset Investment; and

(b) Incur any Core Asset Cost other than on Approved Core Asset Investments.

Section 9.20 Approved Budget. (i) Except as specified in clause (iii) below, incur any Operating Expense not provided for in the Approved Budget, (ii) enter into any agreements for goods or services not contemplated by the Approved Budget other than agreements in connection with unanticipated expenses described in clause (iii) below, or (iii) approve or amend the Approved Budget or make any payments not in accordance with the Approved Budget which deviate by more than five percent (5%) from any line item specified in the Approved Budget except for payments unanticipated but necessary to conserve and protect any Owned Core Assets with respect to emergency repairs or tenant occupancy maintenance.

Section 9.21 Operating Expenses. Incur any Operating Expense or enter into any Contractual Obligation with respect to an Operating Expense unless there are amounts on deposit in the Operating Account sufficient to pay such Operating Expenses.

Section 9.22 No Employees. Engage any employee, consultant or independent contractor, it being acknowledged that the operations of the Loan Parties and the Owned DSTs (and wholly owned Subsidiary) shall be provided by the Sponsor, as Manager of the Loan Parties.

Section 9.23 Senior Mortgage Loan.

(a) Until such time that an Owned DST is no longer an Owned DST, Borrower agrees Borrowers agree as follows with respect to any Senior Mortgage Loan borrowed by such Owned DST (or its wholly owned Subsidiary):

(i) Without Administrative Agent’s prior written consent, Borrower Borrowers shall not cause the Signatory Trustee/Manager to amend (or permit to be amended) the terms of such Senior Mortgage Loan or the Senior Mortgage Loan Documents in any material respect.

(ii) Borrower Borrowers shall provide Lender promptly (but in any event within two (2) Business Days after receipt or knowledge thereof by any Borrower or the Owned DST (or its wholly owned Subsidiary)) with copies of any and all notices received by such Borrower or the Owned DST (or its wholly owned Subsidiary) which allege that (i) the Owned DST (or its wholly owned Subsidiary) is in default of the Senior Mortgage Loan or (ii) any fact or circumstance exists which could reasonably lead to a default by such Owned DST (or its wholly owned Subsidiary) under the Senior Mortgage Loan.

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(b) So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

(i) No Senior Mortgage Lender can place any Lien on the Collateral.

(ii) No Loan Party is permitted to guaranty repayment or performance of any of the obligations under a Senior Mortgage Loan, either explicitly or otherwise.

Section 9.24 Division/Series. Enter into (or agree to enter into) any Division/Series Transaction. For the avoidance of doubt, none of the provisions in this Agreement nor any other Loan Document, shall be deemed to permit any Division/Series Transaction.

ARTICLE 10

CASH MANAGEMENT

Section 10.1 Establishment and Maintenance of the Accounts. The Borrowers shall establish and maintain until all of the Obligations have been indefeasibly paid in full (i) a one special, segregated, irrevocable account in the name of each of the Borrowers, for and on behalf of the Secured Parties (as the securities entitlement holder), at the Deposit Bank, each named the Collection Account, which shall each be under the dominion and control of the Collateral Agent pursuant to an executed DACA Agreement, subject to the terms and conditions of the Security Documents and to the terms hereof and (ii) the following sub-accounts of each of the Collection Account Accounts (each, a “Sub-Account” and, collectively, the “Sub-Accounts”), which shall each be linked to the applicable Collection Account, (iiiii) shall each be a “securities deposit account” pursuant to Article 89 of the UCC, and (iiiiv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

(a) Core Asset Cost Account;

(b) Operating Account; and

(c) Reinvestment Account.

Notwithstanding the foregoing EqutiyCo may close such Accounts in its own name with the consent of the Administrative Agent provided (i) all DST Interests in any DST owned directly or indirectly by EquityCo have been syndicated or sold and (ii) there is no cash in such Accounts, subject to the terms and conditions of this Agreement.

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Section 10.2 Acknowledgement of Security Interests. Pursuant to the Security Documents, in order to secure the payment and performance of the Obligations, the each Borrower has pledged to and created in favor of the Collateral Agent a security interest in and to, each of the Accounts and all cash, Cash Equivalents, instruments, investments, securities entitlements and other securities at any time on deposit in the Accounts, and all proceeds of any of the foregoing. The Accounts shall constitute collateral security Collateral for the payment and performance of Obligations hereunder and the other Loan Documents and shall at all times be subject to the control of the Collateral Agent and shall be held in the custody of the depository under the DACA Agreements in trust for the purposes of, and on the terms set forth in, such DACA Agreements.

Section 10.3 The Loan Parties Rights. The Loan Parties shall not have any rights or powers with respect to any amounts in the Accounts or any part thereof except (a) as provided in the DACA Agreements and (b) the right to have such amounts applied in accordance with the provisions hereof. For the avoidance of doubt, no disbursements from any Account may be made except in accordance with this Agreement.

Section 10.4 The Collection Account.

(a) Each Loan Party, at its own expense, shall cause all Gross Receipts and any other cash or Cash Equivalents or securities held by it (including any amounts distributed to the Depositors by the Owned DSTs (subject to the terms of the applicable Senior Mortgage Loan Documents and DST Trust Agreement), but not including amounts required by this Agreement to be deposited into the other Accounts, to be deposited (with instruments being duly endorsed for deposit) into the applicable Collection Account within one (1) Business Day of receipt. No Loan Party shall deposit Gross Receipts in any deposit or securities account other than the applicable Collection Account, and, to the extent expressly provided for herein, the other Accounts, all such cash, Cash Equivalents and securities while not held in the such Collection Account or the other Accounts shall be held in trust for the Collateral Agent and shall not be commingled with any other assets of the Loan Parties.

(b) With respect to Borrower the Borrowers, Gross Receipts shall be accounted for on an Approved Core Asset Investment-by-Approved Core Asset Investment basis and distributed in the manner provided for in Section 10.4(c) and 10.4(d).

(c) With respect to each Approved Core Asset Investment, to the extent funds are available in the Collection Accounts, and subject to Article 11 and the right of the Collateral Agent to exercise exclusive control of the Accounts to the extent set forth in the DACA Agreements(s), the Borrowers shall, on each Payment Date on or prior to the expiration of the Reinvestment Period, transfer to the following accounts the amounts stated below in following times and order of priority, each as calculated by the Administrative Agent:

(i) First, to the Administrative Agent to pay all Administrative Agent Fees and Expenses on the Loan then due and owing;

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(ii) Second, to the Administrative Agent to pay Cash Interest due and owing on the Advances made with respect to such Approved Core Asset Investment;

(iii) Third, to the Administrative Agent to pay all PIK Interest previously added to the Principal Amount with respect to the Advances with respect to such Approved Core Asset Investment;

(iv) Fourth, so long as no Event of Default has occurred and is continuing, to the applicable Borrower for distribution to the its Parent to pay the Preferred Return on the Required Equity Contributions Earning Preferred Return with respect to such Approved Core Asset Investment;

(v) Fifth, to the Administrative Agent to pay any Draw Fee then due and owing with respect to such Approved Core Asset Investment;

(vi) Sixth, to the Administrative Agent, an amount equal to the aggregate Advances made by the Lenders with respect to such Approved Core Asset Investment (other than Delinquent Assets) until such time as all Advances made by the Lenders with respect to such Approved Core Asset Investments have been repaid;

(vii) Seventh, if applicable and approved by the Administrative Agent, to the applicable DST Reserve Account until the balance of such DST Reserve Account is equal to the Trust Reserve Cap for such Approved Core Asset Investment;

(viii) Eighth, to the Administrative Agent, an amount equal to the aggregate Advances made by the Lenders with respect to all Delinquent Assets until such time as all Advances made by the Lenders with respect to Delinquent Assets have been repaid;

(ix) Ninth, so long as no Event of Default has occurred and is continuing, to the applicable Sponsor for payment of the Sponsor Fee payable with respect to such Approved Core Asset Investment and to the applicable Reinvestment Account, an amount allocated to the Sponsor Fee and the Reinvestment Account in the following proportions: for each $1.00 deposited into the Reinvestment Account there shall be an amount paid to the applicable Sponsor for the payment of the Sponsor Fee equal to the product of (A) $1.00 and (B) the Sponsor Fee Distribution Ratio; provided, however, the amount distributed to the (A)applicable Sponsor pursuant to this clause (ix) shall not exceed 33% of the lesser of (I) the Sponsor Fee payable with respect to the applicable Approved Core Asset Investment and (II) the Sponsor Fee Waterfall Limit with respect to the applicable Approved Core Asset Investment and (B) any amount to be transferred to the applicable Reinvestment Account that would result in the balance of the Reinvestment Accounts (in the aggregate) exceeding the Reinvestment Account Cap, shall, to the extent of such excess, be distributed as provided for in Step Twelfth (clause (xii) below);

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(x) Tenth, to the applicable Reinvestment Account until the balance of the Reinvestment Accounts (in the aggregate) is equal to the Reinvestment Account Cap;

(xi) Eleventh, so long as no Event of Default has occurred and is continuing, to the applicable Sponsor any unpaid Sponsor Fee with respect to such Approved Core Asset Investment; and

(xii) Twelfth, so long as no Event of Default has occurred and is continuing, to the applicable Borrower of such Approved Core Asset Investment (for distribution to the applicable Parent), all remaining amounts.

For purposes of clarification, amounts applied in step Sixth above shall be applied and allocated to Advances made to fund Core Asset Investments for which deposits into the applicable Collection Account from the sale of DST Interests have been made during the prior month.

(d) To the extent funds are available in the Collection Accounts, and subject to Article 11 and the right of the Collateral Agent to exercise exclusive control of the Accounts to the extent set forth in the DACA Agreements(s), the Borrowers shall on each Payment Date following the expiration of the Reinvestment Period, transfer to the following accounts the amounts stated below in the following order of priority, each as calculated by the Administrative Agent:

(i) First, to the Administrative Agent to pay all Administrative Agent Fees and Expenses on the Loan then due and owing;

(ii) Second, to the Administrative Agent to pay Cash Interest due and owing on the Loan;

(iii) Third, to the Administrative Agent to pay all PIK Interest previously added to the Principal Amount on the Loan and not yet paid;

(iv) Fourth, to the Administrative Agent to pay any unpaid Draw Fee then due and owing with respect to such Approved Core Asset Investment;

(v) Fifth, to the Administrative Agent, an amount equal to the aggregate Advances made by the Lenders with respect to such Approved Core Asset Investment until such time as all Advances made by the Lenders with respect to such Approved Core Asset Investments have been repaid;

(vi) Sixth, if applicable and approved by the Administrative Agent, and only with respect to amounts attributable to collections from a single Approved Core Asset Investment, to the applicable DST Reserve Account for such Approved Core Asset Investment until the balance of the applicable DST Reserve Account for such Approved Core Asset Investment is equal to the Trust Reserve Cap for such Approved Core Asset Investment;

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(vii) Seventh, to the Administrative Agent until such time as the Principal Balance Amount has been reduced to zero and all other accrued and outstanding Obligations have been paid in full; and

(viii) Eighth, all remaining amounts to the Borrower for distribution to the applicable Parent.

Section 10.5 Core Asset Cost Account. Subject to Article 11 and the right of the Collateral Agent to exercise exclusive control of the Accounts to the extent set forth in the DACA Agreements, Borrowers shall, (i) on each Core Asset Closing Date on or prior to the expiration of the Reinvestment Period, disburse funds from the Core Asset Cost Accounts (or cause the applicable escrow agent to disburse funds) to the applicable Owned DST (or wholly owned Subsidiary) in an amount equal to the Core Asset Costs of the Approved Core Asset (less the amount of the related Senior Mortgage Loan) purchased on such date as provided for in Section 2.4 and (ii) at the time of the expiration of the Reinvestment Period, transfer any remaining amounts in the Core Asset Cost Account Accounts to the applicable Collection Account to be applied as provided in Section 10.4(d).

Section 10.6 Reinvestment Account. To the extent funds are available in the Reinvestment Accounts, and subject to Article 11 and the right of the Collateral Agent to exercise exclusive control of the Accounts to the extent set forth in the DACA Agreements, Borrowers shall, (i) on each Core Asset Closing Date on or prior to the expiration of the Reinvestment Period, disburse funds from the Reinvestment Accounts to the applicable Owned DST (or wholly owned Subsidiary) in an amount equal to the Required Equity Contribution for the Approved Core Asset to be purchased on such date as provided for in Section 2.3(b) and (ii) at the time of the expiration of the Reinvestment Period, transfer any remaining amounts in the Reinvestment Account Accounts to the applicable Collection Account.

Section 10.7 Operating Account. To the extent funds are available in the Operating Accounts, and subject to Article 11 and the right of the Administrative Agent to exercise exclusive control of the Accounts to the extent set forth in the DACA Agreements, Borrowers shall have access to the Operating Accounts to pay Operating Expenses of the Borrowers and the Depositors to the extent such Operating Expenses are provided for in the Approved Budget.

Section 10.8 DST Reserve Account. Each Owned DST shall at all times maintain a DST Reserve Account. To the extent funds are available in its DST Reserve Account, the Owned DST shall utilize the DST Reserve Account solely to pay for expenses for which funds have been established in the DST Reserve Account.

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ARTICLE 11

EVENTS OF DEFAULT AND REMEDIES

Section 11.1 Event of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each, an “Event of Default”):

(a) Any Borrower shall fail to pay (i) any Principal Amount of any Loan when the same becomes due, (ii) any interest (including PIK interest), fees or other amounts payable under the terms of this Agreement or any of the other Loan Documents when the same becomes due; or (iii) Guarantor fails to pay when due any amount payable under the Carve-Out Guaranty.

(i) any Borrower fails to perform or observe any covenant or agreement contained in any of Section 8.4, Section 8.6(a), Section 8.8, Section 8.13, Section 8.16, Section 8.17, Section 8.18, Article 9 or Article 10,(ii) Section 8.4, Section 8.6(a), Section 8.8, Section 8.13, Section 8.16, Section 8.17, Section 8.18, Article 9 or Article 10, (ii) any Guarantor fails to perform or observe any covenant or agreement contained in the Carve-Out Guaranty (other than the failure to pay an amount due thereunder) and such failure continues beyond the expiration of any applicable notice and/or cure periods set forth therein or (iviii) any Borrower Party fails to perform or observe any covenant or agreement contained in the Exclusivity and ROFO Agreement and such failure continues beyond the expiration of any applicable notice and/or cure periods set forth therein.

(b) Any Borrower fails to perform or observe any covenant or agreement contained in Section 8.1 and such failure continues for five (5) Business Days after any Borrower’s receipt from Administrative Agent of written notice of such failure, provided that if any Borrower fails to perform or observe any covenant or agreement contained in Section 8.1 on more than three occurrences, any occurrence thereafter shall constitute an immediate Event of Default hereunder;

(c) Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of the date a Responsible Officer of any Borrower has actual knowledge of such failure or written notice thereof to any Borrower from Administrative Agent or any Lender; provided, however, that if Borrower has Borrowers have commenced and isare diligently pursuing to cure such failure within the thirty (30) day cure period, then such cure period may be extended an additional thirty (30) days. Notwithstanding anything to the contrary set forth herein, with respect to any such failure by an Owned DST which also constitutes a default under the Senior Mortgage Loan Documents, in no event shall the cure period provided hereunder be shorter than the cure period afforded by the Senior Mortgage Loan Documents, taking into account all extensions granted pursuant thereto.

(d) Any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of the any Borrower or any other Loan Borrower Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made, provided that, so long as such material misrepresentation was not intentional, it shall not constitute an Event of Default hereunder unless the applicable Loan Borrower Party fails to cause such representation or warranty to be correct in all material respects within thirty (30) days after written notice from Administrative Agent.

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(e) (i) Any Borrower Party or any Owned DST (or its wholly owned Subsidiary) institutes or consents to the institution of any proceeding, or makes any filing, under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (ii) a proceeding shall be commenced or a petition filed, without the application or consent of such Loan Party or any Owned DST (or its wholly owned Subsidiary), as applicable, seeking or requesting the appointment of any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding.

(f) (i) Any Loan Party or any Owned DST (or its wholly owned Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business (other than admissions in writing in connection with any workout discussions or negotiations with a Senior Mortgage Lender), or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded or insured within ninety (90) days after its issuance or levy.

(g) There is entered against any Loan Party or any Owned DST (or its wholly owned Subsidiary) (i) one or more final judgments for the payment of money in an aggregate amount exceeding two hundred fifty thousand dollars ($250,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more material non-monetary judgments and, in either case, such judgment is not, within sixty (60) days after the entry thereof, satisfied, vacated, discharged or execution thereof stayed or bonded pending appeal, or such final judgment is not satisfied, vacated, discharged or bonded prior to the expiration of any such stay.

(h) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower Party or Owned DST (or wholly owned Subsidiary) contests in any manner the validity or enforceability of any provision of any Loan Document; or (iii) any Borrower Party or Owned DST (or wholly owned Subsidiary) denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

(i) (i) Except as resulting from the actions or omissions of Administrative Agent or the Lenders, any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, or (ii) any security interest purported to be created by any Security Document cease to be or shall be asserted by any Loan Party in writing not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby (except for immaterial items of Collateral).

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(j) With respect to any Borrower Party any Owned DST (or its wholly owned Subsidiary), or any Signatory Trustee/Manager, an action or inaction by it, or by any Person authorized to act on behalf of it, (i) constituting embezzlement or fraud, (ii) constituting intentional misconduct materially and adversely impacting any Loan Party or Owned DST (or wholly owned Subsidiary), (iii) resulting in indictment or arrest for a felony or misdemeanor in connection with a Borrower Party’s or Owned DST’s (or its wholly owned Subsidiary), or any Signatory Trustee/Manager’s, business involving fraud, theft, dishonesty or depravity or (iv) resulting in the conviction of a felony.

(k) Guarantor shall repudiate or purport to revoke the Carve-Out Guaranty.

(l) Any Borrower Party or Owned DST (or wholly owned Subsidiary) shall become a Designated Person.

(m) The occurrence of any Disposition or Transfer in violation of the terms of this Agreement (other than de minimis breaches of the restrictions on Transfers which are promptly cured).

(n) There occurs any Change of Control.

(o) Fraud or intentional misrepresentation by any Borrower Party any Owned DST (or its wholly owned Subsidiary), or any Signatory Trustee/Manager in connection with the Loan or any Core Asset Investment.

(p) Any Borrower Party any Owned DST (or its wholly owned Subsidiary), or any Signatory Trustee/Manager fails to comply with a Law applicable to its Versity DST Business and such violation has or may reasonably be expected to have a Material Adverse Effect.

(q) Any event of default (after giving effect to any applicable notice and/or cure periods) under any Senior Mortgage Loan to the extent an Owned DST (or its wholly owned Subsidiary) is the borrower under such Senior Mortgage Loan or any other event or condition if the effect of such event or condition is to accelerate or permit the applicable Senior Mortgage Lender to accelerate the maturity of such Senior Mortgage Loan (collectively, a “Senior Mortgage Loan Event of Default”).

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Section 11.2 Remedies Upon Event of Default.

(a) In the case of an Event of Default, at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by written notice to the Borrower Representative, take any one or more of the following actions, at the same or different times: (i) terminate the Maximum Commitments, and thereupon the Maximum Commitments shall terminate immediately, (ii) terminate the Reinvestment Period, (iii) require that the applicable Loan Party remove the managers of any Borrower and each Depositor and appoint a replacement manager approved by the Administrative Agent pursuant to the terms of the applicable Governing Documents, (iv) [omitted], (v) terminate the Borrower’s right to make disbursements from the Collection Accounts and the Subaccounts, (vi) exercise any all remedies available to the Agent and the Lenders under the Security Documents and/or (vii) declare the Note and the Loan then outstanding to be due and payable in whole (or in part, in which case any portion of the Principal Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Principal Amount so declared to be due and payable, together with accrued interest thereon and all charges, fees, expenses, indemnities and other Obligations owing or payable hereunder or under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that in case of an Event of Default described in Section 11.1(f), the Maximum Commitments and the Reinvestment Period shall automatically terminate and the Note and the Principal Amount, together with accrued interest thereon and all charges, fees, expenses, indemnities and other Obligations owing or payable hereunder or under any other Loan Document shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity, including the Uniform Commercial Code, by suit in equity by action at law, judicial or nonjudicial foreclosure, or otherwise.

Section 11.3 Commitment Termination Rights. Administrative Agent may (1) terminate the Reinvestment Period upon five (5) Business Days’ prior written notice to the Borrower Representative, (2) prohibit the Loan Parties from acquiring new Core Assets, (3) require that the Parents and the Sponsor remove the Managers as manager of the Loan Parties and appoint a manager approved by the Administrative Agent and/or (4) require that the Loan Parties be liquidated and wound down (which liquidation and winding down shall be in the ordinary course of the Core Versity DST Business) upon the occurrence and continuance of any Commitment Termination Event.

Section 11.4 Application of Funds(ac). After the occurrence and during the continuance of an Event of Default, any amounts received on account of the Obligations shall be applied by Administrative Agent.

Section 11.5 Protective Advances/Cure Rights. If Borrowers fail to do so, at any time prior to payment in full of the Obligations under the Loan, Administrative Agent, on behalf of the Lenders, without waiving or releasing any of the Obligations, upon prior notice to Borrowers, may (but shall not be required to) make any payments as Administrative Agent may deem necessary to protect and/or maintain the Collateral and the Owned Core Assets.

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In addition, if Borrowers fail to do so, if at any time an Event of Default occurs and is continuing or a Loan Party otherwise fails to perform or comply with any of the terms, covenants, and conditions to be performed and/or complied with, any other Indebtedness (including a Senior Mortgage Loan to the extent an Owned DST (or its wholly owned Subsidiary) is the borrower under such Senior Mortgage Loan), then the Administrative Agent, on behalf of the Lenders, without waiving or releasing any of the Obligations, may (but shall not be required to):

(a) perform make advances to Borrowers and/or directly make any payments as Administrative Agent may deem necessary to cure or remedy such event or failure, including, without limitation, to cure or prevent a Default or Event of Default or an exercise of any rights or remedies or options against Borrowers, Lenders and/or any Owned Core Asset(s) (and if such advances are so made to Borrowers, then Borrowers shall apply such funds advanced, so as to do so); and/or

(b) perform any other acts on their part to be performed for such purposes.

The making by Administrative Agent of any such advances, payments or performances will not, however, be deemed to cure any Default or Event of Default under the Loan Documents arising from the predicated Events of Default. All sums so advanced or paid and all costs and expenses incurred by Administrative Agent in connection with the performance of any such act shall be subject to the same terms and shall be deemed to be part of the Loan (including that such advances shall bear interest at the Applicable Rate or, if an Event of Default shall have occurred and be continuing and the Administrative Agent has so elected, the Default Rate, and be due on the Maturity Date, will be added to the Principal Amounts of the Loan and the Note and if repaid prior to the Maturity Date will be secured by the Security Documents). All such payments and advances so actually made shall conclusively be deemed to be protective advances which are required and mandatory to preserve and protect Collateral Agent’s security for the performance of the Obligations under the Loan Documents, and shall be secured by the Security Documents to the same extent and with the same priority as the other principal, interest and other amounts payable under the Loan Documents.

ARTICLE 12

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 12.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints KHCA Funding LLC to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorize Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each of the Lenders hereby irrevocably appoint KHCA Funding LLC to act on its behalf as Collateral Agent hereunder and under the other Loan Documents and authorize Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

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(c) The provisions of this Article are solely for the benefit of Administrative Agent, Collateral Agent and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 12.2 Rights as a Lender. The Person serving as Agent hereunder, to the extent a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders.

Section 12.3 Exculpatory Provisions. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its their Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders (or such other number or percentage of the Lenders as shall be necessary, or Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 13.1 and Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to Agent by a Borrower or a Lender. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

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Section 12.4 Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any writing sent through electronic mail) sent by a Loan Party believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.5 Delegation of Duties. Agent may perform any and all of their duties and exercise their rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 12.6 Resignation or Removal of the Administrative Agent or Collateral Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative to be effective not earlier than thirty (30) days from the date of such notice.

(b) The Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative to be effective not earlier than thirty (30) days from the date of such notice.

(c) The Required Lenders may, upon 10 Business Days’ notice to Agent, remove either of the Administrative Agent or Collateral Agent. Upon receipt of such notice, Agent shall cease all further activities and duties in the capacity in for which it was removed and provide such assistance as the Required Lenders may request to effect an orderly transition to a new Agent.

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(d) Upon receipt of any notice of resignation by the Administrative Agent or Collateral Agent or the removal of either of them by the Required Lenders, or if there exists a vacancy in any such capacity for whatever reason, the Required Lenders shall have the right to appoint a successor, which successor shall be any Affiliate of Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring or removed Agent gives notice of its resignation, then such retiring or removed Agent may, on behalf of the Secured Parties, appoint a successor Agent meeting the qualifications set forth above; provided that if Agent shall notify the Borrower Representative and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice, and (1) the retiring or removed Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender, until such time as the Required Lenders appoint a successor Agent as provided for above in this section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this section). After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 13.4 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable.

Section 12.7 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 12.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Section 4.6 and Section 13.4) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to Administrative Agent any amount due for the compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 4.6 and Section 13.4. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Amendments, Actions Under this Agreement, etc.

(a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the with respect to each Borrower by such Borrower and the Required Lenders or by the such Borrower and the Administrative Agent or Collateral Agent (as applicable) with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Maximum Commitment of any Lender without the written consent of such Lender, (ii) reduce by way of forgiveness the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except the waiver of the obligation to pay Default Rate of interest (both prior to its accrual and retroactively) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 4.3 in each case which shall only require the approval of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Maximum Commitment, without the written consent of each Lender directly affected thereby, (iv) change any of the provisions of this Section, the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (v) except as permitted by the terms of a Loan Document, release the Borrower from its obligations under the Security Agreement without the written consent of each Lender, or (vi) except as provided in clause (b) of this Section or in any Security Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Collateral Agent without the prior written consent of the Administrative Agent or Collateral Agent, as applicable. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification. Notwithstanding anything herein to the contrary, Administrative Agent shall have the right, without the consent of the Required Lenders, to waive any conditions precedent to the making of any Advance and/or to accept the cure of any Default or Event of Default, in each case, in its reasonable discretion.

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(b)The Lenders hereby irrevocably authorize the Collateral Agent, at its option, to release any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the occurrence of the Maturity Date, (ii) constituting property being sold or disposed of if the Borrower certifies Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 11. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral;

(c) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower or the Administrative Agent may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other Person which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loan and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 5.1; or

(d) Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

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Section 13.2 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be either (i) in writing (including fax) and delivered by nationally recognized courier service, fax or otherwise or (ii) by electronic mail, (A) as to any Borrower, the Borrower Representative, each Lender, the Administrative Agent and the Collateral Agent, at its address specified on its signature page hereto (or, in the case of a Lender that becomes party to this Agreement by assignment, at its address or fax number specified in the Assignment and Assumption pursuant to which it became a Lender hereunder) and (B) any other Person, at such other Person’s address or fax number as shall be designated by such Person in a written notice to the Agent.

(b) Change of Address, Etc. Each of Borrower, the Borrower Representative, Collateral Agent and Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative, Collateral Agent and Administrative Agent.

(c) Reliance by Administrative Agent, Collateral Agent and Lenders. Administrative Agent, Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrowers or the Borrower Representative even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein.Borrowers and Borrower Representative shall indemnify Collateral Agent, Administrative Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf ofBorrowers or Borrower Representative.

Section 13.3 No Waiver; Cumulative Remedies. No failure by any Lender, Collateral Agent or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of Lenders, Collateral Agent and Administrative Agent herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 13.4 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.

(i) Sponsor shall pay at the Closing (i) all out-of-pocket expenses incurred by Administrative Agent and Collateral Agent (including the fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent), in connection with the preparation, negotiation, due diligence, execution, and delivery of this Agreement and the other Loan Documents; and (ii) all out-of-pocket expenses incurred by the Borrower Parties (including the fees, charges and disbursements of counsel for the Borrower Parties), in connection with the preparation, negotiation, due diligence, execution, and delivery of this Agreement and the other Loan Documents.

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(ii) Except as otherwise set forth in the Loan Documents, Borrower shall pay (X) all out-of-pocket expenses incurred by Administrative Agent and Collateral Agent (including the fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent), in connection with the administration of this Agreement and the other Loan Documents, (X) all out-of-pocket expenses incurred by Administrative Agent, (including the fees, charges and disbursements of counsel for Administrative Agent), in connection with the review and due diligence in connection with proposed Core Asset Investments (including any related Senior Mortgage Loan Documents), (Y) all out-of-pocket expenses incurred by Administrative Agent and Collateral Agent (including the fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent), in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (Z) all out-of-pocket expenses incurred by Administrative Agent, Collateral Agent or any Lender (including the fees, charges and disbursements of counsel for Administrative Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.4 Section 13.4, or (B) in connection with the Loan hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan but excluding any expenses incurred by Administrative Agent, Collateral Agent or any Lender in connection with any sale, transfer or participation of its interest in the Loan. All obligations of Borrowers to make payments under the Loan Documents shall be joint and several.

(b) Indemnification by Borrower. Borrower shall Borrowers. Borrowers hereby jointly and severally indemnify and defend Administrative Agent and Collateral Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages (excluding special, punitive or consequential damages except to the extent awarded in favor of any third party against any Indemnitee), broker’s commissions (including all actual expenses and attorney’s fees incurred by Administrative Agent, Collateral Agent or any Lender is connection with the defense of any action or proceeding brought to collect any such broker’s commissions), liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party (collectively, “Claims”) arising out of, in connection with,____ or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Core Asset, or any Environmental Liability related in any way to a Borrower or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative or contributory negligence of any Indemnitee or its agents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee or its agents, (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of any Indemnitee’s obligations hereunder or under any other Loan Document, ifsuch Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) asserted by an assignee or participant arising out of any actual sale, transfer or participation by any Lender of its interest in the Loan.

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(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 13.4 to be paid by it to Administrative Agent, Collateral Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent, Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent, Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders hereunder to make payments pursuant to this Section 13.4(c) are several and not joint. The failure of any Lender to make any payment under this Section 13.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make its payment under this Section 13.4(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless such distribution is determined by a court of competent jurisdiction to be gross negligence or willful misconduct.

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(e) Payments. All amounts due under this Section 13.4 shall be payable not later than five (5) Business Days after demand therefor.

(f) Survival. The agreements in this Section 13.4 shall survive the resignation of Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Loan and the repayment, satisfaction or discharge of all the other obligations.

Section 13.5 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to Administrative Agent, Collateral Agent or any Lender, or Administrative Agent, Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, Collateral Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent or Collateral Agent. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the obligations and the termination of this Agreement.

Section 13.6 Successors And Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder without the consent of Borrower not to be unreasonably withheld, conditioned or delayed, except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 13.6, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that:

(i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and commitments assigned;

(ii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption; and

(iii) Administrative Agent or one or more of its Affiliates shall serve as administrative agent hereunder.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 13.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower Borrowers (at itstheir expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and Principal Amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register. For the avoidance of doubt, the Register shall, at all times, be maintained in accordance with Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Eligible Participant (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 1.1(a) that affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.7 as though it were a Lender.

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(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.7 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent (but without the prior notice to or consent of Borrower, any such notice and consent being expressly waived by Borrower to the extent permitted by applicable Law), to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of Borrower or any other Loan Party (but specifically excluding any amounts in which any Senior Mortgage Lender or DST Investor has any rights under the terms of the applicable Senior Mortgage Loan Documents or DST Trust Agreement and any reserves which are required to be maintained pursuant to the terms of any Senior Mortgage Loan Documents or DST Trust Agreement) against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 13.7 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 13.8 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Principal Amounts of the Loan or, if it exceeds such unpaid Principal Amounts, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 13.9 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of any executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile TIFF, or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

Section 13.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Loan or any other obligation hereunder shall remain unpaid or unsatisfied.

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Section 13.11 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.12 Governing Law; Jurisdiction; Etc..

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND THE LOAN MADE BY LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE, AND/OR THE LOAN AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, LENDERS OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT AGENT’S OR ANY LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

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Neil O'Halloran, Esq.

O'Halloran Ryan PLLC

275 Madison Avenue, 36th floor

New York, New York 10016

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW_ YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LENDER WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LENDER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. EACH LENDER IRREVOCABLY AGREES THAT ALL SERVICE OF PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH ON ITS SIGNATURE PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE BORROWER SHALL HAVE BEEN NOTIFIED

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PURSUANT THERETO, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH LENDER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

Section 13.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13.13 Section 13.13.

Section 13.14 Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders and Administrative Agent and Collateral Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders. Neither the Lenders nor Administrative Agent or Collateral Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its their Affiliates or direct or indirect owners; nor shall the Lenders nor Administrative Agent and Collateral Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its their Affiliates or direct or indirect owners, or to owe any fiduciary duty to the Borrower or any of its their Affiliates or direct or indirect owners. The Lenders, Administrative Agent and Collateral Agent do not undertake or assume any responsibility or duty to the Borrower or any of its their Affiliates or direct or indirect owners to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its their Affiliates or direct or indirect owners of any matter in connection with its or its property, any security held by Collateral Agent or the operations of the Borrower Borrowers or any of its their Affiliates or direct or indirect owners. The Borrower Borrowers and each of itstheir Affiliates or direct or indirect owners shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, Administrative Agent or Collateral Agent in connection with such matters is solely for the protection of the Lenders, Administrative Agent and Collateral Agent and neither the Borrower nor any of its their Affiliates or direct or indirect owners is entitled to rely thereon.

Section 13.15 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and each of Administrative Agent and Collateral Agent (for itself and not on behalf of any Lender) hereby notifies Borrower Borrowers that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record, and Borrower hereby agrees to provide, information that identifies Borrower identify Borrowers, which information includes the name and address of Borrower and other information that will allow such Lender, Administrative Agent or Collateral Agent, as applicable, to identify Borrower Borrowers, and otherwise enable compliance, in accordance with the Patriot Act.

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Section 13.16 Time Of The Essence. Time is of the essence of the Loan Documents.

Section 13.17 Telephone and Electronic Authorization.

(a) Each Agent and the Lenders may honor telephone, telefax or email instructions for repayments, by any one of the individuals authorized to sign Loan agreements on behalf of the Borrowers, the Borrower, Representative or any other individual designated by any one of such authorized signers. A list of authorized signers shall be named in Schedule 13.17. This Schedule may be modified from time-to-time by the Borrower Representative; provided that at all times the individuals named as Chairperson, President, Chief Executive Officer, Secretary and Treasurer of the Borrowers or the Borrower Representative shall be deemed to be authorized signers.

(b) The Borrower Borrowers will indemnify and hold each Agent and each Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone, telefax or email instructions such party believes are made by any individual authorized by the Borrower in Section 13.17(a) (or deemed authorized in accordance with Schedule 13.17) to give such instructions other than losses caused by either Agent’s or a Lender’s gross negligence or willful misconduct. This paragraph will survive this Agreement’s termination, and will benefit the Agent, each Lender and their respective officers, employees, and agents.

Section 13.18 Waiver of Fiduciary Duties.

(a) Except as expressly set forth herein and in the other Loan Documents, whenever in the Loan Documents an Agent or a Lender is permitted or required to make a decision, in its capacity as an agent, a lender or a secured party or otherwise, (including a decision that is in such Agent’s or Lender’s “discretion” or under a grant of similar authority or latitude), such Agent or Lender shall be entitled to consider only such interests and factors as such Agent or Lender desires, including its own interests in its capacity as agent or lender and secured party under the Loan Documents, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Borrower, the Depositors, the DSTs, the Sponsor, or any of their respective Affiliates, notwithstanding that an Affiliate of such Agent or Lender, as applicable, may have other business dealings with any of the Borrower Borrowers, the Depositors, the DSTs, the Sponsor, or any of their respective Affiliates. Without limiting the generality of the foregoing, the fact that an Affiliate of Agent or a Lender may have other business dealings with any of the Borrower, the Depositors, the DSTs, the Parent, the Sponsor, or any of their respective Affiliates, shall not be in any way affect, impede, increase or diminish or otherwise modify such Agent or Lender’s rights under any of the Loan Documents.

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(b) Each Agent, each Lender and each Borrower Party acknowledges and agrees that no fiduciary relationship exists between Agent, the Lenders and the Borrower Parties and none of the Loan Documents nor any other agreement between or among the Agent, the Lenders, any Affiliate of the Agent or Lenders and/or any of the Borrower Parties or any Affiliate of any Borrower Party imposes any fiduciary duty on the Agent or Lender. Further, each of the Borrower Parties, on behalf of itself and each of its Affiliates, hereby waives any and all fiduciary duties that, absent such waiver, may be implied by applicable Law, and in doing so, acknowledges and agrees that the duties and obligation of the Agent and the Lenders to the Borrower Parties are only as expressly set forth in the Loan Documents.

(c) Neither Agent nor any Lender shall be imputed with any knowledge regarding the Core Assets, any of the Borrower, the Depositors, the DSTs, the Sponsor, or any of their respective Affiliates as a result of any Affiliate of such Agent or Lender having other business dealings with any of the Borrower, the Depositors, the Sponsor, or their respective Affiliates.

Section 13.19 Repayment in Full After Termination or Expiration of Reinvestment Period. On the Termination Date, notwithstanding that the Scheduled Maturity Date may not have occurred, the Loan Documents shall terminate and the Loan Parties shall be released from all obligations and liabilities thereunder other than any liabilities which, by their express terms, survive the repayment in full of the Loan. Notwithstanding the foregoing, to the extent any Borrower makes a payment or payments to Administrative Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations and liabilities hereunder or under the other Loan Documents or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent. The immediately foregoing sentence shall survive any termination of the Loan Documents pursuant to this Section 13.19.

Section 13.20 Joint and Several. If more than one Person has executed this Agreement as “Borrower,” or “Borrowers”, the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several. Each entity that constitutes Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents.

ARTICLE 14

SENIOR MORTGAGE LOANS

Section 14.1 Senior Mortgage Loan Defaults. Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, to the extent an Owned DST (or its wholly owned Subsidiary) is the borrower under a Senior Mortgage Loan, if there shall occur any event of default under the applicable Senior Mortgage Loan Documents (continuing beyond the expiration of any applicable notice and/or cure periods), Borrower hereby expressly agrees that Administrative Agent shall have the immediate right, without prior notice to Borrower (but with notice to be given promptly thereafter), but shall be under no obligation: (i) to pay all or any part of such Senior Mortgage Loan and any other sums that are then due and payable to the applicable Senior Mortgage Lender, and to perform any act or take any action on behalf of Borrower and/or any Owned DST (or its wholly owned Subsidiary) as may be appropriate, to cause all of the terms, covenants and conditions of the Senior Mortgage Loan Documents on the part of Owned DST (or its wholly owned Subsidiary) to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Administrative Agent shall deem advisable to protect or preserve the rights and interests of Agent and the Lenders in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 14.1 (including attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower (ii) shall increase the outstanding Principal Amount of the Loan, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Administrative Agent, (iv) shall constitute a portion of the Obligations, and (v) shall be secured by the Collateral.

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Section 14.2 Indemnification. Borrower hereby indemnifies Borrowers hereby jointly and severally indemnify Agent and Lenders from and against all liabilities, obligations, losses, damages (excluding special, punitive and consequential damages except to the extent awarded in favor of any third party against Agent or Lenders), penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or Lenders as a result of the foregoing actions except to the extent arising from the gross negligence or willful misconduct of Agent, Lenders or any of their respective agents, employees or contractors. Agent and Lenders shall have no obligation to any DST, any Borrower or any other Loan Party, or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit any Owned DST (or its wholly owned Subsidiary) to impede, interfere with, hinder or delay, any effort or action on the part of Administrative Agent to cure any event of default under a Senior Mortgage Loan, or to otherwise protect or preserve Agent’s or Lenders’ interests in the Loan and the Collateral following an event of default under a Senior Mortgage Loan to the extent an Owned DST (or its wholly owned Subsidiary) is the borrower under such Senior Mortgage Loan.

Section 14.3 Release. As a material inducement to the Lenders’ making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lenders or Agent arising out of Agent’s exercise of its rights and remedies provided in this Article 14 except to the extent arising from the gross negligence or willful misconduct of Agent, any Lender or their respective agents, contractors or employees. In the event that Agent or Lenders make any payment in respect of a Senior Mortgage Loan as permitted herein, Agent and/or Lenders shall be subrogated to all of the rights of the applicable Senior Mortgage Lender under the Senior Mortgage Loan Documents against the Core Asset, and the Owned DST (and its wholly owned Subsidiary) and any Loan Party, in addition to all other rights it may have under the Loan Documents.

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Section 14.4 Turnover. If Agent is required pursuant to the terms of any intercreditor agreement entered into with a Senior Mortgage Lender to pay over to such Senior Mortgage Lender any payment or distribution of assets (including proceeds of Collateral and amounts realized upon any disposition of all or any portion thereof), whether in cash, property or securities, that is or has been applied to the outstanding Principal Amount of the Loan, then Borrower shall jointly and severally indemnify and Lenders for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the outstanding Principal Amount of the Loan, notwithstanding the prior receipt of such payment by Agent or Lenders, as if it had never been so paid or received.

Section 14.5 Senior Mortgage Loan Estoppel. Borrower Borrowers shall (or shall cause any Owned DST (or its wholly owned Subsidiary) to), from time to time after request by Administrative Agent, use reasonable efforts to obtain from a Senior Mortgage Lender (to the extent an Owned DST (or its wholly owned Subsidiary) is the Borrower under the applicable Senior Mortgage Loan) such certificates of estoppel with respect to compliance by the applicable Owned DST (or its wholly owned Subsidiary) with the terms of the Senior Mortgage Loan Documents as may be requested by Administrative Agent, subject to any limitations set forth in the applicable Senior Mortgage Loan Documents. In the event or to the extent that a Senior Mortgage Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as the Borrower Representative furnishes to Administrative Agent an estoppel executed by Borrower expressly representing to Administrative Agent the information requested by Administrative Agent regarding compliance by the Owned DST (or its wholly owned Subsidiary) with the terms of the Senior Mortgage Loan Documents. Borrower hereby agrees to Borrowers hereby agree to jointly and severally indemnify, defend and hold Agent and Lenders harmless from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or Lenders based in whole or in part upon any fact, event, condition, or circumstances relating to a Senior Mortgage Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

BORROWER:

VERSITY EQUITYCO, LLC, a Delaware limited liability company

By:
Name:
Title:	Authorized Representative

Address for Notices:

With a copy to:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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ADMINISTRATIVE AGENT: KHCA FUNDING LLC

By:
Name: Joshua P. Eaton
Title: President

Address for Notices:

Crayhill Capital Management LP

34 East 51st Street, 15th Floor

New York, NY 10022

Attention: Joshua P. Eaton

Email: jeaton@crayhill.com

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

2001 K Street, N.W.

Washington, DC 20006-1037

Attention Blayne A. Grady

Fax: (202) 887-4288

Email: bgrady@akingump.com

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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COLLATERAL AGENT:KHCA FUNDING LLC

By:
Name: Joshua P. Eaton
Title: President

Address for Notices:

Crayhill Capital Management LP

34 East 51st Street, 15th Floor

New York, NY 10022

Attention: Joshua P. Eaton

Email: jeaton@crayhill.com

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

2001 K Street, N.W.

Washington, DC 20006-1037

Attention Blayne A. Grady

Fax: (202) 887-4288

Email: bgrady@akingump.com

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

112

Exhibit A-1

[see attached]

113

EXHIBIT A

FORM OF

PROMISSORY NOTE

Up to $[_________ ]	as of [_________ ], 20[___]

FOR VALUE RECEIVED, [•] LLC (the “Obligor”), DOES HEREBY PROMISE TO PAY to the order of [•] or its registered assigns (the “Lender”) at the office of KHCA Funding LLC, in its capacity as administrative agent (together with its successors and assigns, “AdministrativeAgent”), at Crayhill Capital Management LP, 34 East 51st Street, 15th Floor, New York, NY 10022, in lawful money of the United States of America in immediately available funds, the principal amount of up to [__________ ] DOLLARS ($[ ]), or the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement referred to below) made by the Lender to the Obligor pursuant to the Loan Agreement, whichever is less, on such date or dates as are required by the Loan Agreement, and to pay interest (including, without limitation, PIK Interest calculated in accordance with the Loan Agreement) on the unpaid principal amount from time to time outstanding hereunder accrued at the applicable interest rate and calculated in the manner specified in the Loan Agreement, at such times as are set forth in the Loan Agreement.

Except as otherwise specifically provided in the Loan Agreement or the other Loan Documents, the Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder’s remedies against the Obligor or any other party liable hereon or against any security for this Note. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

The Lender may, but is not obligated to, set forth on the last page hereof such information as is designated on the last page hereof; provided, however, that any error in or omission of such information shall not impair the Lender’s rights hereunder.

If this Note is executed by more than one person or entity as Obligor, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

This Note is the Note referred to in that certain Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022 (as the same may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement) among the Obligor, as a Borrower, the other Borrowers party thereto, the Lenders referred to therein, the Administrative Agent and [•], in its capacity as collateral agent, and is entitled to the benefits of, and is secured by the security interests granted in, the Loan Agreement and the other Loan Documents, which Loan Agreement and other Loan Documents, among other things, contain provisions for mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Loan Agreement. This Note is made pursuant and subject to the terms and conditions of the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first above written.

_______________I1, a Delaware limited liability company

By:
Name:
Title:

Signature Page to Promissory Note

115

[LAST PAGE OF NOTE]

Payments

Date	Amount of Loan	Principal	Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

116

Exhibit B-1

[see attached]

117

EXHIBIT B

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT(this“Agreement”), dated as of [______________ ], 20___, by and between [__________ ], a [________ ] (the “Assignor”) and [_______ ], a [________ ] (the “Assignee”).

Reference is made to that certain Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022 (as further amended, restated, amended and restated replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Versity EquityCo, LLC, a Delaware limited liability company (“EquityCo”), Versity EquityCo II, LLC, a Delaware limited liability company (together with EquityCo and their successors and assigns, the “Borrowers”), KHCA Funding LLC, in its capacity as administrative agent (together with its successors and assigns, the “Administrative Agent”) and collateral agent (together with its successors and assigns, the “Collateral Agent”), in each case, for itself and any additional or subsequent lenders which may become a party thereto from time to time (collectively the “Lenders”), and the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The Assignor and the Assignee hereby agree as follows:

1.

As of the Assignment Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Loan Agreement to the extent related to the amounts and percentages specified in Section 1of Schedule I hereto.

2.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any Lien granted by the Borrowers to the Collateral Agent in the Collateral, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

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3.

The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, (b) appoints and authorizes each of the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to each such agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Loan Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (f) sets forth beneath its name on the signature pages hereof its address for notices and (g) if applicable, attaches two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Loan Agreement payable to it without deduction or withholding of any United States federal income taxes, a U.S. Tax Compliance Certificate, and such other tax forms that may be required under the Loan Agreement.

4.

Following the execution of this Agreement by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Agreement shall be the effective date specified in Section 2of Schedule Ihereto (the “Assignment Effective Date”).

5.

As of the Assignment Effective Date, (a) the Assignee shall be a party to the Loan Agreement and have all of the rights and obligations under the Loan Agreement of a Lender and (b) the Assignor shall relinquish all of its rights and be released from its obligations under the Loan Documents in its capacity as a Lender in respect of its interest assigned hereby to Assignee, to the extent arising or accruing from and after the date hereof (but shall continue to be entitled to the benefits of Section 13.4 of the Loan Agreement with respect to facts and circumstances occurring prior to the Assignment Effective Date).

6.	From and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby to the Assignee.

7.	This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[__________________________ ], as Assignor

By:
Name:
Title:

120

[__________________________ ], as Assignee

By:
Name:
Title:

Address for notices:

[______________________ ]
Tel: [_______________ ]
Fax: [_______________ ]
Email: [_____________ ]

With a copy to:

[______________________ ]
Tel: [_______________ ]
Fax: [_______________ ]
Email: [_____________ ]

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ACCEPTED AND AGREED this [__] day of [______ ], 20[___]:

KHCA Funding LLC, as Administrative Agent

By:
Name:
Title:

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SCHEDULEI

SECTION1.

Outstanding principal amount of Loans assigned to Assignee:	$[___]
Percentage of aggregate outstanding principal amount of Loans assigned to Assignee:	[___]%

SECTION 2.

Assignment Effective Date:

[_____________ ], 20[__]

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Exhibit D-1

[see attached]

124

[FORM OF] COMPLIANCE CERTIFICATE

[_________ ], 20[___]

Reference is hereby made to Section 8.1(d) of that certain Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022 (as so amended and as the same may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Versity EquityCo, LLC, a Delaware limited liability company, as borrower (“EquityCo”), Versity EquityCo II, LLC, a Delaware limited liability company, as borrower (“EquityCo II” and together with EquityCo, the “Borrowers”), KHCA Funding LLC, in its capacity as administrative agent (together with its successors and assigns, “Administrative Agent”), KHCA Funding LLC, in its capacity as collateral agent (together with its successors and assigns, “Collateral Agent”), and the lenders from time to time party thereto (collectively, L“enders”, together with Administrative Agent and Collateral Agent, individually and/or collectively as the context may require, “Secured Party”). Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

The undersigned, [?], being a duly authorized Responsible Officer of the Borrowers, does hereby certify as of the date hereof to Secured Party as follows:

(i)	no Default or Event of Default is continuing as of the date hereof;1

(ii)	all filings required under the Security documents have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with Section 8.1(d); and

(iii)

[[the Loan Parties have delivered all documents they are required to deliver to Secured Party on or prior to the date hereof pursuant to any Loan Document] OR [true, correct and complete copies of all documents required to be delivered on or prior to the date hereof by the Loan Parties to Secured Party pursuant to any Loan Document are attached hereto as Exhibit A]].

[Signature Page Follows]

____________________

1 If a Default or Event of Default is continuing, Schedule I shall set forth the nature of each Default or Event of Default and the action that is proposed to be taken to cure such Default or Event of Default.

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IN WITNESS WHEREOF, the undersigned has executed this certificate, on behalf of the Borrowers, effective as of the date first written above.

VERSITY EQUITYCO, LLC, a Delaware limited liability company

By:	Versity Investments, LLC, a Delaware limited liability company, its Manager

By:
Name:
Title:

VERSITY EQUITYCO II, LLC, a Delaware limited liability company

By:	Versity Invest, LLC, a Delaware limited liability company, its Manager

By:
Name:
Title:

Signature Page to Compliance Certificate

126

EXHIBIT A

REQUIRED DOCUMENTS

127

Exhibit E-1

[see attached]

128

[FORM OF DEPOSITOR] LIMITED LIABILITY COMPANY AGREEMENT

OF [  ], LLC,

a Delaware limited liability company

This Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, and as amended, restated or supplemented or otherwise modified from time to time, this “Agreement”) of [_________ ], a Delaware limited liability company (the “Company”),  is made and entered into as of [month] [day ], [year] by [Versity EquityCo, LLC][Versity EquityCo II, LLC], a Delaware limited liability company, as the sole Member of the Company and [Versity Investments, LLC][Versity Invest, LLC], a Delaware limited liability company, as the initial Manager. Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby acknowledges the formation of the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), and any successor statute, as amended from time to time (the “Act”), and this Agreement. The parties hereto hereby agree as follows:

Section 1. Name. The name of the limited liability company formed hereby is [_________ ].

Section 2. Principal Business Office. The principal business office of the Company shall be located at 20 Enterprise, Suite 400, Aliso Viejo, CA 92656 or such other location as may hereafter be determined by the Manager.

Section 3. Registered Office. The address of the registered office of the Company in the State of Delaware is 1201 N. Orange St., Suite 7044, Wilmington, Delaware 19801.

Section 4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Sorensen Entity Services LLC, 1201 N. Orange St., Suite 7044, Wilmington, Delaware 19801.

Section 5. Member. The mailing address of the Member is 20 Enterprise, Suite 400, Aliso Viejo, CA 92656. The Member was admitted as a member of the Company upon its execution of a counterpart signature page to this Agreement. The Member may act by written consent.

Section 6. Certificate of Formation. [___________], as an “authorized person” within the meaning of the Act, executed, delivered and filed a Certificate of Formation and filed it with the Delaware Secretary of State as required by the Act, and upon such filing, [his/her] powers as an “authorized person” ceased, and the Manager of the Company thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Manager may execute and file any amendments to the Certificate of Formation from time to time in a form prescribed by the Act. The Manager also shall cause to be made, on behalf of the Company, such additional filings and recordings as the Manager shall deem necessary or advisable.

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Section 7. Purpose. Notwithstanding anything to the contrary contained in this Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose of the Company shall be (A) owning the Equity Interests in the Applicable DST and (B) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

Section 8. Powers. The Company, and the Manager on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 above, and (ii) shall have and exercise all the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

(a) Manager. The business and affairs of the Company shall be managed by or under the direction of a manager, which is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act (the “Manager”).

(b) Appointment of Manager. [Versity Investments, LLC,][Versity Invest, LLC,] a Delaware limited liability company, is hereby appointed as the initial Manager of the Company. Subject to the remainder of this Section 9, the term of the Manager shall continue until its resignation.

(c) Powers. Except as otherwise set forth herein, the Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7 above, the Manager has the authority to execute documents on behalf of, and to bind, the Company, including, but not limited to the Basic Documents.

(d) Action by Written Consent. The Manager shall have the right and authority to act by written consent.

(e) Compensation of the Manager; Expenses. The Manager shall not be entitled pursuant to this Agreement to any compensation for serving in such capacity or reimbursement for its direct expenses, if any, incurred in connection with serving as the Manager.

(f)Manager as Agent. To the extent of its powers set forth in this Agreement, the Manager is an agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in accordance with such powers set forth in this Agreement shall bind the Company.

(g) No Voluntary Resignation. The Manager may not voluntarily resign as the manager of the Company, without the prior written consent of (A) the Member and (B) until the Obligations have been indefeasibly paid in full, the Administrative Agent.

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(h) Removal of Manager; EOD. Until the Obligations have been indefeasibly paid in full, the Administrative Agent may remove the Manager as the manager of the Company by delivering written notice to the Company, the Manager and the Member at any time permitted under Section 11.2(a)(iii) of the Loan Agreement; provided, that (A) the Manager shall be automatically removed as a manager of the Company immediately upon the Manager’s receipt of such notice and no further action shall be required to effectuate such removal from its position as manager of the Company, (B) the Administrative Agent may require the Member to appoint a replacement manager of the Company as may be designated by the Administrative Agent and (C) Administrative Agent shall serve as the replacement manager of the Company until the appointment of the replacement manager of the Company in accordance with clause (B) above.

(i) Removal of Manager; Pledge Transfer. Concurrently with the consummation of a Pledge Transfer, (A) the Manager shall be automatically removed as a manager of the Company and no further action shall be required to effectuate such removal from its position as manager of the Company, (B) the Administrative Agent may require the Company to appoint a replacement manager of the Company as may be designated by the Administrative Agent and (C) Administrative Agent shall serve as the replacement manager of the Company until the appointment of the replacement manager of the Company in accordance with clause (B) above.

Section 10. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

Section 11. Capital Contributions. The Member has contributed to the Company the capital contribution listed on Schedule B attached hereto.

Section 12. Additional Contributions. The Member is not required to make any additional capital contributions to the Company; however, the Member may make additional capital contributions to the Company at any time. To the extent that the Member makes an additional capital contribution to the Company, the Manager shall revise Schedule B of this Agreement. The Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 13. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

Section 14. Distributions. Distributions of capital shall be made to the Member at the times and in the aggregate amounts determined by the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution of capital to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Loan Documents.

Section 15. Books and Records; Accounts. The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Manager. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents at any time and shall have access to all bank accounts of the Company at all times. The Company’s books of account shall be kept using the method of accounting determined by the Manager. The Company’s independent auditor, if any, shall be an independent accounting firm selected by the Manager.

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Section 16. Reports. The Manager shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 17. [Reserved].

Section 18. Exculpation and Indemnification.

(a) Neither the Member, the Manager, nor any employee or agent of the Company nor any employee, representative, agent, member, manager or Affiliate of the Member or the Manager (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, gross negligence or willful misconduct.

(b) Any and all claims for indemnification for any loss, damage or claim incurred by any Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement shall only be made pursuant to Member Operating Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s fraud, gross negligence or willful misconduct.

(c) The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

Section 19. Assignments. No limited liability company interest in the Company may be transferred or assigned, in whole or in part, without the prior written consent of (a) the Member and (b) until the Obligations have been indefeasibly paid in full, the Administrative Agent; provided, that, no consent or approval of the Company, the Member, the Manager, the Administrative Agent or any other Person shall be required to consummate a Pledge Transfer or any transfer or assignment by any successor Member thereafter. Subject to Section 21 of this Agreement, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 19, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective upon such transfer and the Member shall cease to be a member of the Company. Any successor to a Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 20. Resignation. Except in connection with a Pledge Transfer, the Member may not resign as a member of the Company. If the Member is permitted to resign pursuant to this Section 20, a new member shall be admitted to the Company, subject to Section 21 of this Agreement, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective upon such resignation and the resigning Member shall cease to be a member of the Company.

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Section 21. Admission of Additional Members.

(a) One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, that, notwithstanding the foregoing, until the Obligations have been indefeasibly paid in full, no additional Member may be admitted to the Company without the prior written consent of the Administrative Agent; provided, further, that no consent or approval of the Company, the Member, the Manager, the Administrative Agent or any other Person shall be required to admit the recipient of the Equity Collateral as a result of a Pledge Transfer or any transfer or assignment by any successor Member thereafter.

(b) Notwithstanding any provision in the Act or any other provision contained herein to the contrary, (i) the initial Member shall be permitted to pledge and, upon a Pledge Transfer, to transfer or assign to the Administrative Agent or its designee the Equity Collateral pursuant to the terms of Borrower Pledge Agreement; and (ii) concurrently with the consummation of a Pledge Transfer, (A) the initial Member shall automatically cease to be a member of the Company, (B) the recipient of the Equity Collateral as a result of such Pledge Transfer shall automatically be admitted as a successor member of the Company with all of the rights and obligations of a member of the Company hereunder, and (C) no further action shall be required on the part of the Company, the initial Member or any other Person to effectuate the foregoing clauses (A) and (B). From and after the automatic admission of the successor member of the Company in accordance with this Section 21(b), the successor member may (x) exercise all the rights and powers of a member of the Company pursuant to this Agreement, including the right to vote or give approvals, consents, ratifications or waivers; and (y) to the extent not so registered, cause the Company to register the transfer or assignment of the limited liability company interest of the Company in the Company’s books maintained for such purpose.

(c) The Company acknowledges that the pledge of the Equity Collateral pursuant to the Borrower Pledge Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of the initial Member, in its capacity as a member of the Company, including the right to vote, manage or give approvals, consents, ratifications or waivers. The Collateral Agent shall be entitled to take any action and exercise any right to vote or give approvals, consents, ratifications or waivers in respect of the Equity Collateral in its capacity as attorney-in-fact as set forth therein or pursuant to any power of attorney or proxy granted thereunder during any applicable period as provided in the Borrower Pledge Agreement (the “Voting Period”) and any such rights as exercised by the Collateral Agent shall be valid and effective hereunder. During the Voting Period, the initial Member, in its capacity as a member of the Company, shall not be entitled to take any action or exercise any right to vote or give approvals, consents, ratifications or waivers in respect of the Equity Collateral.

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(d) Until the Obligations have been indefeasibly paid in full, none of the Company, Member or the Manager shall issue or permit the issuance of any additional limited liability company interests of the Company (other than the initial issuance of limited liability company interests of the Company to the initial Member prior to the date of this Agreement) without the prior written consent of the Administrative Agent.

Section 22. Dissolution.

(a) Subject to Section 34(c), the Company shall dissolve upon any act or event causing the dissolution of the Company under the Act, unless, if permitted by the Act, the Company is continued in accordance with the Act.

(b) Notwithstanding any other provision of this Agreement, any action initiated by or brought against the Member or any additional member under any Creditors Rights Laws shall not cause the Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, the Member, and any additional member, waives any right it might have to agree in writing to dissolve the Company upon the occurrence of any action initiated by or brought against the Member, or additional member under any Creditors Rights Laws, or the occurrence of an event that causes the Member, or additional member, to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

( ) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 23. Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, each of the Member and any additional member admitted to the Company hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 14 hereof. The interest of the Member in the Company is personal property.

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Section 24. Tax Status. It is intended that the Company shall be a disregarded entity for federal, state and local income tax purposes.

Section 25. Benefits of Agreement; No Third-Party Rights. Subject to the next sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or any other member admitted to the Company, and nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. Notwithstanding the foregoing, Administrative Agent and the Collateral Agent are intended third-party beneficiaries of each of the provisions of this Agreement as to which they have or are given rights and such provisions are enforceable by the Administrative Agent and the Collateral Agent.

Section 26. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 27. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 28. Binding Agreement. The parties hereto agree that this Agreement constitutes the legal, valid and binding agreement of the parties hereto.

Section 29. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30. Amendments. This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member and the Company; provided, that until the Obligations have been indefeasibly paid in full, this Agreement may not be amended, altered, changed or repealed (in whole or in part) without the prior written consent of the Administrative Agent.

Section 31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered or sent by generally recognized overnight courier service, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2 of this Agreement, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party in accordance with the terms of this Section 32.

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Section 33. Certificates.

(a) Each limited liability company interest of the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the UCC (including Section 8-102(a)(15) thereof), and (ii) the corresponding provisions of the UCC of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions of Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

(b) Each limited liability company interest of the Company shall be represented by a certificate in substantially the form of Exhibit A attached hereto (a “LLC Certificate”) and, accordingly, each limited liability company interest of the Company shall be deemed to be a “certificated security” within the meaning of the UCC. Each LLC Certificate shall be executed by the Manager or any other authorized person on behalf of the Company. Each LLC Certificate shall bear the following legend: “This certificate evidences ☐% of the limited liability company interests in [NAME OF COMPANY] and shall be a security for purposes of Article 8 of the Uniform Commercial Code of the States of Delaware and New York” (with the applicable percentage of limited liability company interests of the Company appropriately inserted). The foregoing legend shall not be amended, and no such purported amendment to the foregoing legend shall be effective until all outstanding LLC Certificates have been surrendered for cancellation.

(c) Without any further act, vote or approval of the Member, the Manager or any other Person, the Company shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the owner of limited liability company interests of the Company represented by such LLC Certificate, as reflected on the books and records of the Company:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued LLC Certificate has been lost, stolen, misplaced or destroyed;

(ii) requests the issuance of a new LLC Certificate before the Company has notice that such previously issued LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, theft, misplacement or destruction of the previously issued LLC Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

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(d) Upon the Member’s transfer in accordance with the provisions of this Agreement of any or all limited liability company interests of the Company represented by a LLC Certificate, the transferee of such limited liability company interests shall deliver such LLC Certificate to the Company for cancellation, and the Company shall thereupon issue a new LLC Certificate to such transferee for the percentage of limited liability company interests in the Company being transferred and, if applicable, cause to be issued to the Member a new LLC Certificate for that percentage of limited liability company interests in the Company that were represented by the canceled LLC Certificate and that are not being transferred. For the avoidance of doubt, delivery of the certificate for cancellation and issuance of a new certificate shall not be a condition for the effectiveness of any Pledge Transfer.

(e) The Company shall maintain books for the purpose of registering the transfer of limited liability company interests of the Company. Except in connection with any Pledge Transfer, the transfer of any portion of the limited liability company interests of the Company represented by an LLC Certificate shall be effective upon registration of the transfer in the Company’s books.

(f) In the event of any conflict or inconsistency between the terms, provisions and conditions of this Section 33 and any other terms, provisions and conditions of this Agreement, the terms, provisions and conditions contained in this Section 33 shall control and govern.

Section 34. Single Purpose / Separateness.

(a) Until such time as the Obligations shall be paid and performed in full, the Company shall perform and adhere to the covenants and agreements set forth in Exhibit B attached hereto.

(b) As long as any portion of the Obligations (other than Obligations which by their terms survive repayment) remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) the Company’s last Member may not resign, and (ii) no additional member shall be admitted to the Company.

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(c) As long as any portion of the Obligations (other than Obligations which by their terms survive repayment) remains outstanding: (i) the Company shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company, unless the business of the Company is continued in a manner permitted by this Agreement or the Act, or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than (A) upon an assignment by the member of the Company of all of its limited liability company interests in the Company and the admission of the transferee, if permitted pursuant to this Agreement and the Loan Documents, or (B) the resignation of the member of the Company and the admission of an additional member of the Company, if permitted pursuant to this Agreement and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company agree in writing (1) to continue the existence of the Company and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the member of the Company in the Company; (iii) the bankruptcy of any member of the Company shall not cause such member to cease to be a member of the Company, and upon the occurrence of such event, the business of the Company shall continue without dissolution; (iv) in the event of the dissolution of the Company, then the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets and properties of the Company in an orderly manner), and the assets and properties of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, the Member hereby irrevocably waives any right or power that it might have to cause the Company or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of the Company, to compel any sale of all or any portion of the assets or properties of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.

[remainder of page intentionally left blank]

[signatures on following page]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Operating Agreement as of the date first set forth above.

COMPANY: [_______________ ],
a Delaware limited liability company

By:	Versity Investments, LLC, a Delaware limited liability company, its manager

By:
Name:
	Its:	Authorized Signatory

MEMBER:

[VERSITY EQUITYCO, LLC, a Delaware limited liability company,

By:	Versity Investments, LLC, a Delaware limited liability company, its manager
By:
Name:
	Its:	Authorized Signatory]

[VERSITY EQUITYCO II, LLC, a Delaware limited liability company,

By:	Versity Invest, LLC, a Delaware limited liability company, its manager
By:
Name:
	Its:	Authorized Signatory]

139

INITIAL MANAGER:
[VERSITY INVESTMENTS, LLC, a Delaware limited liability company,

By:
Name:
Its:	Authorized Signatory]

[VERSITY INVEST, LLC, a Delaware limited liability company,

By:
Name:
Its:	Authorized Signatory]

140

SCHEDULE A

A.        Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement. When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Administrative Agent” means Knights Hill Ireland II DAC, as administrative agent under the Loan Agreement, together with its successors and assigns.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a direct familial relationship, by blood, marriage or otherwise with the Company or any Affiliate of the Company.

“Applicable DST” means [________ ], a Delaware statutory trust.

“Applicable DST Trust Agreement” means the trust agreement for the Applicable DST dated as of [_______ ] wherein the Company is the Depositor.

“Basic Documents” means this Agreement, the Applicable DST Trust Agreement, the Master Lease and all documents and certificates contemplated thereby or delivered in connection therewith.

“Borrower Pledge Agreement” means that certain Pledge Agreement, dated as of [_____ ],

by the initial Member, in favor of Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on [__________].

“Collateral Agent” means Knights Hill Ireland II DAC, as collateral agent under the Loan Agreement, together with its successors and assigns.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, ten percent (10%) or more of the ownership interests.

“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

141

“Equity Collateral” has the meaning assigned to “Collateral” in the Borrower Pledge Agreement.

“Equity Interest” has the same meaning as used in the Loan Agreement.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Lender(s)” means, collectively, the lenders from time to time party to the Loan Agreement, and their successors and assigns with respect to the Loan.

“Loan Agreement” means that certain Senior Secured Term Loan Agreement, dated as of

[_______ ], 2021, by and among the initial Member, as borrower, [Versity EquityCo, LLC][Versity EquityCo II, LLC], a Delaware limited liability, as borrower, the Lenders, the Administrative Agent and the Collateral Agent, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Loan Documents” has the meaning set forth in the Loan Agreement.

“Member” shall initially mean [Versity EquityCo, LLC][Versity EquityCo II, LLC], a Delaware limited liability company and includes any person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company

“Member Operating Agreement” means that certain [Amended and Restated] Limited

Liability Company Agreement of the initial Member, dated as of [________ ].

“Master Lease” means the Master Lease for the Property by and between the Applicable DST, as landlord, and an Affiliate of the Company, as tenant, dated as of the date of the closing of the acquisition of the Property by Applicable DST.

“Obligations” has the same meaning as used in the Loan Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, organization, whether or not a legal entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Transfer” means the taking of possession or control of the Equity Collateral or any portion thereof (other than the physical possession of any certificates evidencing the Equity Collateral) pursuant to the exercise of Collateral Agent’s rights and remedies under the Borrower Pledge Agreement, any proceeding or foreclosure or the taking of a bill of sale or assignment in lieu of any proceeding or foreclosure, or other negotiated settlement in lieu of any such proceeding or foreclosure.

142

“Property” shall mean the real estate, together with all buildings, structures, fixtures and improvements located thereon, as further described in Exhibit A of the Applicable DST Trust Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of

Delaware.

B. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

143

SCHEDULE B

Member

Name	Capital Contribution	Membership Interest
[Versity EquityCo, LLC][Versity EquityCo II, LLC, a Delaware limited liability company 20 Enterprise, Suite 400, Aliso Viejo, CA 92656]	$100.00	100%

144

EXHIBIT A

Form of Certificate

THIS CERTIFICATE EVIDENCES [__]% OF THE LIMITED LIABILITY COMPANY INTEREST IN [____________________ ] AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE STATES OF DELAWARE AND NEW YORK. THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS RESTRICTED UNDER THE TERMS OF THE AGREEMENT (AS DEFINED BELOW) AND ANY PURPORTED TRANSFER NOT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT WILL BE VOID AB INITIO.

Certificate Number [__]	[__]% of the Limited Liability Company Interests

[______________________ ], a Delaware limited liability company (the “Company”), hereby certifies that [___________ ] (together with any assignee of this Certificate, the “Holder”) is the registered owner of [__]% of the limited liability company interest in the Company (the “Interests”). The rights, powers, preferences, privileges, restrictions (including transfer restrictions) and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company, dated as of [__], 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). The transfer of this Certificate and the Interests represented hereby is restricted as described in the Agreement. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all of the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests. Transfer of any or all of the Interests evidenced by this Certificate is subject to certain restrictions in the Agreement and can be effected only after compliance with all of those restrictions.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioner on Uniform State Laws and approved by the American Bar Association on February 14, 1995. This Certificate and the Interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the Manager of the Company as of the date set forth below.

Dated: [_______ ], 20[        ]

[VERSITY INVESTMENTS, LLC,] [VERSITY INVEST, LLC] Delaware limited liability company, Manager of the Company

By:
Name:
Its:	Authorized Signatory

145

EXHIBIT B

Single Purpose Entity/Separateness

In order to preserve and ensure the Company’s separate and distinct limited liability company identity, in addition to the other provisions set forth in the Agreement, the Company shall at all times on and after the date hereof conduct its affairs in accordance with the following provisions (initially capitalized terms used in this Exhibit B and not otherwise defined in this Agreement, shall have the meanings ascribed in the Loan Agreement):

(i) the Company (I) has been, is, and will be organized solely for the purpose of (A) owning the Equity Interests in the Applicable DST and (B) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, and (II) has not owned, does not own, and will not own any asset or property other than Equity Interests in the Applicable DST;

(ii) the Company, has not owned, does not own, and will not own any asset or property other than the Equity Interests in the Applicable DSTs.

(iii) to the fullest extent permitted by law, the Company has not engaged in, sought, or consented to and will not engage in, seek or consent to any dissolution, winding up, termination, liquidation, consolidation or merger, in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not engaged in, sought, or consented to and will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its certificate of formation or Governing Documents in a manner that amends, modifies, replaces, deletes or supplements the provisions hereof;

(iv) the Company has not failed and will not fail to correct any known misunderstanding regarding the separate identity of itself;

(v) the Company has not and will not, without the unanimous consent of its members and the consent of the Administrative Agent, commenced or commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event;

(vi) the Company has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person; provided, however, that such entity’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notations were made on such consolidated financial statements to indicate the separateness of such entity and such Affiliate and to indicate that such entity’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such entity’s own separate balance sheet;

(vii) the Company has maintained and will maintain its books, records, resolutions and agreements as official records;

146

(viii) the Company has not commingled and will not commingle its funds or other assets with those of any other Person except as expressly contemplated by the Loan Documents;

(ix) the Company has not listed (and is not aware of any listing) its assets on the financial statements of any other Person; provided, however, that the Company’s assets may have been included in a consolidated financial statement of the Company’s Affiliates; provided that, if applicable, (I) appropriate notations were made on such consolidated financial statements to indicate the separateness of the Company and such Affiliate and to indicate that the Company’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (II) such assets were listed on the Company’s own separate balance sheet;

(x) the Company has filed and will file its own Tax returns (to the extent required to file any Tax returns), has not filed and will not file a consolidated federal income Tax return with any other Person, and will continue to be a disregarded entity or a partnership for U.S. federal income Tax purposes;

(xi) the Company has been, is, and intends to remain solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into a Borrower) as the same shall become due, and has given and will give prompt written notice to Administrative Agent of the insolvency or Bankruptcy Action with respect to any Loan Party, any Guarantor or any Sponsor, or the death or Disability of any Key Person;

(xii) the Company (I) has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, (II) has not terminated or failed to comply in any material respect with and will not terminate or fail to comply in any material respect with the provisions of its Governing Documents with respect to any of the matters set forth in in Section 34 and (III) without the prior written consent of Administrative Agent, has not and will not, amend, modify or otherwise change any of its Governing Documents with respect to any of the matters set forth in Section 34;

(xiii) the Company does not have and will not voluntarily incur any Indebtedness other than the Permitted Indebtedness;

(xiv) the Company has not assumed, guaranteed or become obligated for or held out its credit and will not assume, guarantee, become obligated for or hold out its credit, as being available to satisfy the debts or obligations of any other Person, or the decisions or actions respecting the daily business or affairs of any other Person (other than such decisions or actions made in connection with the management of such Person in accordance with the Governing Documents of such Person);

147

(xv) the Company has not acquired and will not acquire obligations or securities (other than the Collateral) of the Loan Parties or any other Person other than Permitted Investments;

(xvi) [RESERVED];

(xvii) the Company has not pledged and will not pledge its assets for the benefit of any Person other than the Secured Parties;

(xviii) the Company has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person, and has conducted and shall conduct business under its own name;

(xix) the Company has not made and will not make loans to any Person;

(xx) the Company has not identified and will not identify itself or any of its Affiliates as a division or part of the other; provided, however, that such entity’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notations were made on such consolidated financial statements to indicate the separateness of such entity and such Affiliate and to indicate that such entity’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such entity’s own separate balance sheet;

(xxi) except as permitted under the Loan Documents, the Company has not entered and will not enter into any contract or agreement with any Borrower, the Depositors, Parents, the DSTs or any other Affiliate;

(xxii) the Company has maintained and, to the extent cash flow from the sale of the DST Interests is sufficient, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, and shall not make any distributions to any Loan Party or other Affiliate thereof that would cause such Loan Party or any DST to fail to maintain such adequate capital;

(xxiii) the Company has not permitted and will not permit any Affiliate independent access to its bank accounts except to the extent permitted or contemplated by the Loan Documents;

(xxiv) the Company has not and will not have any obligation to indemnify its officers, partners, directors or members unless such an obligation was and is fully subordinated to the Obligations and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such indemnity obligation;

(xxv) the Company has caused and will use reasonable efforts to cause its representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity; and

(xxvi) the Company has and will hold all of its assets in its own name and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

148

Exhibit H-1

[see attached]

149

EXHIBIT H

[FORM OF] LENDER JOINDER AGREEMENT

This Lender Joinder Agreement (“Agreement”) is being entered into as of [_______ ], 20[__], by and among [____________ ], a [_______ ] (the “New Lender”) and KHCA Funding LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (defined below).

RECITALS

This Agreement is being entered into in reference to the following facts:

A.Versity EquityCo, LLC, a Delaware limited liability company, as borrower, Versity EquityCo II, LLC, a Delaware limited liability company, as borrower, the Administrative Agent and the other agents and lenders party thereto have entered into a Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022 (as so amended and as may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time as of the date hereof, being hereafter referred to as the “Credit Agreement”). Capitalized terms that are used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

B.The New Lender and the Administrative Agent desire and intend by this Agreement, to add the New Lender as a Lender, all in accordance with the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

ARTICLE 1 - AGREEMENTS

1.1 Incremental Commitment.

(a)New Lender agrees, as of the Effective Date (as defined below), to provide a commitment to make its ratable portion of the Loan in the amount of $[_________________ ] (the “NewCommitment”) pursuant to the terms of this Agreement.

(b) The effective date for this Agreement (the “Effective Date”) shall be the date on which this Agreement, executed by the Administrative Agent and the New Lender, shall have been delivered to and accepted by the Administrative Agent.

1.2 Effective Date Consequences. On the Effective Date:

(a) This Agreement shall be accepted and recorded in the Register by the Administrative Agent;

150

(b)The Maximum Commitments, calculated after giving effect to this Agreement and all other similar agreements which become effective on the Effective Date, if any, will be $[_________ ]; and

(c) The New Lender’s (i) commitment will be $[_____________ ], and (ii) Applicable Percentage will be [___________ ]%, in each case, calculated after giving effect to this Agreement and all other similar agreements which become effective on the Effective Date, if any.

1.3 Commitment. From and after the Effective Date, the New Commitment shall be deemed a commitment from the New Lender to make its ratable portion of the Loan, and the New Lender shall be deemed a party to the Credit Agreement and shall have all of the rights and obligations of a Lender and Indemnified Party under the Credit Agreement and under the other Loan Documents.

1.4 New Lender Confirmation. By executing this Agreement, the New Lender hereby:

(a) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

(b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;

(c) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(d) confirms that it is an Eligible Assignee, as such term is defined in the Credit Agreement; and

(e) agrees that it will perform in accordance with all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

1.5 Representations and Warranties. Each of the parties hereby represents and warrants that

(a) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite organizational action and (b) as of the Effective Date this Agreement shall constitute, a legal, valid and binding obligation with respect thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

1.6 New Lender Address. The address of the New Lender for purposes of Section 13.2 of the Credit Agreement is as follows: [________ ], attention [____________ ], facsimile number[________ ], and email address: [____________ ].

151

ARTICLE 2 – GENERAL TERMS

EXHIBIT H TO CREDIT AGREEMENT

2.1 Successors and Assigns. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of such parties, their respective successors and permitted assigns, subject to the terms of the Credit Agreement.

2.2 Governing Law, Jurisdiction, and Venue Jury Trial. Sections 13.3, 13.12, and 13.13 of the Credit Agreement are hereby incorporated by reference as though fully set forth in this Agreement.

2.3 Amendments. This Agreement may only be changed, modified or varied by written instrument signed by an authorized officer of each party.

2.4 Counterparts.

(a) This Agreement, and any modifications, amendments or supplements hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Executed copies of the signature pages of this Agreement transmitted electronically in Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

(b) Any party delivering an executed counterpart of this Agreement by PDF also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

2.5 Final, Integrated Agreement. This Agreement and any agreement referred to herein integrate all terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof. The terms hereof may not be contradicted by any evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

[Signature Page Follows]

152

EXHIBIT H TO CREDIT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement by and through its duly authorized officer as of the date and year first-above written.

“NEW LENDER”

[__]

By:
Name:
Title:

“ADMINISTRATIVE AGENT” KHCA FUNDING LLC

By:	Crayhill Principal Strategies Partners LLC, its Manager

By
Name:	Joshua P. Eaton
Title:	President

Signature Page to Lender Joinder Agreement

153

Schedule 8.2

[see attached]

154

Versity EquityCo II, LLC

2022 Budget

	4/30/2022	5/31/2022	6/30/2022	7/31/2022	8/31/2022	9/30/2022	10/31/2022	11/30/2022	12/31/2022	Total
Revenue	-	-	-	-	-	-	-	-	-	-
Bank Fees	-	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(8,000)
Audit Expense	-	-	-	-	-	-	-	-	(50,000)	(50,000)
2022 Tax Return	-	-	-	-	-	-	-	-	(5,000)	(5,000)
Filing/Formation Fees	(25,000)	-	-	-	-	-	-	-	-	-
Other Expenses	-	-	-	-	-	-	-	-	-	-
Total Expenses	(25,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(56,000)	(63,000)
Net Loss	(25,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(56,000)	(63,000)

155

Exhibit I

[see attached]

156

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May 27, 2021 (as may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and between Versity EquityCo, LLC, a Delaware limited liability company (the “Grantor”), and KHCA Funding LLC, in its capacity as collateral agent (together with its successors and assigns, “Collateral Agent”), for the benefit of itself, the lenders from time to time party to the Loan Agreement (as defined below) (collectively, “Lenders”), and KHCA Funding LLC, in its capacity as administrative agent (together with its successors and assigns, “Administrative Agent”; and, together with Collateral Agent and Lenders, collectively or individually as the context may require, “Secured Party”).

WHEREAS, the Grantor, Lenders, Collateral Agent and Administrative Agent have entered into that certain Senior Secured Term Loan Agreement, dated as of the date hereof (as may be  amended, restated, amended and restated, replaced, supplemented or otherwise modified from time  to time, the “May 27, 2021 (the “Existing Loan Agreement”), pursuant to which, under the terms and conditions set forth therein, Lenders have agreed to extend the Maximum Commitment and to make the Loan for the uses provided for therein;

WHEREAS, the Existing Loan Agreement has been amended by that certain First Amendment, dated as of April 12, 2022 (as so amended and as may be further  amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Versity EquityCo II, LLC, a Delaware limited liability company (“EquityCo      II”) joined the Existing Loan Agreement as a Borrower,

WHEREAS, this Agreement is given by the Grantor in favor of Secured Party to secure (i) the principal of and premium, if any, and interest at the rate specified in the Loan Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, and (ii) the performance and discharge of the Obligations ((i) and (ii) collectively, the “Secured Obligations”);

WHEREAS, in order to induce Secured Party to enter into the Loan Agreement and the other Loan Documents and to extend the Maximum Commitment and make the Loan to the Grantor, the Grantor has agreed to secure the payment and performance of all of the Secured Obligations in favor of Secured Party; and

WHEREAS, it is a condition precedent to the obligations of Lenders to extend the Maximum Commitment and make the Loan under the Loan Agreement that the Grantor execute and deliver this Agreement.

157

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Defined terms used in this Agreement shall have the meanings assigned to them herein; provided, that capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement, and capitalized terms used herein and not defined herein or in the Loan Agreement shall have the meanings assigned to such terms in the UCC.

(b) For all purposes of this Agreement, except as otherwise expressly provided, the rules of interpretation set forth in the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

(c) “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, perfection, or the effect of perfection, priority or non-perfection, of a security interest in any of the Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, priority, or effect of perfection or non-perfection or availability of such remedy, as the case may be.

(d) “Collateral” shall mean all of the Grantor’s right, title and interest in and to all personal and real property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance policies (including key man policies, if any), insurance proceeds, cash, any swap agreements, deposit accounts, letter of credit rights, the Pledged Equity Interests and other securities (including Equity Interests), and any proceeds of, or any products or income from any of the foregoing. Without limiting the foregoing language, the Collateral shall include each and all of the following particular rights and properties (in each case, wherever located and to the extent they are now owned, presently existing, hereafter acquired or created by the Grantor):

(i) all proceeds (as defined in Section 9-102(64) of the UCC) including cash proceeds (as defined in Section 9-102(9) of the UCC) and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing; and

(ii) all “accounts”, “deposit accounts”, “general intangibles”, “instruments”, “securities” and “investment property” (in each case as defined in the UCC) constituting or relating to the foregoing.

158

2. Grant of Security Interest. The Grantor hereby pledges, assigns and grants to Collateral Agent, for the benefit of Secured Party, and hereby creates a continuing first priority lien and security interest in favor of Collateral Agent, for the benefit of Secured Party, in and to all of its right, title and interest in and to the Collateral, wherever located, whether now existing or hereafter from time to time arising or acquired.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of the Secured Obligations.

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be requested by Collateral Agent with respect to all Collateral, take all actions immediately after request therefor to perfect the security interest of Collateral Agent in the Collateral, including with respect to all Collateral for which security interests therein may be perfected by control pursuant to Section 9-314(a) of the UCC, take all actions immediately after request therefor so that control of such Collateral within the meaning of Sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, is obtained and at all times held by Collateral Agent. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) Concurrently with the execution and delivery of this Agreement, the Grantor shall deliver to Collateral Agent a DACA Agreement, executed by Grantor and the financial institution maintaining such Account, with respect to each Account and, all cash, funds, checks, notes and instruments from time to time on deposit in any such accounts included in the Collateral.

(c) The Grantor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statement and amendment thereto that contain the information required by Article 9 of the UCC of the jurisdiction for the filing of any financing statements or amendments relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by Collateral Agent pursuant to this Section 4(c) to Collateral Agent immediately following request therefor.

(d) The Grantor hereby further authorizes Collateral Agent to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.

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(e) If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall endorse, assign and deliver the same to Collateral Agent immediately following receipt thereof, accompanied by such instruments of transfer or assignment duly executed in blank as Collateral Agent may from time to time specify.

(f) If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall notify Collateral Agent immediately following Grantor’s knowledge thereof in a writing signed by the Grantor of the particulars thereof and grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent.

(g) If any Collateral is at any time in the possession of a bailee, the Grantor shall notify Collateral Agent immediately following Grantor’s knowledge thereof and, at Collateral Agent’s request and option, shall use reasonable best efforts to obtain an acknowledgment from the bailee, in form and substance satisfactory to Collateral Agent, that the bailee holds such Collateral for the benefit of Collateral Agent and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of Collateral Agent as to such Collateral.

(h) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect or protect any security interest granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b) The information set forth in any Perfection Certificate delivered in connection herewith, in the form attached as Exhibit A hereto (each, a “Perfection Certificate”), is true, correct and complete in all respects.

(c) Any Collateral consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. The Grantor holds no commercial tort claims. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the UCC. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. The Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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(d) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others, except for the security interest created by this Agreement and the other Loan Documents and the Permitted Liens.

(e) The pledge of the Collateral pursuant to this Agreement and filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect, creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(f)The Grantor has full power, authority and legal right to execute and deliver the Loan Agreement and this Agreement, to pledge the Collateral and to perform fully and completely all of its other obligations thereunder and hereunder.

(g) Each of this Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(h) No authorization, approval, or other action by, and no notice to or filing (other than UCC financing statements) with, any governmental authority, regulatory body or any other entity is required for the borrowing of the Loan and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Loan Agreement and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder and hereunder.

(i) The execution and delivery of the Loan Agreement and this Agreement by the Grantor, and the performance by the Grantor of its obligations thereunder and hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is a party or by which it or its property is bound.

(j) The Grantor has taken all action required on its part for control (as defined in Sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by Collateral Agent over all Collateral with respect to which such control may be obtained pursuant to the UCC. Except as permitted under the Loan Agreement, no Person other than Collateral Agent has control or possession of all or any part of the Collateral.

6. Covenants. The Grantor covenants as follows:

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(a) The Grantor will not, without providing at least thirty (30) days’ prior written notice to Collateral Agent, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions requested by Collateral Agent to maintain the perfection and priority of Collateral Agent’s security interest in the Collateral.

(b)The Collateral, to the extent not delivered to or controlled by Collateral Agent pursuant to Section 4, will be kept at those locations listed on Section II(D) of the Perfection Certificate delivered as of the most recent date, and the Grantor will not remove the Collateral from such locations without providing at least thirty (30) days’ prior written notice to Collateral Agent. The Grantor will, prior to any change described in the preceding sentence, take all actions required by Collateral Agent to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

(c) For so long as this Agreement shall remain in effect, the Grantor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of Collateral Agent therein against the claim of any person claiming against or through the Grantor, maintain and preserve such perfected first priority security interest and not take any action that would impair the perfection thereof.

(d) The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or in the Loan Agreement or with the prior written consent of the Collateral Agent.

(e) The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit Collateral Agent, or its designee, to inspect the Collateral, at any reasonable time, upon reasonable prior written notice, wherever located.

(f) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(g) The Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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(h) On the Closing Date and within 45 days after the end of each calendar quarter, the Grantor shall execute and deliver to the Collateral Agent a true, correct and complete Perfection Certificate, in form attached hereto as Exhibit A.

7. Collateral Agent Appointed Attorney-in-Fact.

(a) The Grantor hereby appoints Collateral Agent as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in Collateral Agent’s discretion to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but Collateral Agent shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

(b) Without limiting the foregoing or any other rights or powers granted by this Agreement to Collateral Agent, upon the occurrence and during the continuance of an Event of Default, Collateral Agent is hereby appointed the attorney-in-fact of Grantor, which appointment as attorney-in-fact is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Collateral Agent may deem necessary or advisable during the continuance of an Event of Default to accomplish the purposes hereof, including:

(i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above;

(iii) to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent, with respect to any of the Collateral;

(iv) to execute, in connection with the sale provided for in Section 10 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral; and

(v) to vote and give consents, ratifications and waivers with respect to the Collateral.

(c) If so requested by Collateral Agent, Grantor shall ratify and confirm any such sale or transfer by executing and delivering to Collateral Agent at Grantor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request. Following the repayment and performance of the Secured Obligations, Collateral Agent shall execute such documentation as is reasonable and customary to evidence the termination of the power to act as attorney-in-fact for Grantor.

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8. Collateral Agent May Perform. If the Grantor fails to perform any obligation contained in this Agreement, Collateral Agent may itself perform, or cause performance of, such obligation, and the expenses of Collateral Agent incurred in connection therewith shall be payable by the Grantor; provided, that Collateral Agent shall not be required to perform or discharge any obligation of the Grantor.

9. Reasonable Care. Collateral Agent shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Collateral Agent of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor's part to be performed or observed in respect of any of the Collateral.

10. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a) Collateral Agent may, without notice to or demand upon the Grantor, assert all rights and remedies of a secured party under the UCC or other applicable law, including the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Grantor Borrower Representative at its notice address as provided in Section 17 hereof at least ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Collateral Agent may sell such Collateral on such terms and to such purchaser(s) as Collateral Agent in its sole and absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations held by it as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Collateral Agent shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

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(b) Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Collateral Agent to the payment of expenses incurred by Collateral Agent in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

(c) If Collateral Agent shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section 10, the Grantor agrees that, upon request of Collateral Agent, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11. Security Interest Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. To the extent permitted by applicable law, all rights of Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

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(a) any illegality or lack of validity or enforceability of any Secured Obligations or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of this Agreement and the Loan Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against Secured Party; or

(g) any other circumstance (including any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.

12. Conflicts. In the event of any conflict between any provision in this Agreement and any provision in the Borrower Pledge Agreement, such provision of the Borrower Pledge Agreement shall control.

13. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 14, remain in full force and effect until payment and performance in full of the Secured Obligations (other than unasserted contingent obligations), (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of Secured Party and their successors, transferees and assigns; provided, that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent. Without limiting the generality of the foregoing clause (c), any assignee of Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall become vested with all the applicable benefits granted to Secured Party herein.

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14. Termination; Release. On the date on which all the Secured Obligations have been paid and performed in full (other than unasserted contingent obligations), Collateral Agent will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Collateral Agent, together with any monies at the time held by Collateral Agent hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

15. Amendments, Etc. Unless expressly stated otherwise in the Loan Agreement or herein, no amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective without the prior written consent of Collateral Agent and the Grantor. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. No Waiver; Cumulative Remedies. No failure by Collateral Agent or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of Secured Party herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

17. Notices.

(a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be either (i) in writing and delivered by nationally recognized courier service or otherwise or (ii) by electronic mail, at the addresses of the parties hereto as set forth below:

If to Collateral Agent: c/o Crayhill Capital Management LP

34 East 51st Street, 15th Floor

New York, NY 10022

Attention: Joshua P. Eaton

Email: jeaton@crayhill.com

With a copy to:Akin Gump Strauss Hauer & Feld LLP

2001 K Street N.W.

Washington, DC 20006-1037

Attention: Blayne A. Grady

Fax: (202) 887-4288

Email: bgrady@akingump.com

If to Grantor: c/o Versity InvestmentsBorrower Representative

20 Enterprise, 4th Floor

Aliso Viejo, California 92565

Attention: Legal Department

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With a copy to:Mosley LLP

620 Newport Center Drive, 11th Floor

Newport Beach, CA 92660

Attention: Paul Mosley

Email: pmosley@mosleyllp.com

(b) Each of Grantor and Collateral Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(c) Administrative Agent, Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Grantor, even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. Grantor shall jointly and severally with EquityCo II  indemnify Collateral Agent, Administrative Agent and each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Grantor.

18. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Collateral Agent and when Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of any executed counterpart of this Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party hereto delivering an executed counterpart by facsimile TIFF, or PDF shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

19. Reliance by Secured Party. Secured Party is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

20. GOVERNING LAW.

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(a)THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND THE LOAN MADE BY LENDERS AND ACCEPTED BY GRANTOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES HERETO AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE, AND/OR THE LOAN AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST SECURED PARTY OR GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT SECURED PARTY’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY DESIGNATE AND APPOINT:

Neil O’Halloran, Esq.

O’Halloran Ryan PLLC

275 Madison Avenue, 36th Floor

New York, New York 10016

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (I) SHALL GIVE PROMPT WRITTEN NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

23. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. This Agreement, and all covenants, promises and agreements herein, shall be binding upon and shall inure to the benefit of Grantor and Secured Party, and their respective successors and assigns, except that Grantor may not assign any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRANTOR:

VERSITY EQUITYCO, LLC, a Delaware limited liability company

By:	Versity Investments, LLC, a Delaware limited liability company, its Manager

By:
Name:
	Title:	Authorized Signatory

[Signatures Continue on Following Page]

Signature Page to Security Agreement

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COLLATERAL AGENT: KHCA FUNDING LLC,

By:	Crayhill Principal Strategies Partners LLC, its Manager

By:
	Name:	Joshua P. Eaton
	Title:	President

Signature Page to Security Agreement

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EXHIBIT A

PERFECTION CERTIFICATE

[_________], 20[__]

Reference is hereby made to that certain SECURITY AGREEMENT, dated as of May 27, 2021 (as may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Agreement”), made by and between Versity EquityCo, LLC a Delaware limited liability company (the “Grantor”), and KHCA Funding LLC, in its capacity as collateral agent (together with its successors and assigns, “Collateral Agent”), for the benefit of itself, the lenders from time to time party to the Loan Agreement (as defined belowin the Agreement) (collectively, “Lenders”), and KHCA Funding LLC, in its capacity as administrative ________ agent (together with its successors and assigns, “Administrative Agent”; and, together with Collateral Agent and Lenders, collectively or individually as the context may require, “Secured Party”). This Perfection Certificate is delivered pursuant to Section 6(h) of the Agreement.

The undersigned hereby certifies to Secured Party as follows:

I. CURRENT INFORMATION

A. Legal Name, Organization, Jurisdiction of Organization and Organizational  Identification Numbers. The full and exact legal name (as it appears on the certificate of formation of the Grantor as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax identification number) of the Grantor is as follows:

Type of Organization
	(e.g., corporation,	Jurisdiction of	Organizational
	limited liability company,	Organization/	Identification
Name of the Grantor	limited partnership)	Formation	Number

Versity EquityCo, LLC	Limited liability company	Delaware

B. Chief Executive Offices and Mailing Addresses. The chief executive office address and the preferred mailing address (if different than chief executive office or residence) of the Grantor is as follows:

Address of Chief Executive	Mailing Address (if different than
Office	CEO)
[ ● ]	[ ● ]

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C. Special Debtors. Except as specifically identified below, the Grantor is not: (i) a transmitting utility (as defined in Section 9-102(a)(80)), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35)), (iii) a trust, (iv) a foreign air carrier within the meaning of the Federal Aviation Act of 1958, as amended or (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof.

[None.]

D. Changes in Names, Jurisdiction of Organization or Corporate Structure.

Except as set forth below, the Grantor has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

[None.]

E. Acquisitions of Equity Interests or Assets.

Except as set forth below, the Grantor has not acquired the equity interests of another entity or substantially all of the assets of another entity within the past five (5) years:

Acquired Entity	Date of Acquisition	Description of Acquisition
[ ● ]	[ ● ]	[ ● ]

F. Corporate Ownership and Organizational Structure.

Attached as Schedule I hereto is a true and correct chart showing the ownership relationship of the Grantor and all of its direct or indirect affiliates.

II. INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property

1. Equity Interests. Set forth below is a list of all equity interests owned by the Grantor together with the type of organization which issued such equity interests (e.g., corporation, limited liability company, partnership or trust):

Issuer	Type of	% of	Certificate No. (if
		Interest	uncertificated,
	Organization	Pledged	please indicate so)

[ ● ]	[ ● ]	[ ● ]	[ ● ]

174

2. Securities Accounts. Set forth below is a list of all securities accounts in which the Grantor customarily maintains securities or other assets having an aggregate value in excess of $10,000:

Name of Account	Account Number	Name & Address of Financial
Institutions

[ ● ]	[ ● ]	[ ● ]

3. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which the Grantor customarily maintains in excess of $10,000:

Name of Account	Account Number	Name & Address of
Financial Institutions

[Collection Account]	[ ● ]	Citi Bank, N.A.
[Core Asset Cost Account]	[ ● ]	Citi Bank, N.A.
[Operating Account]	[ ● ]	Citi Bank, N.A.
[Reinvestment Account]	[ ● ]	Citi Bank, N.A.
[DST Reserve Account]	[ ● ]	Citi Bank, N.A.

4. Debt Securities & Instruments.Set forth below is a list of all debt securities and instruments owed to the Grantor in the principal amount of greater than $10,000:

[None.]

B. Intellectual Property. Set forth below or attached hereto as an exhibit is a true and complete list of (i) substantially all United States, state and foreign registrations of and applications for copyrights, patents, and trademarks owned by the Grantor, including, without limitation, all such registrations and applications which are material to the business of the Grantor,

(ii)all intellectual property material to the business of the Grantor not listed pursuant (i) above, and

(iii)all intellectual property licenses material to the business of the Grantor to which the Grantor is a party or by which the Grantor is bound:

1. Copyrights, Copyright Applications and Copyright Licenses

[None.]

2. Patents, Patent Applications and Patent Licenses

[None.]

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3. Trademarks, Trademark Applications and Trademark Licenses

[None.]

4. Domain Names

[None.]

5. Intellectual Property Licenses[None.]

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below, no persons (including, without limitation, warehousemen and bailees) other than the Grantor have possession of any material amount (fair market value of $10,000 or more) of tangible personal property of the Grantor:

[None.]

D. Real Estate Related UCC Collateral Fixtures. Set forth below are all the locations where the Grantor or any Subsidiary (as defined in the Loan Agreement) owns or leases any real property:

Project Name/City/State	County	Owned or
Leased
[ ● ]	[ ● ]	[ ● ]

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Perfection Certificate as of the date first above written.

GRANTOR:

VERSITY EQUITYCO, LLC

a Delaware limited liability company

By:	Versity Investments, LLC, its Manager,

By:
Name:
Title:

Signature Page to Perfection Certificate

177

SCHEDULE I

STRUCTURE CHART

(See attached)

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